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As filed with the Securities and Exchange Commission on February 18, 2000

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MERRILL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	2750	41-0946258
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

See table of additional registrants on next page

One Merrill Circle
St. Paul, Minnesota 55108
Telephone No.: (651) 646-4501
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Steven J. Machov
Vice President, General Counsel and Secretary
Merrill Corporation
One Merrill Circle
St. Paul, Minnesota 55108
Telephone No.: (651) 646-4501
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Amy E. Culbert
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402
(612) 607-7000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

12% Series B Senior Subordinated Notes due 2009	$140,000,000	100%	100%	$36,960

Guarantees	—	—	—	—

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) under the Securities Act of 1933.
(2)
Calculated pursuant to Rule 457(f) under the Securities Act. No registration fee is required with respect to the Guarantees under Rule 457(n).

   We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code of Registrant's Principal Executive Offices

Merrill Communications LLC	Delaware	2750	41-0946258	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
Merrill Real Estate Company	Minnesota	2750	41-1814548	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
Merrill/Magnus Publishing Corporation	Minnesota	2750	41-1631198	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
Merrill/New York Company	Minnesota	2750	13-3189038	225 Varick Street New York, New York 10014 (212) 620-5600
Merrill/May Inc.	Minnesota	2750	41-1766390	4110 Clearwater Road St. Cloud, Minnesota 56301 (320) 656-5000
Merrill/Alternatives, Inc.	Minnesota	2750	41-1942608	12849 Industrial Park Blvd. Plymouth, Minnesota 55441 (612) 550-0797
Merrill International Inc.	Minnesota	2750	41-1955344	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
FMC Resource Management Corporation	Washington	2750	91-0950018	14640 172nd Drive SE Monroe, Washington 98272 (360) 794-3157
Merrill Training & Technology, Inc.	Minnesota	2750	41-1867060	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
Merrill/Global, Inc.	Minnesota	2750	41-1882477	One Merrill Circle St. Paul, Minnesota 55108 (651) 646-4501
Merrill/Executech, Inc.	Minnesota	2750	41-1912010	444 Westport Avenue, 2nd Floor Norwalk, Connecticut 06851 (203) 846-3000
Merrill/Daniels, Inc.	Minnesota	2750	36-4281828	40 Commercial Street Everett, Massachusetts 02149 (617) 389-7900

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2000

PROSPECTUS

[LOGO]

OFFER TO EXCHANGE
$140,000,000 12% SERIES B SENIOR SUBORDINATED NOTES DUE 2009
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
FOR $140,000,000 OUTSTANDING UNREGISTERED
12% SERIES A SENIOR SUBORDINATED NOTES DUE 2009

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON              ,               , 2000, UNLESS WE EXTEND IT.

Terms of the Exchange Offer

• We are offering to exchange registered 12% Series B Senior Subordinated Notes due 2009 for all of the old unregistered 12% Series A Senior Subordinated Notes due 2009.

• Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

• The terms of the exchange notes will be identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes will not be applicable to the exchange notes.

• This exchange offer is beneficial to you since your old notes are not registered with the Securities and Exchange Commission and may not be offered or sold without registration or an exemption from registration under federal and state securities laws. Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

• We will not receive any proceeds from the exchange offer.

• Norwest Bank Minnesota, N.A. is serving as the exchange agent. If you wish to tender your old notes, you must complete, execute and deliver, among other things, a letter of transmittal, to the exchange agent no later than 5:00 p.m., New York City time, on the expiration date.

• The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes.

• There is no public market for the old notes or the exchange notes, and the exchange notes will not be listed on any securities exchange or included in any automated quotation system. The old notes and exchange notes can be traded in the Portal Market.

• The exchange notes will have the same financial terms and covenants as the old notes, and will be subject to the same business and financial risks.

• See "Risk Factors" on page 15 of this prospectus for a discussion of risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THIS PROSPECTUS IS DATED            , 2000

    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

    In this prospectus, "Merrill," the "company," "we," "us" or "our" refer to Merrill Corporation and its subsidiaries, except where the context makes clear that the reference is only to Merrill Corporation itself and not its subsidiaries. "Merrill Communications LLC" refers to Merrill Communications LLC, a wholly owned subsidiary of Merrill Corporation. "DLJMB" refers to DLJ Merchant Banking Partners II, L.P. "DLJ Merchant Banking funds" and "DLJMB funds" refer to DLJ Merchant Banking Partners II, L.P. and certain of its affiliated funds.

    Our fiscal year ends on January 31 of each year. Unless the context indicates otherwise, whenever we refer in this prospectus to a particular fiscal year, we mean the fiscal year ending in that particular calendar year. When we refer to "pro forma" financial results, we mean the financial results of our company and our subsidiaries as if the merger with Viking Merger Sub, Inc., the related financings and the other transactions described under "Unaudited Pro Forma Consolidated Financial Data" had occurred at the beginning of the relevant time period.

PROSPECTUS SUMMARY

    This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this exchange offer, our company and our securities, we encourage you to read this entire prospectus.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

Old Notes	On November 23, 1999, we sold in a private transaction the old notes, which consist of $140.0 million aggregate principal amount of our 12% Series A Senior Subordinated Notes due 2009, to Donaldson Lufkin & Jenrette Securities Corporation, the initial purchaser. The initial purchaser then resold the old notes to qualified institutional buyers under Rule 144A of the Securities Act of 1933.
Simultaneously with the initial sale of the old notes, we entered into an A/B exchange registration rights agreement with the initial purchaser in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the old notes. We refer you to the information on page 25 under the heading "Exchange Offer—Purpose of the Exchange Offer."
The Exchange Offer	We are offering to exchange $1,000 principal amount of our 12% Series B Senior Subordinated Notes due 2009, which have been registered under the Securities Act, and which we refer to in this prospectus as the "exchange notes," for each $1,000 principal amount of our unregistered 12% Series A Senior Subordinated Notes due 2009, which we refer to in this prospectus as the "old notes."
We sometimes refer to the exchange notes and the old notes together in this prospectus as the "notes." Currently, $140.0 million principal amount of old notes are outstanding. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes are not applicable to the exchange notes.
Subject to the satisfaction or waiver of all of the conditions to the exchange offer described on page 32 under the heading "The Exchange Offer—Conditions to the Exchange Offer," we will exchange the exchange notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.
Upon completion of the exchange offer, there may be no market for the old notes, and if you failed to exchange your old notes, you may have difficulty selling them.
Resales of the Exchange Notes	Based on interpretations by the staff of the Securities and Exchange Commission, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you, without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, if you:
• acquire the exchange notes in the ordinary course of your business;
• are not engaging in and do not intend to engage in a distribution of the exchange notes;
• do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;
• are not an affiliate of us within the meaning of Rule 405 under the Securities Act; and
• are not a broker-dealer that acquired the old notes directly from us.
If any of these conditions is not satisfied and you transfer any exchange notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act.
In addition, if you are a broker-dealer seeking to receive exchange notes for your own account in exchange for old notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any offer to resell, resale or other transfer of the exchange notes that you receive in the exchange offer. We refer you to the information on page 134 under the heading "Plan of Distribution."
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2000, unless we extend it.
Withdrawal	You may withdraw the tender of your old notes at any time prior to the expiration of the exchange offer. We will return to you any of your old notes that are not accepted for exchange for any reason, without expense to you, promptly after the expiration or termination of the exchange offer.
Consequences of Failing to Exchange Your Old Notes	The exchange offer satisfies our obligations and your rights under the A/B exchange registration rights agreement. After the exchange offer is completed, you will not be entitled to any registration rights with respect to your old notes.
Therefore, if you do not exchange your old notes, you will not be able to reoffer, resell or otherwise dispose of your old notes unless:
• you comply with the registration and prospectus delivery requirements of the Securities Act; or
• you qualify for an exemption from the Securities Act requirements.
Interest on the Exchange Notes and the Old Notes	The exchange notes will bear interest at the rate of 12% per annum from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from November 23, 1999. Interest will be payable semi-annually on each May 1 and November 1, commencing May 1, 2000. No interest will be paid on the old notes following their acceptance for exchange. We refer you to the information on page 90 under the heading "Description of Exchange Notes."
Conditions to the Exchange Offer	The exchange offer is subject to the conditions described on page under the heading "The Exchange Offer—Conditions to the Exchange Offer." We reserve the right to terminate or amend the exchange offer at any time before the expiration date if any of these conditions are not satisfied. The exchange offer is not conditioned upon any minimum principal amount of outstanding old notes being tendered. We refer you to the information on page 32 under the heading "The Exchange Offer—Conditions to the Exchange Offer."
Exchange Agent	Norwest Bank Minnesota, N.A. is serving as exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the following address:
By Registered or Certified Mail: Norwest Bank Minnesota, N.A., Corporate Trust Operations, MAC N9303-121, P.O. Box 1517, Minneapolis, Minnesota 55480
By Regular Mail or Overnight Courier: Norwest Bank Minnesota, N.A., Corporate Trust Operations, MAC N9303-121, Sixth & Marquette Avenue, Minneapolis, Minnesota 55479
In Person by Hand Only: Norwest Bank Minnesota, N.A., 12th Floor—Northstar East Building, Corporate Trust Services, 608 Second Avenue North, Minneapolis, Minnesota
Questions and requests for assistance should be directed to the exchange agent at (612) 667-9764.
Procedures for Tendering Old Notes	If you wish to tender your old notes, you must cause the following to be transmitted to and received by the exchange agent no later than 5:00 p.m., New York City time, on the expiration date:
• a confirmation of the book-entry transfer of the tendered old notes into the exchange agent's account at The Depository Trust Company;
• a properly completed and duly executed letter of transmittal in the form accompanying this prospectus (with any required signature guarantees) or, at the option of the tendering holder in the case of a book-entry tender, an agent's message in lieu of the letter of transmittal; and
• any other documents required by the letter of transmittal.
Guaranteed Delivery Procedures	If you wish to tender your old notes and you cannot cause the old notes or any other required documents to be transmitted to and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date, you may tender your old notes according to the guaranteed delivery procedures described on page 30 under the heading "The Exchange Offer—Guaranteed Delivery Procedures."
Special Procedures for Beneficial Owners	If you are the beneficial owner of old notes that are registered in the name of your broker, dealer, commercial bank, trust company, or other nominee, and you wish to participate in the exchange offer, you should promptly contact the person in whose name your outstanding old notes are registered and instruct that person to tender your old notes on your behalf. We refer you to the information on page 28 under the heading "The Exchange Offer—Procedures for Tendering."
Representations of Tendering Holders	By tendering old notes pursuant to the exchange offer, you will, in addition to other customary representations, be required to represent to us that you:
• are acquiring the exchange notes in the ordinary course of business;
• are not engaging in or you do not intend to engage in a distribution of the exchange notes;
• have no arrangement or understanding with any person to participate in a distribution of the exchange notes;
• are not an affiliate of us, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act; and
• are not a broker-dealer tendering old notes acquired directly from us.
Acceptance of Old Notes and Delivery of Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all old notes that are properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will cause the exchange to be effected promptly after the expiration of the exchange offer.
Material United States Federal Income Tax Considerations	The exchange of old notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for United States federal income tax purposes. We refer you to the information on page 133 under the heading "Material United States Federal Income Tax Considerations."
Appraisal or Dissenters' Rights	You will have no appraisal or dissenters' rights in connection with the exchange offer.
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all expenses incident to the exchange offer.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

    The terms of the exchange notes will be identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes are not applicable to the exchange notes. The exchange notes will evidence the same debt as the old notes. The exchange notes and the old notes will be governed by the same indenture. For more complete information about the exchange notes, we refer you to the information on pages 90 through 133 under the heading "Description of Exchange Notes" in this prospectus.

Issuer	Merrill Corporation
Total Amount of the Exchange Notes Offered	$140.0 million principal amount of 12% Series B Senior Subordinated Notes due 2009.
Maturity	The exchange notes will mature on May 1, 2009.
Interest Rate	The exchange notes will bear interest at the rate of 12% per annum.
Interest Payment Dates	We will pay interest on the exchange notes semi-annually on May 1 and November 1, beginning May 1, 2000.
Optional Redemption	We may redeem some or all of the exchange notes at any time on or after November 1, 2004, in whole or in part, in cash at the redemption prices described on page 94 under the heading "Description of Exchange Notes—Optional Redemption," plus any accrued and unpaid interest to the date of redemption.
In addition, on or before November 1, 2002, we may redeem up to 35% of the aggregate principal amount of the exchange notes and old notes originally issued at a redemption price of 112.0% with the proceeds of public equity offerings within 90 days of the closing of a public equity offering. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the exchange notes and old notes originally issued remains outstanding.
Change of Control	If we sell substantially all of our assets or experience specific kinds of changes in control as described in more detail on pages 95 through 99 under the heading "Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control," we will be required to make an offer to purchase the exchange notes. The purchase price will equal 101% of the principal amount of the exchange notes on the date of repurchase, plus any accrued and unpaid interest to the date of repurchase.
Subsidiary Guarantees	The exchange notes will be jointly and severally guaranteed on an unsecured, senior subordinated basis by all of our existing wholly-owned domestic restricted subsidiaries and all future wholly-owned domestic restricted subsidiaries that guarantee Merrill Communication LLC's credit facility. We have not included separate financial statements for any of our subsidiary guarantors, however, we have provided combined information for all subsidiary guarantors.
If we cannot make payments on the exchange notes when they are due, our subsidiary guarantors must make them instead. These subsidiary guarantors are also guarantors, along with us, of Merrill Communications LLC's credit facility and are jointly and severally liable with us on a senior basis for these obligations. To secure the obligations under this credit facility, we pledged all of our limited liability company interests in Merrill Communications LLC and all of the stock of all Merrill Communications LLC's existing or future domestic restricted subsidiaries. We and the guarantor subsidiaries also granted security interests in, or liens on, substantially all other tangible and intangible assets of Merrill, Merrill Communications LLC and the guarantor subsidiaries.
Ranking	The exchange notes and the subsidiary guarantees will be general unsecured obligations of ours and will rank:
• behind all of our and our subsidiary guarantors' existing and future senior indebtedness and secured indebtedness, including any borrowings under Merrill Communications LLC's credit facility;
• equally with any of our and our subsidiary guarantors' future senior subordinated indebtedness, including trade payables;
• ahead of any of our and our subsidiary guarantors' future subordinated indebtedness; and
• effectively behind all of the liabilities of our subsidiaries that have not guaranteed the exchange notes.
At October 31, 1999, assuming the merger and the related financings had been completed at that time, the exchange notes and the subsidiary guarantees would have been subordinated to:
• $224.1 million of senior indebtedness; and
• $0.6 million of liabilities, including trade payables but excluding intercompany obligations, of our non-guarantor subsidiaries.
Basic Covenants of the Indenture	We will issue the exchange notes under an indenture with Norwest Bank Minnesota, N.A., as trustee. The terms of this indenture restrict our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness;
• create liens;
• engage in sale-leaseback transactions;
• purchase or redeem capital stock;
• make investments;
• sell assets;
• engage in transactions with affiliates; or
• effect a consolidation or merger.
These limitations are subject to a number of important qualifications and exceptions. We refer you to the information on pages 99 through 111 under the heading "Description of Exchange Notes —Covenants."
Events of Default	The indenture describes the circumstances that constitute events of default with respect to the exchange notes. We refer you to the information on pages 111 through 113 under the heading "Description of Exchange Notes—Events of Default and Remedies."
Use of Proceeds	We will not receive any proceeds from the exchange offer. For a description of the use of proceeds from the offering of the old notes, we refer you to the information on page 36 under the heading "Use of Proceeds."
Form of the Exchange Notes	The exchange notes will be represented by one or more permanent global securities in registered form deposited with Norwest Bank Minnesota, N.A., as custodian, for the benefit of The Depository Trust Company. You will not receive notes in registered form unless one of the events set forth on pages 116 through 118 under the heading "Description of Exchange Notes—Book-Entry, Delivery and Form" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.
Absence of a Public Market for the Exchange Notes	There has been no public market for the old notes, and no active public market for the exchange notes is currently anticipated. We do not intend to apply for a listing of the exchange notes on any securities exchange or inclusion in any automated quotation system. We cannot make any assurances regarding the liquidity of the market for the exchange notes, the ability of holders to sell their exchange notes or the price at which holders may sell their exchange notes. We refer you to the information on page 134 and 135 under the heading "Plan of Distribution."
Trustee	Norwest Bank Minnesota, N.A. is serving as the trustee under the indenture.

OUR COMPANY

    We are a diversified communications and document services company applying advanced information systems and intranet/Internet technology to provide a broad range of services to our financial, legal and corporate clients. Our services integrate traditional composition, imaging and printing services with document management, distribution, marketing and software solutions. This integrated approach helps streamline the preparation and distribution of business-to-business communications materials. We serve our domestic clients through 36 business centers in 28 cities throughout the United States, and our international clients through a strategic alliance and other relationships with local document service providers in Canada, Europe, Asia, Latin America and Australia.

    Our business strategy is to help our clients communicate more effectively with their clients. We pursue this strategy by providing a total outsourcing solution for all of our clients' business-to-business communications and document needs. As part of our strategy, we focus on specific client segments that have substantial and complex communications requirements for which we develop an expertise that we believe provides us with a significant competitive advantage. Our service offering is often fully integrated with our clients' internal processes, and in many cases we have dedicated full-time personnel situated on-site at our clients' locations. As a result, we have built strong, long-lasting relationships with clients that have trusted us to manage their time sensitive, confidential documents and their branded promotional materials. We believe that these strong, trusted relationships help provide us with a more stabilized source of cash flow.

    As part of our efforts in helping our clients communicate more effectively with their clients, we have been a leader in introducing electronic, digital and Internet-based solutions that add value to traditional printing services. We have designed our service offering to take advantage of our strong technological capabilities in web-based information, document collaboration and distribution and in electronic document imaging, coding and retrieval. The proprietary technology embedded within our services further strengthens our client relationships and the integration of our service offering into our clients' communication processes, which in turn leads to more stabilized cash flows. Furthermore, these capabilities allow us to wrap value-added technology-based communications solutions around basic services, such as printing, thereby allowing us to command higher margins. Our technology expertise has also positioned us as a leader in the evolution of document creation, management and distribution in both print and electronic formats. We view our technology expertise as an important competitive advantage and we have made a significant investment in this area. Currently, we have a team of over 200 project managers, software developers, and support personnel responsible for the design, development and implementation of our technology-based offerings.

    We have grown rapidly since our inception, both through internal growth and acquisitions. Since 1993, we have made 11 acquisitions, taking advantage of the consolidation opportunities presented in some of the fragmented market segments in which we participate. Through our growth, we have also expanded the diversity of our service offering and our client base.

    Our revenue and EBITDA (earnings before interest, taxation, depreciation and amortization) has increased 27.6% and 32.9%, respectively, on a compounded annual basis over the last three fiscal years. On a pro forma basis, our revenue and EBITDA for the fiscal year ended January 31, 1999 was $597.4 million and $81.9 million, respectively. For the quarter ended October 31, 1999, our revenue and EBITDA grew 20.5% and 17.9%, respectively, over the corresponding prior year period, which reflected a strong financial transactions market. We view this performance as strong support for our strategy of diversifying and stabilizing our cash flow through both the strong client relationships we have built and through the diversification we have pursued in our service offering and customer base.

    As part of the recent realignment in our corporate structure, we shifted from a geographically based matrix organization into five business units in order to provide clearer accountability, quicker decision making, sharper operational focus within each line of business and to better enable us to capitalize on the growth opportunities within each of our markets. We continue to leverage our information technology concepts across all business units. Our business units are organized under two reportable segments, Specialty Communication Services and Document Services.

Specialty Communication Services

    The Specialty Communication Services segment provides our financial, investment company and corporate clients with information technology-based solutions for the production and distribution of transactional financial documents, marketing materials, compliance documents and branded promotional materials.

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  Financial Document Services. We produce and distribute (electronic and paper) time critical, transactional financial documents, such as registration statements, prospectuses, offering memoranda and other printed materials that are part of business financings, mergers and acquisitions. We managed the documentation behind five of the 10 largest domestic merger and acquisition transactions announced during 1999. We also produce compliance and reporting documents, such as annual and quarterly reports and proxy statements, that are either mailed or made electronically available to shareholders. In the financial printing market, we are one of three international financial printers with a nationwide network and recognized brand name.

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  Investment Company Services. We design, produce, print and distribute marketing materials and compliance documents for public and private investment funds, insurance companies, banks and variable annuity providers, principally in the United States. We also offer software solutions that assist our fund clients with the creation and assembly of fund documents. We currently provide services to eight of the top 10 fund families, in terms of total assets, and we have had relationships with our top 10 fund clients for an average of over 12 years.

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  Managed Communications Programs. We provide comprehensive business communications solutions from design to distribution, using fully integrated, customized, print-on-demand communications materials and branded products. For a majority of our clients, we offer a large number (often in excess of 200) of branded promotional products, including business cards, letterhead, product brochures, customer newsletters, retail forms, point-of-purchase materials and "high end" marketing materials. We focus on customer segments with complex distribution requirements and a need to maintain a consistent brand image among dispersed operations, including franchise, retail and agent networks. We believe we are the leading provider of communications management solutions to the real estate brokerage industry. Our clients include some of the largest and most respected real estate brands in the United States, such as Century 21 Real Estate Corporation, Coldwell Banker Corporation, ERA Franchise Systems, Inc. and RE/MAX International, Inc., as well as some of the nation's premier marketers, such as Aon Corporation, AXA Financial, Inc. (formerly The Equitable Companies Incorporated), Cendant Corporation, Eddie Bauer, Inc., Nordstrom, Inc., UnitedHealth Group and Visa U.S.A., Inc.

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  Merrill Print Group. We offer comprehensive digital prepress, printing and fulfillment services to our other business units and to corporations, design firms and governmental agencies. We maintain an outsourcing strategy and a low fixed-cost asset base in order to maximize the utilization rate of our printing assets. As a result, our capital expenditures are lower than those of a traditional commercial printing company. In addition, we believe our low fixed-cost asset base and outsourcing strategy provide us with a competitive advantage during downturns in printing market demand, when the impact on our profitability is minimized relative to our competition.

Document Services

    Our Document Management Services business unit provides law firms, corporate legal departments and investment banks with information management products and services designed to enhance productivity and reduce costs. We provide a total outsourcing solution to our clients' information management needs, including providing all of the staff, technology and equipment necessary to manage the varying levels of demand associated with this function. We operate 85 document service centers on-site at client locations in 11 U.S. metropolitan markets. In these centers, we manage a range of services, including scanning, copying, fax management, desktop publishing and document imaging. We offer these services typically over a three to five year contractual period. Supporting this business are over 600 of our employees resident in our clients' facilities. We also manage reprographics and regional imaging centers that provide litigation support for small and large-scale assignments. In addition, we offer a sophisticated litigation support software program that enhances our clients' productivity in the storage and retrieval of legal documents associated with complex corporate and litigation matters.

OUR COMPETITIVE STRENGTHS

    We believe that we have the following competitive strengths:

    Leading Positions in Attractive Markets.  We maintain a disciplined focus on specific target markets with attractive business dynamics and we aggressively pursue a leadership position within each of these markets.

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  Our Financial Document Services business generates a substantial, high margin cash flow. We are one of three major international financial printers with a nationwide network and recognized brand name.

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  Our Investment Company Services, Managed Communications Programs and Document Management Services businesses compete in highly fragmented markets that are undergoing robust growth. Within each of these markets, we focus on the specific segments that we believe are the most promising.

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  Our Investment Company Services business benefits from the explosive growth in the mutual fund industry. According to the 1999 Mutual Fund Fact Book, published by the Investment Company Institute, this industry has increased at a 15.1% compounded annual growth rate in the number of shareholder accounts from 1984 through 1998. We are positioned to leverage this growth by focusing on the largest and fastest growing funds within the industry.

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  Our Managed Communications Programs business targets companies among the Fortune 2000 and specific industries, such as the real estate brokerage industry, that are geographically dispersed and are heavy users of branded communications products.

  •
  Our Document Management Services business primarily targets law firms and corporate legal departments, which are heavy users of its services and also represent a rapidly growing client base.

    Diversified Revenue and Customer Base.  We have broadened significantly beyond our roots as a transaction-based financial printer. By developing and growing our Investment Company Services, Managed Communications Programs and Document Management Services businesses as well as our Financial Document Services compliance business, we have diversified our revenue both by product line and customer base. As a result, transaction-based financial printing revenue accounted for only 36.5% of our fiscal year 1999 revenue and 32.7% of our revenue for the nine months ended October 31, 1999. The strength of our diversification effort was illustrated by the fact that we increased revenue and EBITDA for the fiscal year ended January 31, 1999 by 10.9% and 5.1%, respectively, over fiscal 1998 levels, despite the downturn in the financial markets in the second half of fiscal year 1999. Also, our revenue and EBITDA for the quarter ended October 31, 1999, increased 20.5% and 17.9%, respectively, over the corresponding prior year period, which reflected a strong financial transactions market.

    Innovative Developer of Value-Added Technology Solutions.  Through internal development and strategic acquisitions, we have created an offering of information technology services that positions us at the forefront of the trend towards the creation, management and distribution of documents in electronic formats. We currently have over 200 project managers, software developers and operations support personnel who design, develop and implement a wide range of capabilities in e-Commerce, order entry and collaboration systems, marketing services, data warehousing systems and internal production and billing systems. We have been a leader in introducing many technological innovations to our industry, including the first "hub and spoke" composition network (which dramatically increased the efficiency in producing financial documents), the first electronic reporting software for investment funds, the first Internet system among financial printers for delivery of revised documents ("e-proofs"), the first "e-catalogue" for realtors and the first working group collaborative service with a group discussion area offered by a financial printer through the Internet. Our technological capabilities enable us to respond to a wider array of our clients' communications needs and become more integrated within our clients' operations, while commanding higher margins.

    Strong Client Relationships and Superior Customer Service.  Over our 31 years of operations, we have developed strong client relationships and a reputation for superior customer service. We have developed these strong, long-lasting relationships with clients by repeatedly handling their most time sensitive and confidential information. In addition, many of our services are integrated into our clients' operations through our proprietary technology and, in some cases, our dedicated on-site presence at our clients' locations. We cultivate these client relationships by maintaining senior level management contact with their organizations and by continually broadening our service offering to meet a wider array of their communications needs. We strive to deliver our services with the highest level of reliability and timeliness, and we currently employ over 500 dedicated customer service representatives who are focused on this objective.

    Opportunity to Realize Cost Savings and Operating Synergies.  We strive to capitalize on opportunities to realize operating synergies and cost savings by integrating our recent acquisitions into our operations, capitalizing on our recent corporate realignment into business units and leveraging our low fixed-cost asset base. Our cost reduction initiatives include:

  •
  streamlining redundant functions;

  •
  rationalizing corporate overhead;

  •
  more effectively adapting technology targeted for specific business unit markets;

  •
  increasing utilization of existing printing capacity; and

  •
  maximizing purchasing efficiencies.

    Experienced Management Team with Significant Equity Ownership Interest.  We are led by an experienced team of senior officers and managers with a strong track record of achieving growth in revenue and profitability, integrating acquisitions cost-effectively and bringing to market new value-added technology-based solutions. The 10 most senior members of our executive management team have been with us for an average of 11 years, including John W. Castro, who has been President since 1981, and Rick R. Atterbury, our Executive Vice President and Chief Technology Officer, who has been with us since 1976. Under Mr. Castro's and Mr. Atterbury's leadership, we have increased revenue from $3.9 million for the fiscal year 1982 to $509.5 million for the fiscal year 1999, representing a compounded annual growth rate of 33.2%. Messrs. Castro and Atterbury are fully committed to our future success and have invested, through the retention of existing shares, $21.5 million of common equity for a then approximately 23.4% equity interest in our company (excluding warrants), as described below under the heading "The Merger."

THE MERGER

    On November 23, 1999, we merged with Viking Merger Sub, Inc. pursuant to an Agreement and Plan of Merger between Merrill and Viking Merger Sub dated as of July 14, 1999, as amended. As a result of the merger, each share of our common stock outstanding immediately prior to the merger converted into the right to receive $22.00 in cash. John W. Castro, our President and Chief Executive Officer, and Rick R. Atterbury, our Executive Vice President and Chief Technology Officer, retained an equity interest in our company representing a then 23.4% of our outstanding capital stock (excluding warrants). The merger was accounted for as a recapitalization and consequently had no impact on our historical basis of assets and liabilities nor resulted in the recording of any goodwill.

    The merger was financed by (1) $220.0 million of proceeds from new senior secured term loans entered into among Merrill Communications LLC, DLJ Capital Funding, Inc., as lead arranger and syndication agent, Wells Fargo Bank, N.A., as documentation agent and U.S. Bank National Association, as administrative agent, and the other lenders party thereto, (2) approximately $136.2 million of proceeds from the issuance by Merrill of units, each consisting of $1,000 principal amount of 12% Senior Subordinated Notes due 2009 and one warrant to purchase 1.22987 shares of class B common stock, and (3) approximately $110.7 million of proceeds from the issuance by Merrill of class B common stock, preferred stock and warrants to DLJ Merchant Banking Partners II, L.P. and certain other entities.

    Immediately after the merger, approximately 76.6% of our outstanding class B common stock was owned by DLJMB and its affiliates, 21.7% by John Castro and 1.7% by Rick Atterbury. In addition to our class B common stock, 500,000 shares of our 14.5% senior preferred stock due 2011 are outstanding and held by other investors and warrants to purchase shares of our class B common stock are held by the purchaser of the units sold in November 1999. No shares of our voting common stock are outstanding.

EMPLOYEE OFFERING

    We are currently offering shares of our class B common stock and options to purchase shares of our class B common stock to some of our employees and independent contractors of our company. We are offering these securities under our newly-created 1999 Stock Option Plan and Direct Investment Plan. We are uncertain at this time how many options will be granted or shares of our class B common stock will be purchased. We expect to complete the employee offering during the next month. For more information on the employee offering and the terms of our 1999 Stock Option Plan and Direct Investment Plan, we refer you to the information under the heading "Executive Compensation—Direct Investment Plan" and "—1999 Stock Option Plan."

OUR ADDRESS

    Our principal executive offices are located at One Merrill Circle, St. Paul, Minnesota 55108. Our telephone number is (651) 646-4501 and our worldwide web site is www.merrillcorp.com. The information contained in our web site is not incorporated by reference into this prospectus.

    We own or have the rights to various trademarks or trade names used in our business, including the following: Merrill®, Merrill e-Collaborate™, Merrill e:Proof™, Merrill<>Link™, MDB<>Link™, Merrill TextManager™, MerrillReports™, MerrillConnect™, Merrill@ccess™, Merrill net:Prospect™, E-TECH®and EFD™.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The table below includes summary historical and unaudited pro forma consolidated financial data for our company. The summary historical consolidated financial data is derived from our consolidated financial statements and the related notes, which are included elsewhere in this prospectus. The summary unaudited pro forma consolidated financial data is derived from our historical financial data and give effect to the transactions described in "Unaudited Pro Forma Consolidated Financial Data" included elsewhere in this prospectus. The summary unaudited pro forma consolidated financial data is presented for illustrative purposes only and is not necessarily indicative of our financial position or results of operations if those transactions had actually occurred on those dates, and is not necessarily indicative of our future results of operations or financial position. You should read the information contained in this table in conjunction with the information under the headings "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Consolidated Financial Data" and our consolidated financial statements and the notes to those statements included elsewhere in this prospectus.

	Year Ended January 31,						Nine Months Ended October 31,
	1997		1998		1999		1998		1999
	(dollars in millions)
Operating Data:
Revenue	$353.8		$459.5		$509.5		$391.7		$442.4
Gross profit	126.3		164.1		178.9		141.4		152.5
Operating income	36.3		50.0		51.2		44.3		41.2
Net income	17.8		26.0		26.5		23.2		18.3
Other Data:
EBITDA (1)	$49.8		$67.6		$71.1		$58.6		$58.3
Adjusted EBITDA (1)	49.8		67.6		71.1		58.6		60.6
Capital expenditures	9.2		17.1		16.5		11.4		7.9
Cash interest expense	4.1		4.3		4.0		3.0		5.0
Depreciation and amortization (2)	13.4		17.6		19.9		14.2		17.1
Ratio of earnings to fixed charges	6.3	x	7.6	x	7.8	x	9.7	x	5.6	x
Net cash provided by operating activities	8.5		30.9		55.8		26.2		5.7
Net cash used in investing activities	(35.8)		(30.1)		(23.1)		(17.3)		(65.2)
Net cash provided by (used in) Financing activities	20.4		(3.4)		(11.8)		(5.8)		41.0

	Pro Forma
	Year Ended January 31, 1999		Nine Months Ended October 31, 1999
	(dollars in millions)
Pro Forma Data:
Revenue	$597.4		$464.7
EBITDA (1)	81.9		62.5
Adjusted EBITDA (1)	81.9		64.8
Capital expenditures	18.1		8.1
Cash interest expense	38.7		29.7
Ratio of Adjusted EBITDA to cash interest expense	2.1	x	2.2	x
	As of October 31, 1999
	Historical	Pro Forma
	(dollars in millions)
Balance Sheet Data:
Cash and cash equivalents	$5.0	$—
Total assets	334.7	360.3
Total debt (3)	85.2	358.5
Preferred stock (4)	—	34.5
Shareholders' equity (deficit) (3)(4)(5)	160.1	(121.9)

(1)
Earnings before interest, taxation, depreciation and amortization (EBITDA) is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles). We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. Adjusted EBITDA, which represents EBITDA, as defined, adjusted for non-recurring merger costs is presented because we believe it is a meaningful indicator of our operating performance and it is a measurement by which certain of the covenants under the credit facility are computed.

(2)
Depreciation and amortization includes a $1.2 million and $1.0 million goodwill writedown for the year ended January 31, 1999 and for the nine month period ended October 31, 1998, respectively.

(3)
Represents total debt net of $3.8 million of unamortized discount associated with the units. In addition, for accounting purposes, a $1.7 million value has been ascribed to the warrants and has been classified as additional paid-in-capital under shareholders' equity.

(4)
In connection with the merger, certain affiliates of DLJMB and institutional investors purchased preferred stock and warrants for total consideration of $40.0 million. For accounting purposes, a $5.5 million value has been ascribed to the warrants and has been classified as additional paid-in-capital under shareholders' equity. Prior to November 15, 2004, dividends will accrete to the liquidation value of the preferred stock unless the holders elect to receive such dividends in the form of additional shares of preferred stock. After November 15, 2004, dividends are payable in cash.

(5)
In connection with the merger, DLJMB funds invested $70.7 million, and Messrs. Castro and Atterbury invested, through the retention of existing shares, $21.5 million of common equity for an approximately 23.4% equity interest in our company (excluding warrants).

RISK FACTORS

    The exchange notes, like the old notes, entail risk. In deciding whether to participate in the exchange offer, you should consider the risks associated with the nature of our business and the risk factors relating to our indebtedness, your notes and the exchange offer in addition to the other information contained in this prospectus. You should carefully consider the following factors before making a decision to exchange your old notes for the exchange notes.

Risks relating to this exchange offer

  If you fail to exchange your old notes for exchange notes, you will continue to hold unregistered old notes subject to transfer restrictions, and you may be unable to sell them or to sell them at a price that you deem sufficient.

    Because we did not register the old notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer, the old notes may only be transferred in limited circumstances under federal and state securities laws. If the holders of the old notes do not exchange their old notes for exchange notes in the exchange offer, they will continue to hold unregistered old notes subject to transfer restrictions, and they may lose their rights, subject to certain limitations, to have their old notes registered under the Securities Act. A holder of old notes after the exchange offer may be unable to sell them.

  You must tender the old notes in accordance with proper procedures in order to ensure the exchange will occur.

    The exchange of the old notes for the exchange notes can only occur if the proper procedures, as detailed in this prospectus, are followed. The exchange notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of the old notes or a book-entry confirmation, a properly completed and executed letter of transmittal (or an agent's message in lieu thereof) and all other required documentation. If you want to tender your old notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. Neither the exchange agent nor Merrill is under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. Old notes that are not tendered will continue to be subject to the existing transfer restrictions. In addition, if you are an affiliate of Merrill or you tender the old notes in the exchange offer in order to participate in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, we refer you to the information under the headings "The Exchange Offer" and "Plan of Distribution" later in this prospectus.

  There is no public market for the exchange notes, so you may be unable to sell them or to sell them at a price that you deem sufficient.

    The exchange notes are new securities for which there is currently no market. We have been informed by Donaldson Lufkin & Jenrette Securities Corporation that it intends to make a market in the exchange notes after this exchange offer is completed. However, Donaldson Lufkin & Jenrette Securities Corporation may cease its market-making activities at any time. In addition, if a large number of holders of old notes do not tender old notes or tender old notes improperly, the limited amount of exchange notes that would be issued after we complete the exchange offer could adversely affect the development of a market for the exchange notes. Consequently, the exchange notes will be relatively illiquid, and you may be unable to sell them or to sell them at a price that you deem sufficient. We do not intend to apply for listing of the exchange notes on any securities exchange or for the inclusion of the exchange notes in any automated quotation system. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop.

  If a market develops for the exchange notes, the notes might trade at volatile prices.

    If a market develops for the exchange notes, the notes might trade at prices higher or lower than their initial offering price. The trading price would depend on many factors, such as:

  •
  prevailing interest rates;

  •
  the number of holders of the exchange notes;

  •
  the interest of securities dealers in making a market for the exchange notes;

  •
  the market for similar securities;

  •
  general economic conditions; and

  •
  changes in our financial condition, performance or prospects or in the prospects for companies in our industry generally.

Risks relating to our indebtedness and your notes

  The level of our indebtedness could make it more difficult for us to meet our obligations under the exchange notes, divert our cash flow from operations for debt payments, limit our ability to borrow funds and increase our vulnerability to general adverse economic and industry conditions.

    On a pro forma basis, giving effect to the merger and the related financings, as of October 31, 1999, we had (1) total indebtedness of $358.5 million and (2) $48.1 million of borrowings available under Merrill Communications LLC's credit facility, subject to customary conditions. The credit facility and the indenture allow us to incur significant additional indebtedness, which may be secured, from time to time, for acquisitions or other corporate purposes.

    The level of our indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult to pay our debts, including the exchange notes, as they become due during general negative economic and market industry conditions because if our revenue decreases, we may not have sufficient cash flow from operations to make our scheduled debt payments;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing cash flow available for general corporate purposes, including capital expenditures and acquisitions;

  •
  limit our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our flexibility in planning for or reacting to competitive and other changes in our industry and economic conditions generally;

  •
  expose us to risks inherent in interest rate fluctuations because some of our borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and

  •
  place us at a disadvantage compared to our competitors that have less debt.

  We may not have sufficient cash flow from operations, available cash and available borrowings under the credit facility to service our indebtedness which will require a significant amount of cash.

    Our ability to pay or to refinance our indebtedness will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. We anticipate that our operating cash flow, together with money Merrill Communications LLC can borrow under its credit facility, will be sufficient to meet anticipated future operating expenses, to fund capital expenditures and to service our debt as it becomes due. However, we cannot assure you that our business will generate sufficient cash flow from operations, that our currently anticipated revenue and cash flow growth will be realized or that future borrowings will be available to us under the credit facility in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. If we are unable to meet our debt service obligations or fund our other liquidity needs, we may need to restructure or refinance our indebtedness or seek additional equity capital. We cannot assure you that we will be able to accomplish those actions on satisfactory terms, if at all.

  Failure to comply with any of the restrictive covenants in our indenture and credit facility could result in acceleration of your debt and we may not have sufficient cash to repay the accelerated indebtedness.

    The indenture governing the notes contain various covenants that limit our ability to engage in certain transactions. In addition, Merrill Communications LLC's credit facility contains other and more restrictive covenants and will prohibit us from prepaying our subordinated indebtedness, including the exchange notes. The credit facility also requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. A breach of any of these covenants would result in an event of default under the credit facility. Upon the occurrence of an event of default under the credit facility, the lenders could elect to declare all amounts outstanding under the credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We pledged substantially all of our assets, other than assets of our foreign subsidiaries, as collateral for the credit facility, including all of our limited liability company interests in Merrill Communications LLC. An acceleration under the credit facility would also constitute an event of default under the indenture relating to the exchange notes.

  The restrictive covenants in our indenture and credit facility limit our ability to respond to changing economic and business conditions and may place us at a competitive disadvantage relative to other companies that are subject to fewer or less restrictive limitations.

    The restrictive covenants in our indenture and the credit facility also limits the amount and kind of distributions that we and our subsidiaries may make and our ability to dispose of operations or to engage in mergers. These restrictions can adversely affect our ability to respond to changing economic and business conditions and may place us at a competitive disadvantage relative to other companies that are subject to fewer or less restrictive limitations. Certain transactions that we may view as important opportunities, such as certain acquisitions, are also subject to the consent of lenders under Merrill Communications LLC's credit facility, which may be withheld or granted subject to conditions specified at the time that may affect the attractiveness or viability of the transaction.

  Because the exchange notes and subsidiary guarantees will rank behind our secured and senior indebtedness, holders of exchange notes may receive proportionately less than holders of our secured and senior debt in a bankruptcy, liquidation, reorganization or similar proceeding.

    The exchange notes and subsidiary guarantees will rank behind our secured debt to the extent of the assets securing that indebtedness. The exchange notes and subsidiary guarantees will also rank behind all of our and the subsidiary guarantors' existing and future senior indebtedness, including all indebtedness under, and guarantees of, Merrill Communications LLC's credit facility. As a result, if we become insolvent or enter into a bankruptcy or similar proceeding, then the holders of our senior indebtedness must be paid in full before you are paid. In addition, we cannot make any cash payments to you if we have failed to make payments to holders of designated senior indebtedness. Under certain circumstances, we cannot make any payments to you for a period of up to 179 days if a non-payment default exists under our designated senior indebtedness. At October 31, 1999, after giving pro forma effect to the merger and the related financings as if they had occurred on that date, the exchange notes would have ranked behind in right of payment to $224.1 million of senior indebtedness.

  We may incur additional indebtedness ranking equal to the exchange notes or the subsidiary guarantees.

    If we or a subsidiary guarantor incur any additional debt that ranks equally with the exchange notes or the guarantees, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to you.

  The exchange notes will be structurally junior to indebtedness of our non-guarantor subsidiaries.

    You will not have any claim as a creditor against any of our non-guarantor subsidiaries, and indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to your claims against those subsidiaries. As of October 31, 1999, on a pro forma basis, our non-guarantor subsidiaries would have had $0.6 million of outstanding liabilities, including trade payables but excluding intercompany obligations.

  If our subsidiaries cannot distribute cash to us, then we may not be able to meet our debt service obligations.

    In connection with the financing of the merger, we transferred substantially all of our assets to Merrill Communications LLC, our wholly owned subsidiary. Because we are a holding company with no direct operations and no significant assets other than the limited liability company interests in Merrill Communications LLC, which have been pledged to secure Merrill Communications LLC's obligations under its credit facility, we are dependent on the cash flows of our direct and indirect subsidiaries to meet our obligations, including the payment of principal and interest on the exchange notes. We and Merrill Communications LLC are parties to the credit facility, which imposes restrictions on the ability of Merrill Communications LLC and its subsidiaries to pay dividends to us other than for the purpose of making current payments of principal and interest on the notes and specified fees and expenses incurred by us. For more information about Merrill Communications LLC's credit facility, you should read "Description of Merrill Communications LLC's Credit Facility." Subject to the restrictions contained in the indenture, future borrowings by our subsidiaries may contain restrictions or prohibitions on the payment of dividends by our subsidiaries to us.

    In addition, under applicable state law, our subsidiaries may be limited in amounts that they are permitted to pay as dividends to us on their capital stock. In particular, under Delaware law, a limited liability company, such as Merrill Communications LLC, may not make distributions to its members if, after giving effect to those distributions, the liabilities of the limited liability company could exceed the fair market value of its assets. We cannot predict what the value of our subsidiaries' assets or the amount of their liabilities will be in the future and whether those amounts will permit the payment of distributions to us. Accordingly, we cannot assure you that we will be able to pay our debt service obligations on the exchange notes.

  We may be unable to purchase the exchange notes upon a change of control.

    Upon the occurrence of "change of control" events specified in "Description of Exchange Notes," you may require us to purchase your exchange notes at 101% of their principal amount, plus accrued interest. The terms of Merrill Communications LLC's credit facility limit our ability to purchase your exchange notes in those circumstances. Any of our future debt agreements may contain similar restrictions and provisions. Accordingly, we may not be able to satisfy our obligations to purchase your exchange notes unless we are able to refinance or obtain waivers under the credit facility and other indebtedness with similar restrictions. We cannot assure you that we will have the financial resources to purchase your exchange notes, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. Merrill Communications LLC's credit facility currently provides that certain change of control events will constitute a default and could result in the acceleration of our indebtedness under the credit facility. Failure to make a required repurchase of exchange notes would be an event of default under the indenture governing the exchange notes and would allow the indebtedness evidenced by the exchange notes to be accelerated. This would constitute an event of default under the credit facility and would result in an acceleration of the indebtedness under the credit facility. Under these circumstances, the subordination provisions of the indenture would restrict us from making payments to the holders of the exchange notes.

  Fraudulent transfer statutes may limit your rights as a noteholder.

    Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to

  •
  avoid all or a portion of our obligations to you;

  •
  subordinate our obligations to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the exchange notes; and

  •
  take other action detrimental to you, including invalidating the exchange notes.

  In that event, we cannot assure you that you would ever be repaid.

    Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

  •
  issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes; and

  - were insolvent or were rendered insolvent by reason of the issuance of the notes;

  - were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

  - intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as such debts mature.

    Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes.

    Different jurisdictions define "insolvency" in various ways. However, we generally would be considered insolvent at the time we incurred the indebtedness constituting the exchange notes if:

  •
  our liabilities exceeded our assets, at a fair valuation, or

  •
  the present saleable value of our assets is less than amount required to pay our total existing debts and liabilities, including the probable liability related to contingent liabilities, as they become absolute or matured.

    We cannot assure you (1) what standard a court would apply in order to determine whether we were "insolvent" as of the date the exchange notes were issued; (2) that, regardless of the method of valuation, a court would not determine that we were insolvent on that date; or (3) that a court would not determine, regardless of whether we were insolvent on the date the exchange notes were issued, that the payments constituted fraudulent transfers on another ground.

    Our obligations under the exchange notes are guaranteed by all of our wholly-owned domestic restricted subsidiaries, and the guarantees may also be subject to review under various laws for the protection of creditors. It is possible that creditors of the guarantors may challenge the guarantees as a fraudulent transfer or conveyance. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor's obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the exchange notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes. In addition, the liability of each guarantor under the indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

Risks relating to our business

  A material amount of our revenue is derived from traditional printing services, and we may not be able to reduce our dependence on this revenue if our focus on value-added technology is not successful.

    An important objective of our business plan is to reduce the proportion of our revenue derived from traditional, transaction-related printing services by focusing on the value we can add to those services through our platform of advanced electronic, digital and Internet-based solutions. We believe that this focus, which emphasizes highly customized services, will lead to more stable recurring revenue from long-term contracts and to more opportunities to become a client's preferred vendor for new or enhanced products and services. While our track record for creating and selling technology-based solutions is strong so far, this strategy has many risks, including the following:

  •
  the pace of technological changes affecting our business units and our clients' needs has been rapid and could make some of our products and services obsolete before we have recovered the cost of developing them or obtained the planned return on our investment;

  •
  product innovations and effective servicing of our client relationships require a large investment in personnel and training. The market for technical staff is exceptionally competitive, and we may not be able to attract and retain sufficient qualified personnel to implement our plan fully;

  •
  because technology-based markets are evolving so rapidly, they are very fragmented, with numerous competing products and services. The markets are particularly fragmented in our Investment Company Services, Managed Communications Programs and Document Management Services business units. Competitors that have greater experience, resources or a more widely accepted reputation for providing technology-based solutions may be better able to gain market share in our targeted markets or develop "next generation" products more quickly and comprehensively; and

  •
  many of our technology-based solutions are most efficient and command better prices when they are part of a package of bundled services. If a client buys only one component of a package of bundled services, it may be more difficult for us to achieve the benefits of a long-term relationship with that client, including our revenue and margin objectives.

  Revenue from printed financial documents is subject to volatility in demand, which could adversely affect our results.

    While we believe that our strong technology focus positions us to capitalize on changing communication demands, developments in e-Commerce and the growing acceptance of outsourcing as a management tool, we anticipate that our Financial Document Services and Investment Company Services business units will continue to contribute a material amount to our operating results. The market for these services depends in part on the demand for printed financial documents, which is driven largely by the Securities Exchange Commission and other regulatory bodies. The SEC has recently proposed rules streamlining the content of prospectuses and eliminating certain prospectus delivery requirements. While we do not anticipate that these rules will be adopted in their current form, any future rulemaking affecting the content of prospectuses and their delivery could have an adverse effect on our business.

    Demand for services provided by our Financial Document Services and, to a lesser extent, Investment Company Services business units can also be affected by volatility in domestic and international markets due to economic, political and other events beyond our control. In recent years, with some exceptions (for example, during the Fall of 1998), the volume of transactional activity and thus the demand for our financial document services has been high. We cannot assure you that this will continue. In addition, any financial crisis or prolonged period of market uncertainty that reduces transactional activity could materially adversely affect our results and financial condition.

  Our industry is highly competitive and we may not be able to compete effectively.

    Competition in our industry is intense. In our Financial Document Services, Investment Company Services and Merrill Print Group business units we compete with large, national printers, which may have greater financial resources and which are capable of competing effectively in our marketplace. We also compete with many smaller, regional printers across the United States in these business units. In our Managed Communications Programs business unit we compete with large, national integrated print and information service providers, as well as a number of smaller regional and local companies. In our Document Management Services business unit we compete with nationwide services companies, as well as a number of smaller, local companies. Competition in our industry for all of our business units is based principally on quality of service, price, technological capability and established relationships. We cannot assure you that we will be able to compete effectively in all these areas in the future.

  If we are unable to retain our key employees and attract and retain other qualified personnel, our business could suffer.

    Our ability to grow and our future success will depend to a significant extent on the continued contributions of our senior management, in particular Messrs. Castro and Atterbury, and technical and sales personnel, many of whom would be difficult to replace. We do not have key person life insurance on all of our key personnel.

    Our future success will also depend in large part on our ability to identify, attract and retain other highly qualified managerial, technical, sales and marketing and customer service personnel. Competition for these individuals is intense, especially in the markets in which we operate. We may not succeed in identifying, attracting and retaining such personnel. Further, competitors and other entities have in the past recruited and may in the future attempt to recruit our employees, particularly our sales personnel. The loss of the services of any of our key personnel, the inability to identify, attract or retain qualified personnel in the future or delays in hiring qualified personnel, particular technical and sales personnel, could make it difficult for us to manage our business and meet key objectives, such as the timely introduction of new technology-based products and services, which would harm our business, financial condition and operating results.

  Our plan to replace our international joint venture arrangement with our own direct operations and to increase our international operations is risky.

    In December 1999, our Financial Document Services business unit ended its joint venture arrangement in Europe, Japan, Latin America and Asia and began its own direct operations in Europe. We also plan to expand our existing international operations and establish additional facilities in other parts of the world. The replacement of our international joint venture arrangement with our own direct operations and the expansion of our existing international operations and entry into additional international markets will require significant management attention and financial resources. In addition, there are many barriers to competing successfully in the international arena, including:

  •
  costs of customizing products and services for foreign countries;

  •
  difficulties in managing and staffing international operations;

  •
  reduced protection for intellectual property rights in some countries;

  •
  currency exchange rate fluctuations;

  •
  longer sales and payment cycles;

  •
  greater difficulties in collecting accounts receivable;

  •
  the burdens of complying with a wide variety of foreign laws;

  •
  licenses, tariffs and other trade barriers;

  •
  potentially adverse tax consequences;

  •
  unexpected changes in regulatory requirements; and

  •
  political and economic instability.

    In fiscal 1999, the international joint venture arrangement that we ended accounted for less than 6.0% of our revenues. We cannot assure you that our direct operations in Europe will be successful, that our investments in establishing operations in other countries will produce desired levels of revenue or that one or more of the factors listed above will not harm our business.

  There are risks associated with our strategy of growth and diversification through acquisitions.

    As part of our growth and diversification strategy, we intend to pursue acquisitions of businesses, technologies and product lines that are complementary to our core businesses. Our ability to grow through such acquisitions will depend on the availability of suitable acquisition candidates at an acceptable cost, our ability to compete effectively for these acquisition candidates and the availability of capital to complete such acquisitions. These risks could be heightened if we complete several acquisitions within a relatively short period of time. The benefits of an acquisition may often take considerable time to develop, and we cannot guarantee that any acquisition will in fact produce the intended benefits.

    In addition, acquisitions and integration of those acquisitions involve a number of risks, including:

  •
  inaccurate assessment of undisclosed liabilities;

  •
  entry into markets in which we may have limited or no experience;

  •
  diversion of management's attention from our core businesses;

  •
  potential loss of key employees or clients of the acquired businesses;

  •
  difficulties in assimilating the operations and products of an acquired business or in realizing projected efficiencies, cost savings and revenue synergies; and

  •
  increase in our indebtedness and contingent liabilities, which could in turn restrict our ability to access additional capital when needed or to pursue other important elements of our business strategy.

    In addition, some acquisitions may require the consent of the lenders under Merrill Communications LLC's credit facility, and we cannot predict whether approvals would be forthcoming or the terms on which the lenders would approve such acquisitions.

  The interests of our controlling shareholders may be in conflict with your interests as a holder of exchange notes. This conflict could result in corporate decision-making that involves disproportionate risks to the holders of the exchange notes, including our ability to service our indebtedness or pay the principal amount of indebtedness when due.

    Circumstances may occur in which the interests of our principal shareholders could be in conflict with your interests as noteholders. For example, these shareholders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment in our company, even though those transactions may involve risks to you as a holder of the notes.

    Approximately 76.6% of the outstanding shares of class B common stock of our company is currently held by DLJ Merchant Banking funds. DLJ Merchant Banking funds control us and have the power to elect a majority of our directors, appoint new management and approve any action requiring the approval of the holders of common stock, including adopting amendments to our articles of incorporation and approving acquisitions or sales of all or substantially all of our assets. The directors elected by DLJ Merchant Banking funds have the ability to control decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

    The general partners of each of DLJ Merchant Banking funds are affiliates or employees of Donaldson, Lufkin & Jenrette, Inc. We cannot assure you that our relationship with Donaldson, Lufkin & Jenrette, Inc. will not impact our Financial Document Services business by causing other financial institutions to direct their business to our competitors.

  Year 2000 issues encountered by our customers may harm our financial condition and operating results.

    Although we believe our systems were year 2000 compliant before the end of 1999 and to date none of our products have revealed any significant year 2000 problems, we believe the failure of some of our customers to make their computer systems year 2000 compliant or the abandonment or delay of offerings, acquisitions or other transactions due to year 2000 concerns and compliance efforts of our customers may temporarily harm our operating results, in particular during the fourth quarter of fiscal 2000 and the first quarter of fiscal 2001. For further information about the status of our year 2000 compliance, you should read "Management's Discussion and Analysis of Financial Condition and Results of Operations—Impact of Year 2000."

FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including:

  •
  our financial performance;

  •
  our growth in revenue and earnings;

  •
  our ability to integrate successfully the operations of recent acquisitions; and

  •
  our new product and service offerings.

    You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including:

  •
  our ability to continue to diversify our revenue stream;

  •
  the pace of technological changes affecting our business;

  •
  the demand for printed financial documents; and

  •
  the competitive environment in our business.

    In addition, you should consider the factors set forth under the heading "Risk Factors." These and other factors may cause our actual results to differ materially from any forward-looking statement.

    Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus and other statements made from time to time from us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and other statements made from time to time from us or our representatives, might not occur. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

    We initially sold the old notes in a private offering on November 23, 1999 to Donaldson Lufkin & Jenrette (DLJ) Securities Corporation pursuant to a purchase agreement dated November 18, 1999 among us, Viking Merger Sub, Inc., our subsidiary guarantors and DLJ Securities Corporation. DLJ Securities Corporation resold the old notes to qualified institutional buyers in reliance on, and subject to the restrictions imposed under, Rule 144A under the Securities Act. As of the date of this prospectus, $140.0 million aggregate principal amount of old notes are outstanding.

    In connection with the private offering of the old notes, we and our subsidiary guarantors entered into an A/B exchange offer registration rights agreement dated November 23, 1999, with the initial purchaser, in which we and our subsidiary guarantors agreed, among other things, to:

  •
  file with the SEC on or before February 20, 2000 an exchange offer registration statement under the Securities Act relating to an exchange offer for the old notes;

  •
  use our reasonable best efforts to have the exchange offer registration statement declared effective by the SEC as promptly as possible but in no event later than May 20, 2000;

  •
  unless the exchange offer would not be permitted by applicable law or SEC policy, to:

  - commence the exchange offer;

  - keep the exchange offer open for a period of not less than 20 business days; and

  - use our reasonable best efforts to issue, on or prior to 30 business days but in no event later than 40 business days after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all old notes tendered prior thereto in the exchange offer.

    We are making the exchange offer to satisfy our obligations and your registration rights under the registration rights agreement. If any of the events described above do not occur within the time period required, or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of old notes during the periods specified in the registration rights agreement (each, a "Registration Default"), we must pay you, as a holder of outstanding old notes, liquidated damages. These liquidated damages will be equal to:

  •
  with respect to the first 90-day period immediately following the occurrence of the first Registration Default, an amount equal to $0.05 per week per $1,000 principal amount of notes held by that holder; and

  •
  an additional $0.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $0.25 per week per $1,000 principal amount of notes.

    Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

    The exchange offer being made under this prospectus, if commenced and consummated within the time periods described in this prospectus, will satisfy the requirements described above under the registration rights agreement.

Effect of the Exchange Offer

    Based on several no-action letters issued by the staff of the SEC to third parties in unrelated transactions, we believe that you may offer for resale, resell or otherwise transfer any exchange notes issued to you in the exchange offer without further registration under the Securities Act or delivery of a prospectus if you:

  •
  are acquiring the exchange notes in the ordinary course of your business;

  •
  are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes;

  •
  are not an "affiliate" of us, as that term is defined in Rule 405 under the Securities Act; and

  •
  are not a broker-dealer who acquired your old notes from us.

    If you do not satisfy these criteria:

  •
  you will not be able to rely on the interpretations of the staff of the SEC in connection with any offer for resale, resale or other transfer of exchange notes; and

  •
  you must comply with the registration and prospectus delivery requirements of the Securities Act, or have an exemption available to you, in connection with any offer for resale, resale or other transfer of the exchange notes.

    Each broker-dealer that receives exchange notes for its own account in exchange for old notes it acquired as a result of market-making or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of its exchange notes. This will not be an admission by the broker-dealer that it is an underwriter within the meaning of the Securities Act. We refer you to the information under the heading "Plan of Distribution."

Shelf Registration Statement

    If:

  •
  we and our subsidiary guarantors are not required to file the exchange offer registration statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

  •
  any holder of old notes notifies us in writing before the 20th business day following consummation of the exchange offer that:

  - based on an opinion of counsel, it is prohibited by law or SEC policy from participating in the exchange offer; or

  - it is a broker-dealer and owns notes acquired directly from us,

we and our subsidiary guarantors have agreed to:

  •
  file with the SEC on or before 90 days after that filing obligation arises, a shelf registration statement to cover resales of the old notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement; and

  •
  use our reasonable best efforts to cause the shelf registration statement to be declared effective by the SEC as promptly as possible but in no event after 180 days after that obligation arises.

    If any of the events described above do not occur within the time period required, or the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of old notes during the periods specified in the registration rights agreement (each such event referred to as a "Registration Default"), we must pay you, as a holder of outstanding old notes, the liquidated damages as determined above under the heading "—Purpose of the Exchange Offer."

    We will provide to each relevant holder of the old notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the relevant old notes. A holder of old notes that sells its old notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification obligations). In addition, a holder of old notes will be required to deliver information to be used in connection with the shelf registration statement in order to have such holder's notes included in the shelf registration statement.

    The foregoing is a summary description of the material provisions of the A/B exchange registration rights agreement. Because it is a summary, it does not include all of the information that is included in the A/B exchange registration rights agreement. We encourage you to read the entire text of the A/B exchange registration rights agreement carefully because it, and not this description, defines your rights as a holder of the old notes. The A/B exchange registration rights agreement is included as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

  •
  We will accept all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. You should read "—Expiration Date; Extensions; Amendments" below for an explanation of how the expiration date may be amended.

  •
  We will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may exchange some or all of their old notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

  •
  By tendering old notes in exchange for exchange notes and by signing the letter of transmittal (or delivering an agent's message in lieu thereof), you will be representing that, among other things:

  - any exchange notes to be received by you will be acquired in the ordinary course of your business;

  - you have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

  - you are not an affiliate (as defined in Rule 405 under the Securities Act) of us, or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

  - you are not a broker-dealer who acquired old notes directly from us.

  •
  The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the old notes are not applicable to the exchange notes. The exchange notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture governing the old notes.

  •
  In connection with the exchange offer, holders of the old notes do not have any appraisal or dissenters' rights under law or the indenture governing the old notes.

  •
  We are sending this prospectus and the letter of transmittal to all registered holders of old notes as of the close of business on            , 2000.

  •
  We are not conditioning the exchange offer upon the tender of any minimum amount of old notes.

  •
  We have provided for customary conditions, which we may waive in our discretion. We refer you to the information under the heading "—Conditions of the Exchange Offer."

  •
  We may accept tendered old notes by giving oral (promptly confirmed in writing) or written notice to the exchange agent. The exchange agent will act as your agent for the purpose of receiving the exchange notes from us and delivering them to you.

  •
  You will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer other than taxes specified under "—Transfer Taxes."

Expiration Date; Extensions; Amendments

    The exchange offer will expire at 5:00 p.m., New York City time, on            , 2000, unless we, in our sole discretion, extend it. The term "expiration date" means            , 2000, unless we, in our discretion, extend the exchange offer, in which case, the term "expiration date" means the latest date to which the exchange offer is extended. We may extend the exchange offer at any time and from time to time by giving oral (promptly confirmed in writing) or written notice to the exchange agent and by making a public announcement of the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We may also accept all properly tendered old notes as of the expiration date and extend the expiration date in respect of the remaining outstanding old notes. We may, in our sole discretion:

  •
  amend the terms of the exchange offer in any manner;

  •
  delay acceptance of, or refuse to accept, any old notes not previously accepted;

  •
  extend the exchange offer; or

  •
  terminate the exchange offer.

    We will give prompt notice of any amendment to the registered holders of the old notes. If we materially amend the exchange offer, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment and we will extend the exchange offer to the extent required by law.

Procedures for Tendering

    Only a holder of old notes may tender them in the exchange offer. For purposes of the exchange offer, the term "holder" or "registered holder" includes any participant in The Depository Trust Company whose name appears on a security position listing as a holder of old notes.

    To tender in the exchange offer, you must cause the following to be transmitted to and received by the exchange agent no later than 5:00 p.m., New York City time, on the expiration date:

  •
  a confirmation of the book-entry transfer of the tendered old notes into the exchange agent's account at The Depository Trust Company;

  •
  a properly completed and duly executed letter of transmittal in the form accompanying this prospectus (with any required signature guarantees) or, at the option of the tendering holder in the case of a book-entry tender, an agent's message in lieu of such letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

    If you wish to tender your old notes and you cannot cause the old notes or any other required documents to be transmitted to and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date, you may tender your old notes according to the guaranteed delivery procedures described in this section under the heading "—Guaranteed Delivery Procedures."

    Any beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer should promptly contact the person through which it beneficially owns such old notes and instruct that person to tender old notes on behalf of such beneficial owner. See "Instructions Forming Part of the Terms and Conditions of the Exchange Offer" included with the letter of transmittal. If the beneficial owner wishes to tender on his or her own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner's old notes, either make appropriate arrangements to register ownership of the old notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    The tender by a holder of old notes will constitute an agreement between such holder, us and the exchange agent in accordance with the terms and subject to the conditions specified in this prospectus and in the letter of transmittal. If a holder tenders less than all the old notes held, the holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The exchange agent will deem the entire amount of old notes delivered to it to have been tendered unless the holder has indicated otherwise.

    The method of delivery of the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to the exchange agent prior to the expiration date. Do not send your letter of transmittal or other required documents to us.

Signature Requirements and Signature Guarantee

    You must arrange for an "eligible institution" to guarantee your signature on the letter of transmittal or a notice of withdrawal, unless the old notes are tendered:

  •
  by a registered holder of such old notes; or

  •
  for the account of an eligible guarantor institution.

The following are "eligible institutions":

  •
  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

  •
  a commercial bank or trust company having an office or correspondent in the United States; or

  •
  an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities and Exchange Act of 1934.

    If a letter of transmittal is signed by a person other than the registered holder of any old notes listed in the letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the old notes.

    If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, sign or endorse any required documents, they should so indicate when signing, and unless waived by us, submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

Book-Entry Transfer

    The exchange agent will make a request promptly after the date of this prospectus to establish an account with respect to the old notes. Subject to the establishment of the account, any financial institution that is a participant in The Depository Trust Company's system may make book-entry delivery of old notes by causing The Depository Trust Company to transfer them into the exchange agent's account with respect to the old notes. However, the exchange agent will only exchange the old notes so tendered after a timely confirmation of their book-entry transfer into the exchange agent's account, and timely receipt of an agent's message and any other documents required by the letter of transmittal.

    The term "agent's message" means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

  •
  The Depository Trust Company has received an express acknowledgment from a participant tendering old notes stating the aggregate principal amount of old notes which have been tendered by such participant;

  •
  the participant has received the letter of transmittal and agrees to be bound by its terms; and

  •
  we may enforce such agreement against the participant.

    Although you may effect delivery of old notes through The Depository Trust Company into the exchange agent's account at The Depository Trust Company, you must provide the exchange agent a completed and executed letter of transmittal with any required signature guarantee (or an agent's message in lieu thereof) and all other required documents prior to the expiration date. If you comply with the guaranteed delivery procedures described below, you must provide the letter of transmittal (or an agent's message in lieu thereof) to the exchange agent within the time period provided. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

    If you wish to tender your old notes and (1) you cannot deliver the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or (2) you cannot complete the procedure for book-entry transfer on a timely basis, you may instead effect a tender if:

  •
  you make the tender through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmittal, mail or hand delivery) specifying the name and address of the holder and the principal amount of such old notes tendered, stating that the tender is being made, and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the old notes being tendered, a properly completed and duly executed letter of transmittal or a confirmation of a book-entry transfer into the exchange agent's account at The Depository Trust Company and an agent's message and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives such old notes and letter of transmittal or confirmation of a book-entry transfer into its account at The Depository Trust Company and an agent's message and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

    Except as otherwise provided in this prospectus, you may withdraw tendered old notes at any time before 5:00 p.m., New York City time, on the expiration date. To do so, you must provide the exchange agent with a written or facsimile transmission notice of withdrawal before 5:00 p.m., New York City time, on the expiration date.

    Any notice of withdrawal must:

  •
  identify the old notes to be withdrawn (including the principal amount of the old notes and the name and number of the account at The Depository Trust Company to be credited); and

  •
  be signed by you in the same manner as the original signature on your letter of transmittal (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the registrar to register the transfer of the withdrawn old notes into your name.

    We will determine all questions as to the validity, form and eligibility (including time of receipt) of all withdrawal notices. Our determination will be final and binding on all parties. We will not deem any old notes so withdrawn to be validly tendered for purposes of the exchange offer and will not issue exchange notes with respect to them unless the holder of the old notes so withdrawn validly retenders them. You may retender withdrawn old notes by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Determination of Validity

    We will determine all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered old notes in our sole discretion. Our determination will be final and binding. We may reject any and all old notes which are not properly tendered or any old notes of which our acceptance would, in the opinion of our counsel, be unlawful. We also may waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of old notes within such time as we shall determine.

    Although we intend to notify tendering holders of defects or irregularities with respect to tenders of old notes, neither we nor anyone else has any duty to do so. Neither we nor anyone else will incur any liability for failure to give such notification. Your old notes will not be deemed tendered until you have cured or we have waived any irregularities. As soon as practicable following the expiration date, the exchange agent will return any old notes that we reject due to improper tender or otherwise unless you cured all defects or irregularities or we waive them.

    We reserve the right in our sole discretion:

  •
  to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date;

  •
  to terminate the exchange offer, as set forth in "—Conditions of the Exchange Offer"; and

  •
  to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

    The terms of any such purchases or offers may differ from the terms of the exchange offer.

Conditions of the Exchange Offer

    We will not be required to accept for exchange, or to issue exchange notes for, any old notes, and we may terminate or amend the exchange offer before the acceptance of old notes if, in our judgment, any of the following conditions has occurred or exists or has not been satisfied:

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

  •
  any change, or any development involving a prospective change, in our business or financial affairs or of any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

  •
  there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us;

  •
  there shall occur a change in the current interpretation by the staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for the old notes to be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act provided that: (1) such exchange notes are acquired in the ordinary course of such holders' business; (2) such holders are not engaging in and do not intend to engage in a distribution of the exchange notes and have no arrangement or understanding with any person to participate in the distribution of such exchange notes; (3) such holders are not affiliates of us within the meaning of Rule 405 under the Securities Act; and (4) such holders are not broker-dealers that acquired the old notes directly from us; or

  •
  there shall have occurred:

  (1)
  any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory);

  (2)
  any limitation by any governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer;

  (3)
  a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

  (4)
  a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

  (5)
  any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States; or

  (6)
  in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof.

    The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not be deemed a waiver of such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

  •
  refuse to accept any old notes and return any old notes that have been tendered to the tendering holders;

  •
  extend the exchange offer and retain all old notes tendered prior to the expiration date of the exchange offer, subject to the rights of the holders of the tendered old notes to withdraw such old notes; or

  •
  waive such termination event with respect to the exchange offer and accept the properly tendered old notes that have not been withdrawn.

    If we determine that such waiver constitutes a material change in the exchange offer, we will promptly disclose such change in a manner reasonably calculated to inform the holders of such change and we will extend the exchange offer to the extent required by law.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

    Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes that have been validly tendered and not withdrawn, and will issue the applicable exchange notes in exchange for such old notes promptly after our acceptance of such old notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes for exchange when, as, and if we have given written notice of such acceptance to the exchange agent.

    For each old note accepted for exchange, the holder of the old note will receive an exchange note having a principal amount equal to that of the surrendered old note. The exchange notes will bear interest from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from November 23, 1999. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from November 23, 1999. Old notes accepted for exchange will cease to accrue interest from and after the date on which they are accepted for exchange. Holders whose old notes are accepted for exchange will not receive any payment for accrued interest on the old notes otherwise payable on any interest payment date if the record date occurs on or after date on which they are accepted for exchange and will be deemed to have waived their rights to receive the accrued interest on the old notes.

    If any tendered old notes are not accepted for any reason or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes or, if the old notes were tendered by book-entry transfer, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility. In either case, the return of such old notes will be effected promptly after the expiration or termination of the exchange offer.

Exchange Agent

    We have appointed Norwest Bank Minnesota, N.A. as the exchange agent for the exchange offer. Norwest Bank Minnesota, N.A. also acts as trustee under the indenture. You should send all executed letters of transmittal to the exchange agent and direct all communications with the exchange agent, including requests for assistance or for additional copies of this prospectus or of the letter of transmittal as follows:

Delivery To: Norwest Bank Minnesota, N.A., Exchange Agent

By Registered and Certified Mail:	By Regular Mail or Overnight Courier:	By Person by Hand only:
Norwest Bank Minnesota, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Norwest Bank Minnesota, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	Norwest Bank Minnesota, N.A. 2th Floor—Northstar East Building Corporate Trust Services 608 Second Avenue South Minneapolis, MN

By Facsimile (for Eligible Institutions only):
(612) 667-4927

For Information or Confirmation by Telephone:
(612) 667-9764

    If you deliver the letter of transmittal to an address other than as set forth above or transmit instructions via facsimile other than as set forth above, such delivery or instructions will not be effective.

Fees and Expenses

    We will pay for all expenses we incur in conducting the exchange offer. We are making the principal solicitation pursuant to the exchange offer by mail. Our officers and employees and our affiliates may also make solicitations in person, by telegraph, telephone or facsimile transmission.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse its reasonable out-of-pocket costs and expenses and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

Transfer Taxes

    We will pay any transfer taxes applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any of these transfer taxes (whether imposed on the registered holder thereof or any other person) will be payable by the tendering holder.

    For example, the tendering holder will pay transfer taxes, if:

  •
  exchange notes for principal amounts not tendered, or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered; or

  •
  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal.

    If you do not submit satisfactory evidence of payment of taxes for which you are liable or exemption from them with your letter of transmittal, we will bill you for the amount of these transfer taxes directly.

Accounting Treatment

    We will record the exchange notes at the same carrying value as the old notes, which is the principal amount as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will capitalize the expenses of the exchange offer for accounting purposes and include them in other assets on our balance sheet. We will amortize these expenses on a straight line basis over the life of the exchange notes.

Consequences of Failure to Exchange Old Notes

    Holders of old notes who do not exchange their old notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such old notes. The old notes were originally issued in a transaction exempt from registration under the Securities Act, and may be offered, sold, pledged, or otherwise transferred only:

  •
  in the United States to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act);

  •
  outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act;

  •
  pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available; or

  •
  pursuant to an effective registration statement under the Securities Act.

    The offer, sale, pledge or other transfer of old notes must also be made in accordance with any applicable securities laws of any state of the United States, and the seller must notify any purchaser of the old notes of the restrictions on transfer described above. We do not currently anticipate that we will register the old notes under the Securities Act.

Appraisal or Dissenters' Rights

    Holders of the old notes will not have appraisal or dissenters' rights in connection with the exchange offer.

USE OF PROCEEDS

    The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the old notes. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive old notes in like principal amount. The old notes that are surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

    The proceeds from the sale of the old notes, net of discounts and expenses, were approximately $132.1 million. The net proceeds of the offering of the old notes, together with borrowings under Merrill Communications LLC's credit facility and equity investments in Merrill, were used to help fund the merger of Viking Merger Sub, Inc. with and into Merrill. In order to fund the merger of Viking Merger Sub, Inc. with and into us in November 1999 and to pay related fees and expenses:

  •
  Merrill Communications LLC entered into a $270.0 million senior secured credit facility, consisting of $50.0 million of revolving loan availability and $220.0 million of term loan availability, with a group of financial institutions led by DLJ Capital Funding, Inc. At the effective time of the merger, Merrill Communications LLC borrowed $220.0 million of term loans. Merrill Communications LLC may use the $50.0 million borrowing availability under the revolving credit facility for general corporate purposes, subject to customary conditions.

  •
  We issued and sold 140,000 units, each consisting of $1,000 principal amount of the old notes and one warrant to purchase 1.22987 shares of our class B common stock, par value $.01 per share.

  •
  Viking Merger Sub raised $110.7 million from the sale of $70.7 million of its common and $40.0 million of its 14.5% senior preferred stock due 2011 with warrants to certain affiliates of DLJMB and institutional investors. At the effective time of the merger, each share of common stock of Viking Merger Sub converted into one share of our class B common stock and each share of preferred stock and each warrant converted into one share of our preferred stock with identical terms and a warrant for our class B common stock. For a description of the preferred stock and warrants, we refer you to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

  •
  John W. Castro, our President and Chief Executive Officer, and Rick R. Atterbury, our Executive Vice President and Chief Technology Officer, invested, through the retention of existing shares, $21.5 million of common equity for an approximately 23.4% equity interest in our company (excluding warrants).

    The following table sets forth the estimated sources and uses of funds for the merger and the related financings on a pro forma basis as of October 31, 1999 as though they were completed on that date:

Pro Forma As of October 31, 1999
(dollars in millions)
Sources:
Existing cash	$5.0
Revolving credit facility (1)	1.9
Term loans	220.0
Units (2)	136.2
Preferred stock and warrants (3)	40.0
Management rollover (4)	21.5
Common stock purchased by DLJMB funds	70.7

Total sources	$495.2

Uses:
Cash purchase of outstanding shares and options	$359.2
Management rollover (4)	21.5
Repayment of existing debt (1)	83.0
Fees and expenses	23.9
Funding of other obligations (5)	7.5

Total uses	$495.2

(1)
Borrowings under the revolving credit facility and repayment of existing debt as shown are based on the amount of indebtedness outstanding at October 31, 1999. Borrowings under the revolving credit facility were reduced by reductions in net debt at closing. Existing indebtedness consisted primarily of our (a) existing unsecured, revolving line of credit, which at October 31, 1999 had a weighted average interest rate of 6.6% per annum and would have matured in December 1999, (b) unsecured senior notes which bore interest at 7.463% per annum and would have matured in October 2006 and (c) industrial development bonds with interest rates that ranged from 4.2% to 5.5% per annum and a final maturity date in August 2010.

(2)
Represents $140.0 million of units including $1.7 million attributable to the value of the warrants and net of $3.8 million of unamortized discount.

(3)
In connection with the merger, certain affiliates of DLJMB and institutional investors purchased preferred stock and warrants for total consideration of $40.0 million. For accounting purposes, a $5.5 million value has been ascribed to the warrants and this amount has been classified as additional paid-in-capital under shareholders' equity. Prior to November 15, 2004, dividends will accrete to the liquidation value of the preferred stock unless the holders elect to receive such dividends in the form of additional shares of preferred stock. After November 15, 2004, dividends are payable in cash.

(4)
John W. Castro and Rick R. Atterbury invested, through the retention of existing shares, $21.5 million of common equity for an approximately 23.4% equity interest in our company (excluding warrants).

(5)
Primarily relates to the funding of our deferred compensations plans net of repayments of $2.1 million from employee loans.

CAPITALIZATION

    The following table presents on a consolidated basis our unaudited capitalization as of October 31, 1999 (1) on an historical basis and (2) on a pro forma basis to give effect to the merger and the related financings described under "Unaudited Pro Forma Consolidated Financial Data" as though they had occurred on that date. This table should be read in conjunction with our consolidated financial statements and related notes, our "Unaudited Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

	As of October 31, 1999
	Historical	Pro Forma
	(dollars in millions)
Cash and cash equivalents	$5.0	$—

Long-term debt, including current portion:
Existing debt	$85.2	$2.2
Credit facility
Revolving credit facility	—	1.9
Term loans	—	220.0
Notes (1)	—	134.5

Total debt	85.2	358.5

Preferred stock, 500,000 authorized; no shares issued historical, 500,000 shares issued pro forma (2)	—	34.5
Shareholders' equity:
Class B common stock, 10,000,000 authorized, no shares issued historical, 4,191,943 shares issued pro forma (3)	—	—
Common stock, 25,000,000 authorized, 16,137,520 shares issued historical, no shares issued pro forma	0.2	—
Additional paid-in-capital	14.3	99.3
Retained earnings (3)	145.6	(221.3)

Total shareholders' equity (deficit)	160.1	(121.9)

Total capitalization	$245.3	$(271.2)

(1)
Represents $140.0 million in aggregate principal amount of old notes offered in connection with the merger financing, net of unamortized discount of $3.8 million and $1.7 million attributed to the value of the warrants issued as part of the units. The value of the warrants has been classified as additional paid-in-capital under shareholders' equity.

(2)
Represents $40.0 million in aggregate preferred stock offered in connection with the merger financing, net of $5.5 million attributed to the value of the warrants issued as part of the preferred stock. The value of the warrants has been classified as additional paid-in-capital under shareholders' equity.

(3)
In connection with the merger, DLJMB funds invested $70.7 million, and Messrs. Castro and Atterbury invested, through the retention of existing shares, $21.5 million of common equity for an approximately 23.4% equity interest in our company (excluding warrants).

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The tables below set forth selected consolidated financial information for us for each of the five fiscal years ended January 31, 1995 to 1999 and the nine month periods ended October 31, 1998 and 1999. We derived the consolidated statements of operations data and consolidated balance sheet data as of and for the five years ended January 31, 1995 to 1999 from our consolidated financial statements which have been audited by PricewaterhouseCoopers LLP, independent accountants. We derived the consolidated statements of operations data and consolidated balance sheet data for and as of the nine months ended October 31, 1998 and 1999 from our unaudited consolidated financial statements, which include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of results for these unaudited periods. The results of operations for the nine months ended October 31, 1999 are not necessarily indicative of the results of operations that may be expected for the full fiscal year 2000.

    You should read the selected consolidated financial data presented below in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements with related notes contained elsewhere in this prospectus.

	Year Ended January 31,										Nine Months Ended October 31,
	1995		1996		1997		1998		1999		1998		1999
	(dollars in millions)
Statement of Operations Data:
Revenue	$236.9		$245.3		$353.8		$459.5		$509.5		$391.7		$442.4
Cost of revenue	159.5		165.8		227.5		295.4		330.6		250.3		289.9

Gross profit	77.4		79.5		126.3		164.1		178.9		141.4		152.5
Selling, general and administrative expenses	55.7		60.1		89.9		114.2		127.7		97.1		109.0
Merger costs	—		—		—		—		—		—		2.3

Operating income	21.7		19.5		36.3		50.0		51.2		44.3		41.2
Interest expense	(1.1)		(1.1)		(4.1)		(4.3)		(4.0)		(3.0)		(5.0)
Other income (expense), net	0.5		0.3		0.3		0.8		0.4		0.5		(0.6)

Income before provision for income taxes	21.2		18.7		32.5		46.5		47.7		41.8		35.5
Provision for income taxes	9.2		8.0		14.6		20.4		21.2		18.6		17.2

Net income	$12.0		$10.7		$17.8		$26.0		$26.5		$23.2		$18.3

Balance Sheet Data (at end of period):
Cash and cash equivalents	$10.0		$12.1		$5.2		$2.5		$23.5		$5.7		$5.0
Working capital (1)	23.0		34.6		71.0		77.6		60.5		89.5		104.0
Total assets	106.5		125.5		202.0		246.5		265.9		257.3		334.7
Total debt (2)	9.0		13.8		49.6		42.7		41.9		42.5		85.2
Total shareholders' equity	66.1		77.7		96.2		125.7		141.2		143.4		160.1
Other Data:
EBITDA (3)	$31.5		$30.3		$49.8		$67.6		$71.1		58.6		58.3
Adjusted EBITDA (3)	31.5		30.3		49.8		67.6		71.1		58.6		60.6
Capital expenditures	10.1		12.5		9.2		17.1		16.5		11.4		7.9
Depreciation and amortization (4)	9.8		10.8		13.4		17.6		19.9		14.2		17.1
Ratio of earnings to fixed charges	8.7	x	7.7	x	6.3	x	7.6	x	7.8	x	9.7	x	5.6	x

(1)
Excludes cash and current maturities of debt and capital lease obligations.

(2)
Total debt includes all debt and capital lease obligations.

(3)
Earnings before interest, taxation, depreciation (EBITDA) is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles). We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. Adjusted EBITDA, which represents EBITDA, as defined, adjusted for non recurring merger costs is presented because we believe it is a meaningful indicator of our operating performance and it is a measurement by which certain of the covenants under the credit facility are computed.

(4)
Depreciation and amortization includes a $1.2 million and $1.0 million goodwill writedown for the year ended January 31, 1999 and the nine month period ended October 31, 1998, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with our consolidated financial statements and our unaudited pro forma condensed consolidated financial statements, including the notes to those statements, included elsewhere in this prospectus.

    This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause those differences include, but are not limited to, those discussed in "Risk Factors."

Overview

    We are a diversified communications and document services company applying advanced information systems and intranet/Internet technology to provide a full range of services to our corporate, financial and legal clients. We maintain a disciplined focus on specific target markets with substantial, complex business communication requirements, and we aggressively pursue a leadership position within each of these markets.

    In February 1999, we realigned our corporate structure by shifting from a geographically based matrix organization into five business units in order to provide clearer accountability, quicker decision making and sharper operational focus within each line of business. These business units have been organized into two reportable segments, Specialty Communication Services and Document Services:

  Specialty Communication Services

  •
  Financial Document Services

  •
  Investment Company Services

  •
  Managed Communications Programs

  •
  Merrill Print Group

  Document Services

  •
  Document Management Services

    Our management's discussion and analysis for the nine month periods ended October 31, 1998 and 1999 reflects our recent realignment into these five business units. Our management's discussion and analysis for prior periods reflect the historical presentation of our business on a product line basis.

    Our Financial Document Services business historically has generated large, high margin cash flow. This business encompasses transactional documents that generally reflect the level of deal activity in the capital markets as well as required regulatory compliance and other repetitive work that is typically not significantly affected by capital market fluctuations. While some types of transactions tend to increase when others are out of favor, a prolonged reduction in the overall level of financial transactions could be expected to have a negative impact on our Financial Document Services business. This was the case, for example, during the Fall of 1998 when pronounced economic difficulties in certain emerging markets reduced the overall level of transaction activity on a global scale. As a result, revenue related to transaction-based financial printing was depressed for the fourth quarter of fiscal year 1999 and the first quarter of fiscal year 2000, during which time we would have completed and invoiced certain transactions that were otherwise postponed or terminated. The first and second quarters of fiscal 1999, on the other hand, represented relatively robust capital markets, which translated into strong operating results for the transaction portion of our Financial Document Services business during these periods.

    In an effort to maximize the stability of our revenue and profitability, we have not only strived to grow the non-financial transaction portion of our Financial Document Services business, but we have also continued to develop and grow our other business units. Our Investment Company Services, Managed Communications Programs and Document Management Services businesses all compete in highly fragmented markets that we believe are undergoing robust growth. Compliance documentation and marketing materials for our investment fund and corporate clients are not significantly affected by capital markets fluctuations, but are usually in higher demand during our first fiscal quarter as a result of our clients' annual filing requirements. Our Managed Communications Programs and Document Management Services businesses tend to follow general economic trends. Both of these businesses also have a considerable amount of long-term contracted revenue that serves to stabilize our operating results. We generally do not begin to receive significant revenue in our Managed Communications Programs business until we have invested approximately six to 12 months analyzing our clients' communication processes and designing appropriate product and service offerings that effectively address their needs.

    The strength of our diversification effort has been attributable to both internal growth and acquisitions. On June 11, 1998, we acquired Executech, Inc. and World Wide Scan Services, LLC, an East coast-based software and imaging company that expanded Document Management Services' client base, giving us a strong presence among top-100 law firms and Fortune 200 corporate law departments. On April 14, 1999, we finalized the acquisition of Daniels Printing, Limited Partnership, a full-service financial and commercial printing company based in suburban Boston, Massachusetts, that strengthens the presence of our Investment Company Services business in the important New England market. Furthermore, we acquired Alternatives Communications Group, Inc. on June 14, 1999, extending the service capabilities, customer base and geographic reach of our Managed Communications Programs business. We have accounted for all of these acquisitions under the purchase method of accounting. Accordingly, our historical results reflect these acquired operations from the date of acquisition.

    In addition to broadening our revenue and customer base, we also strive to maintain a low fixed cost asset base and high utilization rates in connection with our printing assets. This enables us to better respond to a potential downturn in the financial markets and the associated reduction in demand for transaction-based printing services. In periods of strong demand, we subcontract as much as 40% of our printing requirements to third-party local vendors. We pursue a strategy of maintaining a low fixed cost asset base throughout all of our other business units as well. For example, we pioneered the hub and spoke network utilized in our Financial Document Services and Investment Company Services businesses as an efficient method to deploy the resources needed in those businesses. In our Document Management Services business, we have a leasing arrangement with a major manufacturer of photocopying equipment, whereby we lease such equipment on an as-needed basis and pay for such usage entirely on a per copy basis (as opposed to paying a fixed monthly rental cost). This arrangement is in line with our overall operating strategy of minimizing our fixed cost asset base and maximizing operating flexibility.

    In all of our business units, we recognize revenue when we ship or complete the product or, in the case of our Document Management Services, when we provide the service. Prior to our recent corporate realignment, our printing operations were historically reflected as a cost center in our overall operating results for the entire company. With its formation in February 1999, the Merrill Print Group has been established as a profit center responsible for managing the printing operations for all of our internal businesses as well as our growing base of commercial printing clients.

    As a result of the merger, we expect merger costs will approximate $23.9 million, of which $10.2 million relates to financing costs that will be capitalized and amortized over the term of the finance agreements. The remaining $13.7 million of fees and expenses relates to non-capitalizable merger fees and expenses. A substantial one-time charge will be recorded during the fourth quarter of fiscal year 2000. Because this charge will be funded entirely through the proceeds of the merger financing, we do not expect this charge to have a material impact on our liquidity, ongoing operations or market position. The merger will be accounted for as a recapitalization and consequently will have no impact on our historical basis of assets and liabilities nor result in the recording of any goodwill.

    We strive to capitalize on opportunities to realize operating synergies and cost savings by integrating our recent acquisitions into our operations, capitalizing on our recent corporate realignment into business units and leveraging our low fixed-cost asset base. Our cost reduction initiatives include:

  •
  streamlining redundant functions;

  •
  rationalizing corporate overhead;

  •
  more effectively adapting technology targeted for specific business unit markets;

  •
  increasing utilization of existing printing capacity; and

  •
  maximizing purchasing efficiencies.

Results of Operations

    The following table sets forth, for the fiscal period indicated, the revenues for each of our lines of business:

	Year Ended January 31,			Nine Months Ended October 31,
	1997	1998	1999	1998	1999
	(dollars in millions)
Specialty Communication Services:
Financial Document Services	$198.9	$251.5	$256.3	$204.1	$203.5
Investment Company Services	55.4	83.5	101.5	78.2	102.1
Managed Communications Programs	52.7	66.4	80.5	56.3	70.5
Merrill Print Group	7.3	3.9	8.3	7.5	12.0

Total Specialty Communication Services Revenue	314.3	405.3	446.6	346.1	388.0

Document Services:
Document Management Services	39.5	54.2	62.9	45.6	54.4

Total Revenue	$353.8	$459.5	$509.5	$391.7	$442.4

    The following table sets forth, for the fiscal period indicated, the growth in revenues for each of our lines of business:

	Year Ended January 31,
			Nine Months Ended October 31, 1999
	1998	1999
Specialty Communication Services:
Financial Document Services	26.5%	1.9%	(0.3)%
Investment Company Services	50.7	21.6	30.5
Managed Communications Programs	26.0	21.1	25.3
Merrill Print Group	(46.6)	112.8	59.3
Total Specialty Communication Services Revenue	29.0	10.2	12.1
Document Services:
Document Management Services	37.2	16.1	19.3
Total Revenue	29.9%	10.9%	12.9%

Nine months ended October 31, 1999 compared to nine months ended October 31, 1998

  Revenue

    Overall revenue increased 12.9% to $442.4 million for the nine month period ended October 31, 1999 from $391.7 million for the same period one year ago. Revenue in the Specialty Communication Services segment increased $41.9 million, or 12.1% to $388.0 million from $346.1 million. Within the Specialty Communication Services segment, Financial Document Services revenue decreased 0.3% to $203.5 million from $204.1 million. Revenue generated by financial transactions, which represented 32.7% of our revenue for the nine month period ended October 31, 1999, decreased 2.6% when compared to the same period a year ago. This decrease reflected lower financial transaction activity during the first half of fiscal year 2000 when compared to the record activity experienced during the first half of fiscal year 1999. Corporate regulatory compliance revenue had a modest increase of approximately 2.8% for the nine month period ended October 31, 1999. The increase was driven by an aggressive marketing initiative implemented during the first half of fiscal year 2000 offset by timing of certain projects during the latter part of the nine month period ended October 31, 1999. Investment Company Services revenue increased $23.9 million, or 30.5% to $102.1 million for the current nine month period ended October 31, 1999 from $78.2 million for the same period one year ago. This increase resulted from the positive impact of the Daniels Printing operation, new customers and added services to existing customers. Managed Communications Programs revenue increased $14.2 million or 25.3% to $70.5 million for the nine month period ended October 31, 1999 from $56.3 million for the same period one year ago. Managed Communications Programs revenue growth resulted from continued growth in new customer accounts and services to existing customers and the positive impact of the Alternatives Communications operations. Merrill Print Group revenue increased $4.5 million to $12.0 million for the nine month period ended October 31, 1999 from $7.5 million during the same period one year ago. This increase was primarily generated by the Daniels Printing operations.

    Revenue in the Document Services segment increased $8.8 million, or 19.3% to $54.4 million for the nine month period ended October 31, 1999 from $45.6 million for the nine month period ended October 31, 1998. This growth was due to increased revenue from our document service centers, our regional copy centers and from our imaging services.

  Gross profit

    Gross profit increased $11.1 million, or 7.8% to $152.5 million for the nine month period ended October 31, 1999 from $141.4 million for the nine month period ended October 31, 1998. As a percentage of revenue, gross profit was 34.5% for the nine month period ended October 31, 1999 compared to 36.1% for the same period one year ago. The increase in gross profit was due to increased revenue discussed above, offset by the decrease in gross profit as a percentage of revenue. This decrease in gross profit as a percentage of revenue was due to a shift in revenue mix from higher gross margin financial transaction revenue to revenue generated by our other business units that tend to carry lower gross margins.

  Selling, general and administrative

    Selling, general and administrative expenses increased $11.9 million to $109.0 million for the nine month period ended October 31, 1999 from $97.1 million for the nine month period ended October 31, 1998. Selling, general and administrative expenses primarily increased as a result of variable costs associated with increased revenues and related expenses from our recently acquired Daniels Printing and Alternatives Communications acquisitions. Selling, general and administrative expenses as a percentage of revenue were 24.7% for the nine month period ended October 31, 1999 compared with 24.8% for the nine month period ended October 31, 1998.

  Merger costs

    During the nine month period ended October 31, 1999, we recorded costs associated with the proposed plan of merger of approximately $2.3 million. This amount reflects investment banking fees, accounting, legal and other direct expenses. During the fourth quarter of fiscal year 2000, we will record a significant one-time charge associated with the November 23, 1999 closing of the plan of merger.

  EBITDA

    EBITDA was $58.3 million for the nine month period ended October 31, 1999 and included non-recurring merger costs of $2.3 million. Exclusive of non-recurring merger costs, EBITDA increased 3.4% to $60.6 million for the nine month period ended October 31, 1999 from $58.6 million for the nine month period ended October 31, 1998. As a percentage of revenue, EBITDA was 13.2% for the nine month period ended October 31, 1999 versus 15.0% for the nine month period ended October 31, 1998. The primary contributor to the increase in EBITDA, exclusive of non-recurring merger costs, related to the increase in gross profit partially offset by the increase in selling, general and administrative expenses as previously discussed. The primary cause for the decrease in EBITDA as a percentage of revenue related directly to $2.3 million of non-recurring merger costs and the decrease in gross profit as a percentage of revenue, as previously discussed.

  Interest expense

    Interest expense for the nine month period ended October 31, 1999 was $5.0 million compared to $3.0 million for the nine month period ended October 31, 1998. The increase in interest expense was caused by borrowings under our revolving credit facility to finance the Daniels Printing and Alternatives Communications acquisitions.

  Tax provision

    The effective tax rate for the nine month period ended October 31, 1999 was 48.5% compared to 44.5% for the nine month period ended October 31, 1998. The increase in the effective rate was caused by an increase in non-deductible business and entertainment expenses and non-deductible merger costs. We expect the effective tax rate to increase for the remainder of fiscal year 2000 as additional non-deductible merger costs are incurred.

  Net income

    Net income was $18.3 million, or $1.10 per diluted share, for the nine month period ended October 31, 1999 versus $23.2 million, or $1.35 per diluted share, for the nine month period ended October 31, 1998. The decrease in net income was related to higher selling, general and administrative expenses, increased depreciation and amortization expense associated primarily with the Daniels Printing operation, merger costs and interest expense.

Fiscal year ended January 31, 1999 compared to fiscal year ended January 31, 1998

  Revenue

    Overall revenue for fiscal year 1999 increased 11% over the previous year. Revenue in the Specialty Communication Services segment increased 10% over the previous year. The financial transactions revenue category increased 6% compared to the prior year. This increase was driven by strong mergers and acquisition activity in the first six months of fiscal year 1999. The financial transactions revenue category declined in the second half of the fiscal year by 15% as a result of the Fall market volatility. International revenue, which is included in the financial transactions revenue category, represented less than 10% of consolidated revenue and increased over fiscal year 1998 revenue. Management does not anticipate significant fluctuations in the relative percentage of international revenue during fiscal year 2000. The corporate revenue category increased 11% compared to fiscal year 1998. This increase is attributed mainly to strong growth in Investment Company Services products and continued solid demand for corporate compliance business. The commercial and other revenue category realized revenue growth of 18% over fiscal year 1998. The growth is primarily the result of our Managed Communications Programs business. The Document Services segment revenue grew 16% in fiscal year 1999. Ten percent of the growth was a result of the acquisition of Executech and affiliated World Wide Scan Services in June 1998. Document service centers, which totaled 80 at January 31, 1999, contributed revenue growth of 7% on a same-site comparison.

    We anticipate that our total revenue for fiscal year 2000 will continue to grow compared to our total revenue for fiscal year 1999, primarily as a result of our acquisition activity, increased selling efforts and new product offerings. As a percentage of our total revenue, we anticipate that our financial revenue category in fiscal year 2000 will decline as a percentage of total revenue as our other business sectors continue to grow. The forward-looking statements in this paragraph contain various risks and uncertainties that may make these statements untrue. These risks and uncertainties include, but are not limited to, the effect of economic and financial market conditions on our revenue, the extent of changes to government reporting requirements and the ability of our management to successfully select suitable acquisition candidates and the ability to integrate and manage them successfully.

  Gross profit

    Fiscal year 1999 gross profit of approximately 35% declined slightly from fiscal year 1998. Strong margins were maintained despite the significant slowdown in financial transaction activity in the second half of the fiscal year 1999. Management implemented cost control measures in the second half of fiscal year 1999 to offset the lower production activity. These cost controls measures included a reduction in our workforce of approximately 100 employees (approximately three percent of our total workforce) and a decrease in our incentive bonuses payable to employees (resulting from anticipated lower company performance compared to the quantitative targets set forth in our plan). On February 1, 1999, we also reorganized our company into five distinct business units: Financial Document Services, Investment Company Services, Management Communications Programs, the Merrill Print Group and Document Management Services. By realigning our business into five operating units, we believe that we are able to achieve more accountability for overall profitability of these business units. In addition, by establishing the Merrill Print Group as a separate profit center, we hope to increase the utilization of our printing assets. In order to further this objective, management compensation for the Merrill Print Group is now based on profitability. We believe that these cost cutting initiatives together with our expectation that overhead costs will remain stable, will result in higher operating margins during the next couple of years. The decrease in gross profit as a percentage of revenue resulted from a shift in revenue mix from higher gross margin financial transaction revenue to revenue generated by our other business units that tend to carry lower gross margins. We expect to continue to realize decreasing gross margins due to the changing mix of our revenue between Financial Document Services (higher gross margin business) and non-Financial Document Services (lower gross margin business).

    The immediately preceding paragraph contains forward-looking statements involving various risks and uncertainties that may make these statements untrue. These risks and uncertainties include, but are not limited to, the effect of economic and financial market conditions on our revenue, the extent of changes to government reporting requirements, the ability of our management to successfully select suitable acquisition candidates and the ability to integrate and manage them successfully, the success of our focus on value-added technology and the ability of our management to successfully continue to diversify our operations.

  Selling, general and administrative expenses

    Selling, general and administrative expenses increased in both dollar terms and as a percentage of revenue. The increase in these expenses in fiscal year 1999 was principally a result of our continued expansion of our sales and marketing activities and provisions for losses on trade receivables. Specifically, during fiscal year 1999, we hired additional sales personnel, marketing employees and product managers, and engaged in several, nationwide corporate branding and product marketing programs. We anticipate that we will continue to hire additional sales and marketing personnel in the immediate future, and will continue our corporate branding and product marketing initiatives for the foreseeable future. During the fiscal year ending January 31, 1998, management decided to discontinue the sales of hardware and software related to its Merrill Training and Technology group, formerly Merrill/Superstar Computing Company. As a result of this decision, we recorded a $1.2 million goodwill impairment as it was determined that the carrying amount of the goodwill related to the Superstar acquisition was not fully recoverable. We review the carrying value of long-lived assets and certain identifiable intangibles for impairment, at least quarterly but more frequently whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Based on this policy, no other goodwill or long-lived asset was determined to be impaired.

    Average short-term borrowings under our line of credit arrangement were approximately $4.3 million, $4.7 million and $30.1 million in fiscal years 1999, 1998 and 1997, respectively.

    Interest expense for fiscal year 1999 declined slightly compared to fiscal year 1998, which reflects stable interest rates and a slight reduction in overall amounts borrowed during fiscal year 1999.

    The effective income tax rate for fiscal year 1999 was 44.5% compared to 44% for fiscal year 1998. The effective rates were higher than the statutory federal income tax rate primarily because of state income taxes and the impact of increased non-deductible business entertainment expenses incurred in conjunction with the Financial Document Services and Investment Company Services revenue category activity previously discussed.

Fiscal year ended January 31, 1998 compared to fiscal year ended January 31, 1997

  Revenue

    Overall revenue for fiscal year 1998 increased 30% over the previous year. Revenue in the Specialty Communication Services segment increased 29% over the previous year. The financial transactions revenue category increased 22% compared to 1997. This increase was driven by continued strong mergers and acquisition activity in financial markets throughout fiscal year 1998. The increase was also driven by the results of the Corporate Printing Company business acquired in April 1996. International revenue, which is included in the financial transactions revenue category, represented less than 10% of consolidated revenue and increased over fiscal year 1997. The corporate revenue category increased 49% when compared to fiscal year 1997. This increase is attributed to strong corporate compliance business, continued solid demand for EDGAR services and strong growth in Investment Company Services products. The commercial and other revenue category experienced a 17% increase in revenue over fiscal year 1997. The growth is primarily the result of our Managed Communications Programs. The Document Services segment revenue grew 37% in fiscal year 1998, reflecting continued growth in the number of Document Service Centers, which totaled 76 at January 31, 1998. This resulted from internal growth and the acquisition of selected assets of Total Management Support Services.

  Gross profit

    Fiscal year 1998 gross profit of approximately 36% remained level with fiscal year 1997. Continued strong margins in both Financial Document Services and Investment Company Services along with high production utilization allowed us to maintain the same margins.

  Selling, general and administrative expenses

    Selling, general and administrative expenses increased, but as a percent of revenue, declined slightly in the last year. The increase in these expenses in fiscal year 1998 was principally a result of our continued expansion of sales and marketing activities and provisions for incentive compensation.

    Average short-term borrowings under our line of credit arrangement were approximately $4.7 million, $30.1 million and $2.2 million in fiscal years 1998, 1997 and 1996, respectively. The significant decrease in the average short-term borrowings in fiscal year 1998 resulted from the issuance of $35 million in unsecured Senior Subordinated Notes in October 1996.

    Interest expense for fiscal year 1998 remained relatively consistent compared to fiscal year 1997, which reflects stable interest rates and consistent overall amounts borrowed during the time periods.

    The effective income tax rate for fiscal year 1998 was 44% compared to 45% for fiscal year 1997. The effective rates were higher than the statutory federal rate primarily because of state income taxes and the impact of increased non-deductible business entertainment expenses incurred in conjunction with the additional Financial Document Services and Investment Company Services revenue category activity previously discussed.

Liquidity and Capital Resources

  Post-merger

    Our principal sources of liquidity is cash flow from operations and borrowings under Merrill Communications LLC's new credit facility. Our principal uses of cash will be debt service requirements described below, capital expenditures, working capital requirements and acquisitions.

    Capital expenditures were $7.9 million for the nine months ended October 31, 1999 and $16.5 million, $17.1 million and $9.2 million for the fiscal years 1999, 1998 and 1997, respectively. We anticipate that we will spend approximately $13.0 million on capital expenditures for the remainder of fiscal 2000 and approximately $18.0 million for fiscal 2001 for computer based production equipment, reprographics, leasehold improvements and printing equipment. We expect to realize certain revenue enhancements and cost savings as a result of such expenditures. Management believes that we will continue to require working capital consistent with past experience and that current levels of working capital, together with borrowings available under the new credit facility, will be sufficient to meet expected liquidity needs in the near term.

    On a pro forma basis, as of October 31, 1999, we had: (1) total indebtedness of approximately $358.5 million; and (2) $48.1 million of borrowings available under Merrill Communications LLC's credit facility, subject to customary conditions. The term loan facility under this credit facility consists of a $65.0 million amortizing term loan A maturing November 23, 2005 and a $155.0 million amortizing term loan B maturing November 23, 2007. This credit facility also includes a $50.0 million revolving credit facility that terminates on November 23, 2005. This credit facility may be increased by up to $30.0 million at our request, with the consent of the lenders providing the increased commitments. Borrowings under this credit facility generally bear interest based on a margin over, at our option, the base rate or the reserve-adjusted London-interbank offered rate, or LIBOR. The applicable margin is initially 3.00% over LIBOR and 1.75% over the base rate for borrowings under the revolving credit facility and for term loan A and 3.75% over LIBOR and 2.50% over the base rate for term loan B. The applicable margin for the revolving credit facility and term loan A will vary in the future based upon our leverage ratio, as defined in the credit facility. The credit facility limits Merrill Communications LLC's ability to pay dividends to us other than for the purpose of making current payments of principal and interest on the notes and specified fees and expenses incurred by us. The credit facility also contains customary covenants, including covenants that limit our ability to incur debt, pay dividends and make investments, and events of default as described in "Description of Credit Facility."

    The notes mature in 2009 and are guaranteed by each of our existing wholly-owned domestic restricted subsidiaries. Interest on the notes are payable semi-annually in cash. The notes contain customary covenants and events of default, including covenants that limit our ability to incur debt, pay dividends and make certain investments as described in "Description of Exchange Notes."

    Viking Merger Sub issued 500,000 shares of 14.5% senior preferred stock due 2011 to certain affiliates of DLJ Merchant Banking Partners II, L.P. and to institutional investors. At the effective time of the merger, each share of Viking Merger Sub preferred stock converted into preferred stock of our company with identical terms. Each share of preferred stock is entitled to cumulative, quarterly dividends at a compound rate of 14.5% per annum. Prior to November 15, 2004, dividends will accrete to the liquidation value of the preferred stock unless holders elect to receive such dividends in the form of additional shares of preferred stock. After November 15, 2004, dividends are payable in cash. Shares of preferred stock have a liquidation preference equal to the sum of $80 plus accreted dividends. Prior to the first dividend payment date, each share of preferred stock will be exchanged for 3.2 shares of preferred stock with identical terms in all respects except that the liquidation preference will be equal to $25.00 plus accrued dividends. Shares of preferred stock are non-voting, except as otherwise provided by law or by agreement. The preferred stock is subject to redemption at our option at 114.5% of liquidation preference, prior to November 15, 2004, declining ratably to 100.0% of such liquidation preference after November 15, 2007. Upon the occurrence of a change of control, each holder of preferred stock has the right to require us to repurchase all or any part of such holder's preferred stock at an offer price in cash equal to 101% of the liquidation preference thereof. Together with the preferred stock, Viking Merger Sub issued warrants to purchase 344,263 shares of its common stock at a purchase price of $0.01 per share. At the effective time of the merger, these warrants became warrants to purchase an equal amount of shares of our class B common stock at a purchase price of $0.01 per share.

    We anticipate that our operating cash flow, together with borrowings under Merrill Communications LLC's credit facility, will be sufficient to meet our anticipated future operating expenses, capital expenditures and debt service obligations as they become due. However, our ability to make scheduled payments of principal of, to pay interest on or to refinance our indebtedness and to satisfy our other debt obligations will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. See "Risk Factors."

    From time to time we will continue to explore additional financing methods and other means to lower our cost of capital, which could include stock issuance or debt financing and the application of the proceeds therefrom to the repayment of bank debt or other indebtedness. In addition, in connection with any future acquisitions, we may require additional funding which may be provided in the form of additional debt or equity financing or a combination thereof. There can be no assurance that any additional financing will be available to us on acceptable terms.

  Historical

    Cash and cash equivalents decreased $18.5 million to $5.0 million at October 31, 1999 from $23.5 million at January 31, 1999. We generated cash from operations in the nine month period ended October 31, 1999 of $5.7 million versus $26.2 million in the nine month period ended October 31, 1998. This change was driven by decreased net income, assumption and subsequent payment of ordinary course liabilities resulting from the Daniels Printing and Alternatives Communications acquisitions and higher levels of accounts receivable balances as business activity has increased from lower levels at the beginning of the year. Net cash used in investing activities was $65.2 million and $17.3 million for the nine month periods ended October 31, 1999 and 1998, respectively. Significant uses of cash in investing activities for the current nine month period included $54.6 million of cash used for the Daniels Printing and Alternatives Communications acquisitions and capital expenditures of $7.9 million. Consideration for the Daniels Printing acquisition included approximately $44.0 million in cash, assumption and payment of existing line of credit obligations totaling approximately $5.6 million and the assumption of certain ordinary course liabilities of $7.7 million. Consideration for the Alternatives Communications acquisition included approximately $2.6 million in cash, a promissory note of $0.8 million, payment of an existing line of credit obligation of $2.1 million and assumption of certain ordinary course liabilities of $1.9 million. Net cash provided by financing activities was $41.0 million for the nine month period ended October 31, 1999 compared with net cash used in financing activities of $5.8 million for the nine month period ended October 31, 1998. This change resulted from financing a significant portion of the Daniels Printing and Alternatives Communications acquisition with our revolving credit facility and the absence of stock repurchases during the current nine month period.

    Cash provided by operating activities was $55.8 million in fiscal year 1999, compared to $30.9 million in fiscal year 1998 and $8.5 million in fiscal year 1997. Operating cash flows for fiscal year 1999 included strong earnings performance and a decrease in accounts receivable and work-in-process inventories offset by decreases in accounts payable and accrued expenses. Operating cash flows for fiscal year 1998 included strong earnings performance, a decrease in work-in-process inventories and an increase in accounts payable and accrued expenses offset by an increase in accounts receivable.

    Net cash used in investing activities was $23.1 million in fiscal year 1999, compared to $30.1 million in fiscal year 1998 and $35.8 million in fiscal year 1997. Capital expenditures were $16.5 million, $17.1 million and $9.2 million for the years ended January 31, 1999, 1998 and 1997, respectively. Capital expenditures in each fiscal year were principally for reprographic and computer-based production equipment and for leasehold improvements. Cash used for businesses acquired included Executech in fiscal year 1999, Superstar Computing, Total Management Support Services and The Corporate Printing Company in fiscal year 1998 and The Corporate Printing Company and FMC Resource Management Corporation in fiscal year 1997.

    Net cash used in financing activities was $11.8 million in fiscal year 1999 compared to $3.4 million in fiscal year 1998. Net cash used in these fiscal years was primarily a result of repurchases of common stock offset by stock option exercises and repayment of borrowings under our line of credit. Fiscal year 1997 cash provided by financing activities of $20.4 million was primarily a result of the issuance of long-term debt offset by payments on long-term debt and capital lease obligations.

Impact of Year 2000

    To date, none of our products have revealed any significant year 2000 problems. However, we believe the failure of some of our customers to make their computer systems year 2000 compliant or the abandonment or delay of offerings, acquisitions or other transactions due to year 2000 concerns held by some of our customers may temporarily harm our operating results, in particular during the fourth quarter of fiscal 2000 and the first quarter of fiscal 2001. We estimate that the total cost to identify and remediate our year 2000 problems was approximately $4.3 million. These costs primarily relate to the purchase of a new payroll system, consultant and payroll-related costs for our information technology group and some computer hardware and software package upgrade purchase costs. Such costs do not include normal system upgrades and replacements. We anticipate that our fourth quarter operating results for fiscal 2000 will be behind our original expectations due to our customers' year 2000 compliance efforts and our customers' abandonment or delay of offerings, acquisitions or other transactions.

Quantitative and Qualitative Disclosures About Market Risk

    Borrowings under our credit facility accrue interest at variable rates. Based on outstanding borrowings under the credit facility at October 31, 1999, a one-eight of one percent change in interest rates would impact interest expense in the amount of approximately $228,000 annually. On December 22, 1999, we entered into an interest rate cap with DLJ International Capital. Beginning March 24, 2000, the interest rate for $110.0 million of borrowings under our terms loans A and B will be 7.50% until December 24, 2001.

    We regularly invest excess operating cash in overnight repurchase agreements that are subject to changes in short-term interest rates. Accordingly, we believe that the market risk arising from our holding of these financial instruments is minimal.

BUSINESS

Introduction

    We are a diversified communications and document services company applying advanced information systems and intranet/Internet technology to provide a broad range of services to our financial, legal and corporate clients. Our services integrate traditional composition, imaging and printing services with document management, distribution, marketing and software solutions. This integrated approach helps streamline the preparation and distribution of business-to-business communications materials. We serve our domestic clients through 36 business centers throughout 28 cities in the United States, and our international clients through a strategic alliance and other relationships with local document service providers in Canada, Europe, Asia, Latin America and Australia.

    Our business strategy is to help our clients communicate more effectively with their clients. We pursue this strategy by providing a total outsourcing solution for all of our clients' business-to-business communications and document needs. As part of our strategy, we focus on specific client segments that have substantial and complex communications requirements for which we develop an expertise that we believe provides us with a significant competitive advantage. Our service offering is often fully integrated with our clients' internal processes, and in many cases we have dedicated full-time personnel situated on-site at our clients' locations. As a result, we have built strong, long-lasting relationships with clients that have trusted us to manage their time sensitive, confidential documents and their branded promotional materials. We believe that these strong, trusted relationships help provide us with a more stabilized source of cash flow.

    As part of our efforts in helping our clients communicate more effectively with their clients, we have been a leader in introducing electronic, digital and Internet-based solutions that add value to traditional printing services. We have designed our service offering to take advantage of our strong technological capabilities in web-based information, document collaboration and distribution and in electronic document imaging, coding and retrieval. The proprietary technology embedded within our services further strengthens our client relationships and the integration of our service offering into our clients' communication processes, which in turn leads to more stabilized cash flows. Furthermore, these capabilities allow us to wrap value-added technology-based communications solutions around basic services, such as printing, thereby allowing us to command higher margins. Our technology expertise has also positioned us as a leader in the evolution of document creation, management and distribution in both print and electronic formats. We view our technology expertise as an important competitive advantage and we have made a significant investment in this area. Currently, we have a team of over 200 project managers, software developers, and support personnel responsible for the design, development and implementation of our technology-based offerings.

    As part of the recent realignment in our corporate structure, we shifted from a geographically based matrix organization into five business units in order to provide clearer accountability, quicker decision making, sharper operational focus within each line of business and to better enable us to capitalize on the growth opportunities within each of our markets. We continue to leverage our information technology concepts across all business units. Our business units are organized under two reportable segments, Specialty Communication Services and Document Services.

Specialty Communication Services

    This segment of our business provides our financial, investment company and corporate clients with information technology-based solutions for the production and distribution of transactional financial documents, marketing materials, compliance documents, and branded promotional materials.

Financial Document Services

  Overview

    Our Financial Document Services business unit produces and distributes (electronic and paper) time critical, transactional financial documents, such as registration statements, prospectuses, offering memoranda and other printed materials that are part of business financings, mergers and acquisitions. We managed the documentation behind five of the 10 largest domestic merger and acquisition transactions announced during 1999. We also produce compliance and reporting documents, such as annual and quarterly reports and proxy statements, that are either mailed or made electronically available to shareholders. In the financial printing market, we are one of three international financial printers with a nationwide network and recognized brand name.

  Services and Marketing

    Our principal service is coordinating the composition, printing and distribution of electronic and paper transaction-based financial documents, as well as compliance and investor reports. Our strong reputation in maintaining confidentiality and responding to urgent time deadlines is critical to our success and has led to the long-lasting, trusted relationships we have developed with our clients. We offer 24-hour conference facilities, high-quality support services to assist in the preparation, printing and delivery of documents, and advanced information technology solutions to facilitate collaborative work environments, speed delivery of proofs and assist clients in electronic delivery of documents to their shareholder and investor base. We are also responsible for making all required regulatory filings with agencies, such as the SEC. We are the only national financial printer with a direct line to the SEC, which we believe provides greater reliability and efficiency in filing documents electronically through the SEC's EDGAR system. We believe we are also the only financial printer with an integrated, single source composition and filing system. Since the typeset and EDGAR versions are output from the same data file, our integrated, single source system provides our clients with greater reliability and efficiency in producing accurate typeset and EDGAR proofs for filing. We also coordinate the distribution of disclosure documents for our corporate clients through secure, offering-specific web sites, as well as the dissemination of their ongoing investor reports on their proprietary intranet systems or on corporate Internet sites.

    We emphasize technology-based solutions in providing financial document services to our clients, including software applications that facilitate collaborative work environments and reduce the need for face-to-face drafting sessions. Some of our more important software applications are described below:

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  Merrill e-Collaborate, introduced in 1998, is a web-based document management tool that is designed to streamline the creation of time sensitive documents. Merrill e-Collaborate provides a secure electronic work space where working group members can offer comments and review proofs instantly, without having to wait for couriers and faxes. This system also has a built-in address book with e-mail capabilities, a group discussion area and links to various securities law publications.

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  Merrill e:Proof, introduced in 1996, is an electronic distribution method of typeset and EDGAR documents through Internet e-mail or a secure point-to-point connection, that can be viewed on-screen, distributed by e-mail or printed as hard copy from any computer with access to e-mail and a printer. This software eliminates the need for time consuming and costly couriers, faxes and mail services. All documents distributed through Merrill e:Proof are password protected and encrypted to ensure a secure document.

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  Merrill<>Link, introduced in 1992, permits a client to receive sharp, clear page proofs directly in specified client locations through the use of a remote printer. Merrill<>Link has multiparty capabilities that enable printers in multiple locations to receive proof pages simultaneously. We use Merrill<>Link extensively in our international operations to service our clients while minimizing our fixed-cost asset base.

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  MDB<>Link, introduced in 1990, offers clients the ability to print a "blueline" directly in specified client locations. Because the blueline is the last stage of document production prior to bulk printing, wider and more timely client access to these documents is viewed as a significant convenience and helps to ensure satisfaction with printing formats, page spacing and page layout.

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  Merrill IR Edge, introduced in 1999, is a web-based service through which we host, create and design investor relations web sites for our clients, including, at the client's election, electronic distribution of regulatory and investor reports, stock price information, research reports, press releases, links to other helpful web sites and other information important to investors.

    We market primarily through direct one-on-one contact with our clients, which include corporate officers and legal departments, securities attorneys, investment and merchant bankers and other financial professionals involved in public and private offerings, mergers and acquisitions or that are required to make specified disclosures under local regulations.

    Our financial printing services are provided on a project basis for individual transactions and on a periodic basis for ongoing regulatory filings or investor reports, and are typically billed on a project basis. Pricing varies significantly and is dependent in large part on the time frame allowed for the filing, the type of filing and number of proofs, document complexity, the number of pages, the distribution method for the proofs and the filing, and the extent of the revisions.

  Operations

    The creation, assembly, production and distribution of financial documents requires rapid composition, printing, electronic conversion and distribution services that are available 24 hours a day and tailored to the exacting demands of our clients. Each document typically goes through many cycles of proofreading and editing, and proofs must often be delivered simultaneously to several different cities worldwide. We have over 200 conference rooms in 28 cities in the United States and additional conference facilities that are available for our clients' use in Europe and other international markets. In December 1999, we ended our joint venture arrangement with Burrups International Limited and began our own operations in Europe, with the opening of offices in London and Paris.

    We use advanced information systems and intranet/Internet technology to create a "hub and spoke" network, linking our composition center hubs in St. Paul, Minnesota and suburban Baltimore, Maryland with our 28 service facilities throughout the United States and internationally. We pioneered the use of the hub and spoke network as an efficient means of deploying the resources needed to service our clients. The concentration of resources at our hub facilities allows us to offset the peaks and valleys of workloads among our service centers. Our staff can also develop a deeper level of expertise and we can provide them with better and more constant training. We can also more easily scale up our operations during seasonally high work load periods by hiring predominantly at our hubs, rather than at service centers across the country. At January 31, 2000, we employed 1,053 employees, including 254 customer service employees and 168 sales, marketing and sales support personnel.

  Competition

    We compete for clients in the financial printing area based primarily on relationships, technology offerings, cost, the scope of our capabilities worldwide and the overall quality of customer service, especially the ability to produce rapid and accurate revisions. We believe that our leading position in introducing software solutions to facilitate document production is a competitive advantage in attracting and retaining clients. Domestically and internationally, our primary competitors are Bowne & Co., Inc. and R.R. Donnelley & Sons Company, especially for the larger transactional and compliance work. We also compete with many smaller regional companies in the United States. We believe that the relationships that we have developed with many United States-based multi-national law firms and investment banks provide us with an advantage in competing for the financial document services business generated by their overseas operations.

Investment Company Services

  Overview

    The Investment Company Services business unit designs, produces, prints and distributes marketing materials and compliance documents for public and private investment funds, insurance companies, banks and variable annuity providers, principally in the United States. We also offer software solutions that assist our fund clients with the creation and assembly of fund documents. We currently provide services to eight of the top 10 fund families, in terms of total assets, and we have had relationships with our top 10 fund clients for an average of over 12 years. Demand for our investment company services is driven by the number of shareholders in funds, the movement of shareholders between funds and the introduction of new funds as a result of various market dynamics. According to the 1999 Mutual Fund Fact Book, published by the Investment Company Institute, the investment fund industry has increased at a 15.1% compounded annual growth rate in the number of shareholder accounts from 1984 through 1998. In addition, the number of investment funds has experienced a 13.5% compounded annual growth rate over the same period. We believe that the number of shareholders in funds and the movement between funds will continue to grow rapidly, as the baby boomers continue to age and as investors become more sophisticated about potential fund options and portfolio diversification strategies. We also believe we will continue to see the introduction of new funds in response to changing market dynamics, as we have seen with the introduction of Internet funds and international funds in the last few years.

    Although there are more than 800 investment companies in the United States, we target our sales and marketing efforts on approximately 420 of the largest companies within the market. We believe that the investment fund industry is likely to experience substantial consolidation in the next several years and we expect the larger clients we target to be among the survivors. We also focus our operations in the largest and fastest growing markets, in terms of the number of investment companies located within the market. In April 1999, we acquired Daniels Printing, a leading provider of investment fund services in Boston. We believe that this acquisition will help us increase our penetration of this market by building on Daniels' strong reputation as a service provider in this industry. We may make other acquisitions in areas that complement our core services, such as suppliers of mail and other distribution services to fund investors.

  Services and Marketing

    Public investment funds in the United States are permitted to use a wide variety of marketing materials to attract investors, many of which rely heavily on graphic and full-color print layouts. Due to the large number of funds and intense competition among funds, multi-fund complexes seek to create a brand identity that is easily recognized by a geographically diverse and fragmented investor base and to differentiate their marketing materials through the use of unique design elements. The frequency of required reports sent to individual shareholders requires substantial coordination of information from a variety of third parties, including outside administrators, transfer agents, advisers and accounting firms. In response to these market dynamics, our Investment Company Services business unit provides a full range of services that go beyond printing to the creation, production, distribution and reporting of fund documents. These services include software solutions that assist our clients in creating and assembling fund documents; comprehensive prepress services, which includes all of the necessary preparation of a document prior to printing; and document management and distribution services, including fulfillment (both electronic and paper) and inventory management of fund documents. Our personnel dedicated to this business unit are trained in the technical requirements applicable to investment funds in the United States, and we continually seek to adapt our systems rapidly to respond to changes in SEC reporting requirements or to market practices that affect our fund clients.

    In addition to collaborative Internet-based work environments for editing and proofing documents, such as Merrill e-Collaborate and Merrill e:Proof, we offer our Investment Company Services clients sophisticated software applications tailored to the unique requirements of investment funds and the specifications of our fund clients. Included among our current service offering are the following proprietary software applications:

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  MerrillReports, introduced in 1991, is a program that assists investment funds in preparing shareholder reports by automating the process of creating, typesetting and transmitting financial reports.  MerrillReports gathers information from a fund's accounting system and its transfer agent's records and is customized to accommodate a fund's accounting system and the specific requirements of its financial mapping and design elements. This software allows a fund to create and distribute its own proofs internally and to its filing agent. MerrillReports is a leading software system for fund prospectus creation and assembly.

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  Merrill TextManager, introduced in 1998, is a software application that allows an investment fund client to create, manage and share text among multiple users, facilitating collaboration within and among teams. The system creates an electronic library of approved text that can be retrieved and reused, ensuring language consistency among multiple documents and reducing review cycles. Merrill TextManager also tracks changes within individual documents and changes among groups of documents.

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  MerrillConnect, introduced in 1998, is an integrated software system that manages the sales and marketing process for investment funds. The system provides sales tracking, marketing analyses and a central database of all investor contacts.

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  Electronic Distribution Services, introduced in 1999, is a consent database system designed to comply with SEC regulations requiring investment funds to obtain consent from investors before sending them disclosure information electronically. The system maintains a database of consent replies, as well as preferences for diskette, CD-ROM or Internet distribution.

    We market our services through a direct sales force of approximately 30 sales representatives, many of whom have significant prior experience at fund companies. Our sales representatives are highly trained not only in our service offering, but also in the operations and regulatory issues of the investment company industry. We believe that this training provides our sales force with a significant competitive advantage. In addition to direct, one-on-one marketing, we participate actively in investment company conventions and conferences and engage in direct mail and branding campaigns.

    Our services are generally provided on a periodic basis, often weekly for our larger clients, and are typically billed on a project basis. The majority of our pricing is subject to change at any time and varies substantially based on the type of project and the size and scope of our relationship with the client. We often bundle our traditional composition and printing services with our software solutions.

  Operations

    The creation, assembly, production and distribution of documents for our Investment Company Services clients is similar to the process used in our Financial Document Services business unit. This process requires design, composition, printing, electronic conversion and distribution services that are available 24 hours per day and tailored to the exacting demands of our clients. Our Investment Company Services business unit uses the same hub and spoke technology as our Financial Document Services business. We also employ customer service representatives who are trained in the operations and regulatory issues of the investment company industry. Recently, we have begun to place customer service personnel in-house at several of our clients' locations, which has further strengthened our client relationships and improved client satisfaction. At January 31, 2000, we employed 469 employees, including 94 customer service employees and 44 sales, marketing and sales support personnel.

  Competition

    We compete in the investment funds market based primarily on overall quality of our customer service, particularly our ability to produce rapid, accurate revisions consistently incorporating the client's special design and informational requirements. We also compete based on cost, relationships and our design, printing and distribution capabilities. We believe that our customized software applications, particularly in document creation and assembly, constitute a significant competitive advantage. Our acquisition of Daniels Printing has strengthened our presence in the New England market, where over 25% of the total public investments funds in the industry are located. Competition for composition and printing services in this market is highly fragmented. Our primary competitors for these services include large, national financial printers and smaller, regional printers across the United States. The market for many of the communication and marketing services that we offer is even more fragmented given that these services are also offered by various other market participants, such as software designers, mailing and courier services and data processing companies. We believe that our integrated suite of tailored investment fund services provides us with a competitive advantage relative to these other service providers.

Managed Communications Programs

  Overview

    The Managed Communications Programs business unit provides comprehensive business communications solutions from design to distribution, using fully integrated, customized, print-on-demand communications materials and branded products. For a majority of our clients, we offer a large number (often in excess of 200) of branded promotional products, including business cards, letterhead, product brochures, customer newsletters, retail forms, point-of-purchase materials and "high-end" marketing materials. We focus on customer segments with complex distribution requirements and a need to maintain a consistent brand image among dispersed operations, including franchise, retail and agent networks. We believe we are the leading provider of communications management solutions to the real estate brokerage industry. Our clients include some of the largest and most respected real estate brands in the United States, such as Century 21 Real Estate Corporation, Coldwell Banker Corporation, ERA Franchise Systems, Inc. and RE/MAX International, Inc., as well as some of the nation's premier marketers, such as Aon Corporation, AXA Financial, Inc. (formerly The Equitable Companies Incorporated), Cendant Corporation, Eddie Bauer, Inc., Nordstrom, Inc., UnitedHealth Group and Visa U.S.A., Inc.

  Services and Marketing

    Our service offering is designed to help our clients present a uniform image across dispersed operations and to reduce our clients' cost of communicating with their clients. We assist our clients in designing, sourcing and distributing various communication materials (including letterhead, business cards or member directories), as well as promotional products (including umbrellas, pens and tee-shirts) and point-of-purchase materials (including sales tickets and jewelry price tags). In some cases, we design the catalogues of promotional items used by our clients and we manage the inventory of such items. In providing our service, we maintain a database of information about each end-user and his or her marketing efforts, purchasing history and other information. This database of information is a valuable strategic asset, which our clients rely upon to conduct their operations. Through this database, for example, we can help our clients create targeted direct marketing campaigns. As part of our service, we also help clients re-engineer their methods of business communication, which typically results in significant improvements in productivity and cost savings for our clients. These engagements contribute towards our strategy of maintaining strong and long-lasting client relationships in which we become an integrated part of our client's communication process and, as a result, less susceptible to competition from other communications service providers.

    One of the major clients of our Managed Communications Programs business unit is Coldwell Banker Corporation. As an example of the services we provide, we are the preferred vendor for all promotional material used by Coldwell Banker's real estate agents, and we designed the Coldwell Banker catalogue that comprises such items. The 88 page catalogue contains over 200 promotional items, including business cards, "just listed" mailing cards, home buying brochures and umbrellas with the Coldwell Banker logo. Real estate agents can place orders for any item in the catalogue by telephone, fax or the Internet. We then either ship from our own inventory, print-on-demand, or procure the item from a third party supplier. Our staff is trained to cross-sell certain items and suggest particular product group offerings in specific circumstances. For example, we may suggest to a new agent a starter kit containing business cards, letterhead, envelopes and home buyer guides. If an agent is sponsoring a promotional event, such as a golf outing, we may up-sell certain items by suggesting golf shirts with the Coldwell Banker logo, which we would purchase from a third party supplier. By centralizing the purchasing and fulfillment with us, Coldwell Banker ensures that all of its agents adhere to a uniform brand image. Coldwell Banker also realizes significant savings by eliminating purchasing agents and buyers and consolidating its buying power. We also maintain a database of the spending histories for each agent and are able to recommend starter kits or quantities based on historical usage. Furthermore, we can report purchasing habits and trends to Coldwell Banker for analysis.

    We offer our Managed Communications Programs clients software applications, including the following:

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  Merrill@ccess, introduced in 1998, is an on-line ordering, requisitioning and inventory management system that can be customized to meet specific user requirements. It provides a visual representation of all marketing communication materials including kits, kit components and their contents.Merrill@ccess also has the ability to display availability, estimate the approximate cost of the order, provide various shipping methods, and confirm the order in real time.

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  Merrill net:Prospect, introduced in 1998, is an Internet ordering site used by real estate agents for target mailings. Key features include a postcard with business reply, a personalized postcard with agent photo, the choice of three standard or custom headlines, the ability to order on-line with turnaround in two to three days, and options for custom messages and a property photo.

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  Merrill net:Prospect Plus, introduced in 1999, is an advanced version of Merrill net:Prospect. Some of the additional features of this product include a custom broker monthly mailing program, on-line photo display, custom broker headlines, on-line mailing history and database storage and maintenance.

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  e-stores, introduced in 1997, are e-Commerce sites that are customized for particular clients. These stores provide order entry and database services that interface with our fulfillment and print manufacturing operations. Our standard e-stores includes "shopping cart" transactions, various security features, product descriptions and images, a help guide and search engine. Our advanced e-stores include, in addition to the standard features, printable order forms, product previews, quota administration, more advanced security features, user profile product display, shopping carts with edits, order history, status reporting and custom shipping methods.

    Our marketing approach varies based on the type of client. For our real estate and franchisor clients, we employ a two tier selling approach. First, we use a direct sales force to market our overall package of services to the parent company or franchisor, with the goal of becoming the preferred vendor for branded promotional materials for the agent or franchise network. This tier of the sales and implementation cycle typically ranges from 12 to 36 months, reflecting the time required to analyze and understand the client's logistical and communications requirements, to design and implement an appropriate program and to transition the services from the client's own operations or its outside vendor. We believe that the investment of time and resources into this sales cycle strengthens our relationships with our clients and creates a barrier to entry by other competitors. For the second tier of the sale, we market the products approved by the parent company or franchisor to the agents or franchisees. We market to these clients through the Internet, direct mail and, occasionally, through direct sales. For our corporate clients, we have a single tier approach based entirely on direct sales efforts.

    We generally contract to supply branded promotional materials to large geographically dispersed companies or franchisors for a typical three-year term. In the case of our real estate and franchisor clients, we are promoted as the preferred vendor to their agents or franchisees and our revenue is generated by selling products to these agents or franchisees. Our basic products and services (such as business cards and flyers) are priced on a "per piece" basis, while other, more customized products and services (such as umbrellas and golf shirts) are sold on a "cost plus" basis. If we manage a client's entire inventory and fulfillment needs, we either charge a fixed fee, which would include all necessary software tools, or we charge on a menu basis, where our clients can pick the services they desire.

  Operations

    We use a sophisticated order entry system for receiving and processing orders, which includes mail orders, fax and a large inbound telemarketing staff. We fulfill these orders by bulk printing these items through the Merrill Print Group with further personalizing and imprinting completed at our facility in St. Cloud, Minnesota. Our other catalogue products are shipped directly to the client from our third party vendors. We use an automated "materials handling system" that manages order processing, billing, shipping and inventory levels. Most orders are filled within four days of receipt. We recently began an initiative to move our clients to our e-stores and telephone order systems from the traditional fax and mail order methods, which we believe will strengthen our ability to cross-sell our products and increase our revenue. At January 31, 2000, we employed 842 employees, including 121 customer service employees and 87 sales, marketing and sales support personnel.

  Competition

    We compete primarily based on the scope of the services that we provide, price and the overall quality of our customer service. The competitive market for our Managed Communications Programs services is highly fragmented. Our main competitors are large, national integrated print and information service providers, as well as a number of smaller regional and local companies.

Merrill Print Group

  Overview

    The Merrill Print Group offers comprehensive digital prepress, printing and fulfillment services to our other business units and to corporations, design firms and governmental agencies. We maintain an outsourcing strategy and a low fixed-cost asset base in order to maximize the utilization rate of our printing assets. As a result, our capital expenditures are lower than those of a traditional commercial printing company. In addition, we believe our low fixed-cost asset base and outsourcing strategy provide us with a competitive advantage during downturns in printing market demand, when the impact on our profitability is minimized relative to our competition.

    In April 1999, we broadened Merrill Print Group's capabilities by acquiring Daniels Printing, a full-service financial and commercial printing company based in suburban Boston, Massachusetts. In operation for over 100 years, Daniels Printing has long been a provider of high-quality printing and related services to investment companies and corporations predominantly in the Northeastern United States. Daniels Printing sells its high-end color printing products in the form of annual reports, brochures, marketing materials and other advertising materials and packaging to large corporate clients, including The Gillette Company, International Paper Company, Polaroid Corporation and other Fortune 1000 companies.

  Services and Marketing

    We offer a broad range of prepress, printing and distribution services. Our prepress capabilities consist of both traditional and digital prepress services, including all of the necessary image preparation of a document prior to its printing. This stage of the process involves a significant amount of client interaction, including a client's review of proofs and the layout of documents. In addition to printing time sensitive documents, such as the prospectuses and proxy statements produced by our Financial Document Services and Investment Company Services business units, we also print high-quality commercial documents, such as annual reports, high-end marketing materials and branded promotional materials sold by both our Managed Communications Program and the Merrill Print Group. In addition, we print ballots in connection with public elections and referenda in the counties and the State of California. Our distribution services consist primarily of distributing regulatory and investor information to transfer agents or investment bankers as directed by these clients.

    Currently, our principal clients are our other business units, which together account for a majority of our capacity. As part of our focus on attracting third party commercial printing, we intend to direct our marketing efforts to design firms, high growth companies, Fortune 1000 companies that require high quality printing and companies in industries, such as fashion, that rely heavily on print media. We also plan to increase our commercial printing business, such as the production of "glossy" marketing and educational materials and four-color print annual reports, with clients in our Investment Company Services and Financial Documents Services business units.

    Contracts for our printing services are generally on a purchase order basis. Pricing is based on the quantity of materials printed, the number of pages and type of paper required, the amount of color in the document and the time frame allowed to complete the document.

  Operations

    We operate printing plants in St. Paul, Minnesota; Los Angeles, California; Chicago, Illinois; Dallas, Texas; Union, New Jersey; and suburban Boston, Massachusetts. These plants primarily serve the printing requirements of clients in our Financial Document Services and Investment Company Services business units. Printing requirements associated with Investment Company Services and the compliance document printing within Financial Document Services are significantly more predictable and less time sensitive than printing associated with financial transactions. By leveraging our printing assets among both types of printing, we are able to maximize our utilization by scheduling the more predictable and less time-sensitive printing during lulls in demand for transactions-based printing. This leverage provides us with a competitive advantage in maximizing utilization and operating efficiencies. We also operate a specialized color printing facility in St. Cloud, Minnesota. This facility primarily serves our Managed Communications Programs business unit. With our new plant in suburban Boston, Massachusetts, which was a part of the Daniels Printing acquisition, we have expanded our financial and corporate printing capabilities by adding high-quality, high-speed presses and improved prepress capabilities. All of our facilities are linked together by a high speed data network. As part of our outsourcing strategy, we subcontract certain of our printing requirements, particularly those of our Financial Document Services and Investment Company Services business units, to third-party local printing plants. At January 31, 2000, we employed 604 employees. Our customer service group is responsible for the coordination of all prepress and distribution services whether the work is produced internally or externally. This group is responsible for maintaining our high-quality levels while maximizing our utilization levels and operating efficiencies.

  Competition

    The commercial printing market is highly fragmented and we compete with national and regional printing companies. For our high-end annual reports and commercial printing, we compete with a number of national companies. Competition in our commercial printing business is intense and is based on quality, price, technological capability and established relationships. We believe that we maintain a strong competitive position in our markets due to our targeted marketing and sales programs, our high level of customer service, and our manufacturing efficiency and productivity.

Document Services

  Document Management Services

  Overview

    Our Document Management Services business unit provides law firms, corporate legal departments and investment banks with information management products and services designed to enhance productivity and reduce costs. We provide a total outsourcing solution to our clients' information management needs, including providing all of the staff, technology and equipment necessary to manage the varying levels of demand associated with this function. We operate 85 document service centers on-site at client locations in 11 U.S. metropolitan markets. In these centers we manage a range of services, including scanning, copying, fax management, desktop publishing and document imaging. We offer these services typically over a three to five year contractual period. Supporting this business are over 600 of our employees resident in our clients' facilities. We also manage reprographics and regional imaging centers that provide litigation support for small and large-scale assignments. In addition, we offer a sophisticated litigation support software program that enhances our clients' productivity in the storage and retrieval of legal documents associated with complex corporate and litigation matters.

    We have focused our operations principally on the legal market given the complexity and importance of its document and information management requirements. This focus has provided us with an expertise and strong reputation in handling their time sensitive and confidential documents, which we believe provides us with a significant competitive advantage. We plan to use our expertise in managing the legal market's documents needs to expand into other professional services markets, such as the investment banking and accounting firm market, which have similarly complex information and document management requirements. The software and other technology-based solutions that we have developed for the legal market may also be readapted with limited additional investment for use in these other customer segments. We also focus our operations in markets where we already have a critical mass of operations or in markets where we have been offered a project and believe we can rapidly establish a critical mass. This approach strengthens our profitability by allowing us to leverage our local management infrastructure and to better utilize our local workforce, which can be moved among our client locations depending upon the relative workload and demand required by each of our clients within the market.

    We believe that the outsourcing of document and information management operations by clients within our targeted customer segments will grow rapidly over the next several years. As the requirements of these document and information management operations become increasingly complex, the investment and resources needed by our clients to maintain their competitive advantage becomes significantly more burdensome. The skills of the workforce needed to manage such operations also increases. Given that these operations represent an ancillary function to our clients' core operations, our clients experience difficulty in attracting a skilled workforce to manage this function. As a result, many of these clients feel economically compelled to outsource these operations.

  Services and Marketing

    We offer a broad array of document-based information management services including:

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  Document service centers, in which we offer comprehensive copying, fax and mailroom management, records management, desktop publishing and document imaging services within a client's offices. Through our document service centers, we address a client's total document management needs, including providing on-site employees, equipment and management of the operation.

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  Large-volume reprographics, in which we provide digital printing and copying services to our clients for projects that are time sensitive, highly confidential and often require a rapid turnaround time. We provide photocopying services, sequential numbering, storage and retrieval of paper documents that are often provided to us in multiple boxes on varying paper sizes and binding techniques. We produce photocopies at our own service facilities or using equipment and personnel that we provide at the client's office. These services are typically provided to clients for a specific litigation matter and range in volume from 6,000 to five million pages. Larger reproduction services are generally for "high profile" cases that continue for several months or years.

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  Imaging and coding services, in which we create electronic document repositories for clients. We convert documents from paper to an electronic medium using scanning equipment at our own regional imaging centers or equipment and personnel at the client's office. We provide the images to the client on CD-ROM or using our Merrill E-TECH software. We also provide coding services, which are heavily used in litigation matters at our national coding center in Norwalk, Connecticut. As part of this service, each page in a large volume of documents can be coded with various parameters, including the author, the document type, title, primary recipient and carbon and blind copy recipients. Our Electronic File Discovery (EFD) service electronically captures e-mail files and their attached documents, automatically extracting bibliographic information (including dates, sender and all recipients) and textual content on a page basis for full text searches.

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  Litigation support software, in which we provide a document imaging, coding and retrieval system enabling our clients to analyze, sort, annotate, edit and print litigation documents. We license our Merrill E-TECH software to law firms and corporate law departments either on a project basis, on a firm-wide basis or as part of our imaging and coding service offerings. We plan to introduce a browser-based version of Merrill E-TECH in Spring 2000.

    We principally target law firms and corporate law firms that have a minimum of 26 attorneys (estimated to be over 2,000 law firms and 200 corporate law departments). We also have begun to target investment banks and accounting firms which have complex document and information management needs that are likely to be outsourced. To increase awareness of our service offering, we host presentations at trade shows and conduct limited advertising in directory and trade publications. Our sales effort is also supported through our document service centers, where our staff can gain an in-depth knowledge of our clients' total document and information management needs and are thus able to sell other services we offer that our clients may not yet be utilizing. Given the range of services we provide in our document services centers and the integration of these operations into our clients' communication processes, the sale of this service requires a consultative approach and typically requires six to nine months to complete. Software applications also generally require a six to nine month sales cycle. We believe that the investment of time and resources into these sales cycles strengthens our relationships with our clients and creates a barrier to entry by other competitors. Sales of our reprographics, imaging and coding services are event-driven and typically have a short sales cycle lasting from days to weeks.

    Pricing for our services in this business unit varies substantially depending on the type and scope of the project. Document service centers are typically provided under three to five year contracts, with pricing dependent on the level of support staff and the number of copies provided monthly. Reprographic, imaging and coding services may be provided on a purchase order or long-term contractual basis, depending on the size of the job. In the case of projects linking several locations, such as our document repository services, we will also charge a flat administration fee reflecting considerations such as the minimum number of pages required to establish the repository and the cost of relevant software applications. We also charge licensing, servicing and maintenance fees for our E-TECH software.

  Operations

    We operate 89 document service centers located on-site at our clients' premises in 11 U.S. metropolitan markets. We provide the management, staffing and equipment for all of these centers. We have a lease arrangement with a major manufacturer of photocopying equipment, whereby we lease such equipment on an as-needed basis and pay for usage on a per copy basis (as opposed to paying a fixed monthly rental cost). We also are able to replace, remove or add equipment generally for no additional charges. This arrangement is in line with our overall operating strategy of minimizing our fixed-cost asset base. We also operate reprographics facilities in Los Angeles (three centers) and San Francisco, California; Denver, Colorado; St. Paul, Minnesota; Chicago, Illinois; Dallas and Houston, Texas; Boston, Massachusetts; Union, New Jersey; and Washington, D.C. These facilities are equipped with high-performance photocopying equipment and, in some locations, servers and personal computers for our Merrill E-TECH software. Our national imaging center in Norwalk, Connecticut, contains all of the equipment used to convert documents into a digital format, including scanners, personal computers, printers, photocopying equipment and servers. At January 31, 2000, we employed 1,211 employees, including 48 customer service employees and 73 sales, marketing and sales support personnel. Approximately 600 of our employees in our document service centers are located on-site at our clients' premises.

  Competition

    In our Document Management Services business unit, we compete with nationwide services companies, including Bowne & Co., Inc. and Uniscribe Professional Services, Inc., and a number of smaller, local companies. We also compete with other vendors of specialized litigation support services and a large number of photocopying and imaging shops, including both privately-owned and franchised operations. Competition in this part of our business is intense and is based principally on service, price, speed, accuracy, technological capability and established relationships. For our Merrill E-TECH software, we compete with various software products, most commonly a product offered by Summation Legal Technologies, Inc. We compete primarily on the basis of quality and features of the product, customer service and support as well as cost.

Technology

  Overview

    Our technology expertise has positioned us as a leader in the evolution of document creation, management and distribution in both print and electronic formats. We view our technological expertise as an important competitive advantage, and we have made a significant investment in competencies that maintain our leading position and diversify our revenue base. These competencies include:

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  text processing, conversion and formatting;

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  Internet, extranet and intranet capabilities;

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  database management;

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  image and graphic processing; and

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  digital printing.

    We strive to leverage the applications we develop for a specific client or business unit by modifying them for use by other clients or business units. Merrill e-Collaborate, for example, was first used in our Financial Document Services business, but has since received strong interest from clients in both Investment Company Services and Document Management Services. We also plan to utilize the e-Commerce capabilities we have developed in our Managed Communications Programs business unit for applications in our Investment Company Services business unit.

    Currently, we employ over 200 full-time project managers, software developers, and support personnel responsible for the design, development and implementation of our technology-based offerings. We have also created a program, Merrill Technology Portfolio, whereby we establish and partly fund companies to develop innovations related to technological capabilities or products that are useful to our business. Recently, we have begun to offer the entrepreneur sponsoring these innovations up to a 20% equity interest in the venture, in the form of stock options or stock grants. We believe that this program allows us to attract and retain the top talent in our industry, to provide them with incentives to realize their innovations and to leverage our investment in technology.

  Product and Services

    Our technology services assist our clients to communicate more effectively with their clients by streamlining the document creation, production and distribution process and by assisting the client in administering the process. Many of our technology services improve the speed by which the documents are created, produced and distributed as well as the accuracy of these documents by automating the gathering and distribution of financial and textual information.

    The following table lists our principal proprietary communications tools.

Product	Key Features	Business Unit(s)
Creation Tools
MerrillReports	Assists investment companies in preparing their shareholder reports by automating the process of creating, composing and transmitting financial reports.	Investment Company Services
Gathers information from a funds accounting system and transfer agents records.
Customized to a fund's accounting system and to the specific requirements of each fund's financial mapping, style and design elements.
Allows a mutual fund to create and distribute its own proofs internally and to its filing agent.
Merrill TextManager	Software application that allows an investment fund to create, manage and share text among multiple users, facilitating collaboration within and among teams.	Investment Company Services
Creates an electronic library of text that can be retrieved and reused, ensuring consistency among multiple documents and reducing review cycles.
Tracks changes within individual documents and changes among groups of documents.
Merrill e-Collaborate
 Web-based document management tool designed to streamline the creation of time sensitive documents.
	Secure electronic work space where working group members can offer comments and review proofs instantly, without having to wait for couriers or faxes.	Financial Document Services and Investment Company Services

Built in address book with e-mail capabilities.
Contains a group discussion area and links to various securities law publications.
Merrill E-TECH	Document imaging, coding and retrieval system that enables our clients to analyze, sort, annotate, edit and print litigation documents.	Document Management Services
Merrill net:Prospect Merrill net:Prospect Plus	Turn-key, on-line management and direct mail fulfillment system that is customizable to individual real estate broker specifications.	Managed Communications Programs
Key features include a postcard with business reply, a personalized postcard with agent photo, the choice of standard or custom headlines, the ability to order on-line with quick turnaround, and options for custom messages and a property photo.
Additional features of Merrill net:Prospect Plus include a custom broker monthly mailing program, on-line photo display, custom broker headlines, on-line mailing history and database storage and maintenance.

Product	Key Features	Business Unit(s)
e-stores	Customized e-Commerce sites providing order entry and database services that interface with our fulfillment and print manufacturing operations.	Managed Communications Programs
Includes "shopping cart" transactions, various security features, product descriptions and images, a help guide and search engine.
Advanced e-stores include, in addition to the standard features, printable order forms, product previews, quota administration, more advanced security features, user profile product display, shopping carts with edits, order history, status reporting and custom shipping methods.
Production Tools
Job Control System	Enables our customer service representatives to track client information for a particular print job, including names, addresses and proof delivery locations.	Financial Document Services, Investment Company Services and Merrill Print Group
MDB<>Link	Offers clients the ability to print a "blueline" directly in their office, eliminating the need for courier and overnight delivery of bluelines.	Financial Document Services
Distribution Tools
Merrill e:Proof	Electronic distribution method of typeset and EDGAR documents through Internet e-mail or a secure point-to-point connection.	Financial Document Services and Investment Company Services
Merrill<>Link	Permits a client to receive sharp, clear page proofs right in a client's office without the necessity of couriers, e-mail or faxes through the use of a remote printer.	Financial Document Services and Investment Company Services
Multiport capabilities permitting printers in multiple locations to receive proof pages simultaneously.
Electronic Distribution Services	Consent database system designed to comply with SEC regulations requiring investment funds to obtain consent from investors before sending them disclosure information electronically.	Financial Document Services and Investment Company Services
Maintains a database of consent replies and preferences for diskette, CD-ROM or Internet distribution.
Merrill IR Edge	Web-based service where we host, create and design investor relations websites for our clients, including, at the client's election, electronic distribution of regulatory and investor reports, stock price information, research reports, press releases, links to other helpful websites and other information important to investors.	Financial Document Services
Information Tools
MerrillConnect	Integrated software system that completely manages the sales and marketing process for investment funds, including sales tracking, marketing analyses and a central database of all investor contacts including order entry, database management and fulfillment.	Investment Company Services

Product	Key Features	Business Unit(s)
Merrill@ccess	On-line ordering, requisitioning and inventory management system that can be customized to meet specific user requirements.	Managed Communications Programs
Provides visual representation of all marketing communication materials including kits and kit components and their contents.
Has the ability to display availability, estimate the approximate cost of the order, provide various shipping methods and confirm the order in real time.

Employees

    As of January 31, 2000, we had 4,161 full-time employees and 194 temporary employees. None of our employees are covered by a collective bargaining agreement. We consider our employee relations to be good.

    We compete intensely with others in the industry to attract and retain qualified technical and sales personnel. To date, we believe that we have provided incentives sufficient to minimize the loss of key personnel and to attract additional staff for both replacement and expansion. Many of our sales personnel are under employment contracts of varying terms with us.

Properties

    We lease or own the following facilities:

Location	Description	Leased or Owned
St. Cloud, Minnesota	Printing, warehouse and office facilities; 123,000 sq. ft.	Owned
St. Paul, Minnesota	Office and prepress facilities; 150,000 sq. ft. in two buildings, of which approximately 85,000 sq. ft. is leased to other businesses	Owned
Everett, Massachusetts	Printing and office facilities; 135,745 sq. ft. in two buildings	Owned
St. Paul, Minnesota	Printing and office facilities; 47,000 sq. ft.	Leased for a term expiring November 30, 2005
New York, New York	Conference and office facilities; 102,000 sq. ft.	Leased for a term expiring October 31, 2014
New York, New York	Conference and office facilities; 13,830 sq. ft.	Leased for a term expiring November 25, 2005
Boston, Massachusetts	Conference and office facilities; 13,500 sq. ft.	Leased for a term expiring November 30, 2003
Other cities	Conference, office and warehouse facilities; 150 to 77,000 sq. ft.	Leased with expirations ranging from June 30, 1999 to October 31, 2014

    We believe that our facilities are adequate for our current operations.

Environmental Matters

    We are subject to many laws and regulations relating to the protection of the environment and human health and safety. While we do not believe compliance with these laws will have a material adverse effect on our business, we cannot assure you that we have been and will be at all times in compliance with all such requirements, or that we will not incur material fines, penalties, costs or liabilities in connection with such requirements or a failure to comply with them. In addition, these laws may become more stringent and our processes may change, therefore the amount and timing of expenditures in the future may vary substantially from those currently anticipated.

    Some environmental laws require investigation and cleanup of environmental contamination at properties we now or previously owned, leased or operated or at which our waste was disposed of or released. Although we are not currently aware of any obligations to perform any remediation that will require us to incur costs which would have a material adverse effect on our business, we may be required to conduct remedial activities in the future which may be material to our business, and we also may be subject to claims for property damage, personal injury, natural resource damages or other issues as a result of such matters.

Legal Proceedings

    Two purported shareholder class action lawsuits have been filed against our company and each of our directors in Minnesota state court on behalf of our unaffiliated shareholders. The lawsuits allege, among other things, that (1) John Castro and Rick Atterbury unfairly possessed non-public information concerning the prospects of our company when negotiating with our company on behalf of themselves and Viking Merger Sub and (2) the individual defendants breached their fiduciary duties to our shareholders by facilitating, through unfair procedures, Viking Merger Sub's proposal to acquire our company to the exclusion of others, for unfair and inadequate consideration. The lawsuits further allege that these actions prevented or could prevent our shareholders from realizing the full and fair value of their stock. The plaintiffs sought preliminary and permanent injunctive relief restraining the defendants from proceeding with a transaction with Viking Merger Sub and a declaratory judgment that the defendants have breached their fiduciary duties.

    On October 22, 1999, Merrill, the defendant directors and the named plaintiffs, on behalf of themselves and the putative class of persons on behalf of whom the plaintiffs brought the lawsuits, reached an agreement in principle with respect to the settlement of this litigation. On that date, counsel to each of the parties to the litigation entered into a memorandum of understanding, agreeing to execute and present to the court as soon as is practicable an appropriate stipulation of settlement and any other documentation required in order to obtain approval by the court of the settlement. Any proposed settlement would be subject to the approval of the court and would not be effective unless the merger is completed. We anticipate that any settlement of this litigation will not have a material adverse effect on our financial condition, operating results or liquidity.

    On October 28, 1999 in the Court of Common Pleas in Allegheny County Pennsylvania, SmartTran filed a Praecipe for Issuance of Writ of Summons against us for the alleged breach of contract. Attached to the Praecipe was a request for production of documents. The Praecipe relates to an agreement where we agreed to pay SmartTran a commission if they could negotiate an improvement of our vendor discounts with shipping companies. We are currently in settlement discussions with SmartTran on this matter.

MANAGEMENT

Executive Officers and Directors

    The following table sets forth the name, age as of January 31, 2000 and position with Merrill of each person who serves as a director or as an executive officer of our company.

Name	Age	Position
John W. Castro (1)	51	President, Chief Executive Officer and Director
Rick R. Atterbury	46	Executive Vice President, Chief Technology Officer and Director
Steven J. Machov	48	Vice President, Secretary and General Counsel
Kathleen A. Larkin	39	Vice President, Human Resources
Kay A. Barber	49	Vice President of Finance, Chief Financial Officer and Treasurer
Allen J. McNee	41	President, Document Management Services
B. Michael James	43	President, Financial Document Services
Mark A. Rossi	42	President, Investment Company Services
Joseph P. Pettirossi	35	President, Managed Communications Programs
Raymond J. Goodwin	36	President, Merrill Print Group
Lawrence M. Schloss	45	Director
William F. Dawson, Jr. (1).	35	Director
Keith R. Palumbo (1)	31	Director

(1)
Member of compensation committee.

    John W. Castro has been our President and Chief Executive Officer since 1984 and a member of our board of directors since 1981. Mr. Castro also serves as a Director of BMC Industries, Inc.

    Rick R. Atterbury is our Executive Vice President and Chief Technology Officer and a member of our board of directors. Mr. Atterbury has served as a member of our board of directors since 1989 and as our Executive Vice President and Chief Technology Officer since February 1999. From 1996 to January 1999, Mr. Atterbury was our Executive Vice President, and prior to that time, he served as our Vice President of Operations.

    Steven J. Machov has been our Vice President since 1993, our Secretary since 1990 and our General Counsel since 1987.

    Kathleen A. Larkin has been our Vice President of Human Resources since 1993.

    Kay A. Barber has been our Vice President of Finance, our Chief Financial Officer and our Treasurer since August 1995. In January 2000, Ms. Barber accepted a consulting position with us where she will assist us in the areas of process improvement, cost reduction initiatives, acquisitions and business strategy. Ms. Barber, however, will not assume this new position and will remain our Chief Financial Officer until we find a replacement for her which we expect will be during the next 90 days. From January 1993 to August 1995, Ms. Barber was Vice President, Finance and Controller for Growing Healthy, Inc.

    Allen J. McNee has been our President of Document Management Services since February 1999. From February 1996 through January 1999, Mr. McNee was our Vice President of Document Management Services. Prior to that time, Mr. McNee served as our Director of Facilities Management/ Document Reproduction Group, from February 1992 through January 1996.

    B. Michael James has been our President of Financial Document Services since February 1999 and President of our subsidiary, Merrill/New York Company since January 1994. From January 1996 to February 1999, Mr. James was Vice President of our East Region and International Operations. Prior to that time, Mr. James was our Vice President of Human Resources from June 1989, when Mr. James joined us, to January 1994.

    Mark A. Rossi has been our President of Investment Company Services since February 1999. From February 1997 to February 1999, Mr. Rossi was our Vice President of the Central Region. Prior to that time, Mr. Rossi served as our President of Southern California, from February 1993 to January 1997.

    Joseph P. Pettirossi has been our President of Managed Communications Programs since February 1999. From July 1996 to February 1999, Mr. Pettirossi was the President of one of our subsidiaries, Merrill/ May, Inc. Prior to joining us in 1996, Mr. Pettirossi was the Chief Operating Officer and Chief Financial Officer of Northwest Racquet Swim & Health Clubs, Inc., from November 1994 to June 1996 and the Vice President and Chief Financial Officer of the Minnesota Professional Basketball Limited Partnership and the Minnesota Arena Limited Partnership, from September 1992 to March 1995.

    Raymond J. Goodwin has been our President of Merrill Print Group since February 1999. From March 1997 to February 1999, Mr. Goodwin was our central Region Sales Manager. Prior to that time, Mr. Goodwin served as President of our Denver and Houston operations, from January 1993 to March 1997.

    Lawrence M. Schloss was appointed to our board of directors in November 1999 upon completion of the merger. Mr. Schloss has been a Managing Director of DLJ Inc. since 1985 and is Head of DLJ's Merchant Banking Group. Mr. Schloss joined DLJ in 1978. He is a member of the Investment Committee of DLJ Merchant Banking Partners I, L.P. and DLJ Merchant Banking Partners II, L.P. (Co-Chairman), Chairman of DLJ Investment Partners I, L.P. and DLJ Investment Partners II, L.P. (mezzanine fund), Global Retail Partners, L.P., DLJ Real Estate Capital Partners, L.P., DLJ Diversified Partners, L.P., DLJ Fund Investments, L.P. and Private Equity Partners, L.P. He currently serves as Chairman of the Board of McCulloch Corp. and as a Director of DecisionOne Corporation, Thermadyne Holdings, Inc., and Wilson Greatbatch Corp. Mr. Schloss previously served as Director of GTECH Holdings Corporation, OSi Specialties, Inc., Krueger International, Inc. and MPB Corporation.

    William F. Dawson, Jr., was appointed to our board of directors in November 1999 upon completion of the merger. Mr. Dawson has been a principal of DLJ Merchant Banking II, Inc. since August 1997. From December 1995 to August 1997, he was a Senior Vice President in Donaldson Lufkin & Jenrette, Inc.'s high yield capital markets group. Prior to that time, Mr. Dawson was a Vice President in the leveraged finance group within DLJ's investment banking group. Mr. Dawson serves as Director of Thermadyne Holdings Corporation, Von Hoffmann Press and Insilco Corporation.

    Keith R. Palumbo was appointed to our board of directors in November 1999 upon completion of the merger. Mr. Palumbo has been a Vice President of DLJ Merchant Banking II, Inc. since December 1997. Prior to that time, Mr. Palumbo was an Associate in DLJ's investment banking group. Mr. Palumbo serves as a Director of Insilco Corporation.

    It is currently contemplated that the number of our directors will be increased to eight. The identity of the three additional directors, however, has not been determined at this time.

Director Compensation

    Our directors are not paid any additional compensation for their service as members of our board of directors.

EXECUTIVE COMPENSATION

Cash and Non-Cash Compensation

    The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer and our four other most highly compensated executive officers who were executive officers at the end of the fiscal year and whose salary and bonus exceeded $100,000 in fiscal year 1999.

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position					Securities Underlying Options (2)	All Other Compensation (3)
	Year	Salary	Bonus (1)
John W. Castro President and Chief Executive Officer	1999 1998 1997	$359,375 300,000 300,000	$626,000 840,000 693,000	(4)	35,000 69,000 0	$47,504 44,824 28,583
Rick R. Atterbury Executive Vice President and Chief Technology Officer	1999 1998 1997	264,583 225,000 225,000	375,600 504,000 415,800		25,000 69,000 60,000	37,700 35,890 22,477
Kay A. Barber Vice President, Chief Financial Officer and Treasurer	1999 1998 1997	176,875 162,500 144,790	32,400 135,300 124,500		10,000 13,800 40,000	17,456 16,800 11,740
Steven J. Machov Vice President, General Counsel and Secretary	1999 1998 1997	152,291 140,834 132,915	27,900 120,700 113,550		10,000 27,600 20,000	15,688 15,169 10,645
Kathleen A. Larkin Vice President, Human Resources	1999 1998 1997	117,708 107,500 98,963	21,600 103,550 95,000		10,000 13,800 20,000	12,690 12,225 8,467

(1)
Cash bonuses for services rendered have been included as compensation for the year earned, even though all or part of such bonuses were actually calculated and paid in the following year.

(2)
Amounts have been adjusted for a two-for-one stock split effected in October 1997. All options shown in this table were cashed-out in connection with the merger.

(3)
"All Other Compensation" for fiscal year 1999 includes: (a) $11,200 each for Mr. Castro, Mr. Atterbury, Ms. Barber, Mr. Machov, and Ms. Larkin contributed by us for our 401(k) and defined contribution retirement plans; (b) premium payments under life insurance policies on the lives of the executives at the following incremental costs: Mr. Castro $998 and Mr. Atterbury $689; and (c) our contributions to the Supplemental Retirement Plan: Mr. Castro $35,306, Mr. Atterbury $25,811, Ms. Barber $6,256, Mr. Machov $4,488, and Ms. Larkin $1,490.

(4)
Mr. Castro deferred receipt of $140,000 of this amount.

Options

    The following tables summarize option grants during fiscal year 1999 to the executive officers named in the summary compensation table above, and the potential realizable value of the options held by such persons at the end of fiscal year 1999. There were no option exercises by the executive officers named in the summary compensation table above during fiscal year 1999.

Option Grants in Last Fiscal Year

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted (#) (1)		Exercise or Base Price ($/sh)	Expiration Date
					5% ($)	10% ($)
John W. Castro	35,000	6.0%	$21.375	5/28/03	$206,693	$456,738
Rick R. Atterbury	25,000	4.3	21.375	5/28/03	147,638	326,241
Kay A. Barber	10,000	1.7	21.375	5/28/03	59,055	130,497
Steven J. Machov	10,000	1.7	21.375	5/28/03	59,055	130,497
Kathleen A. Larkin	10,000	1.7	21.375	5/28/03	59,055	130,497

(1)
These options were granted under our 1993 Stock Incentive Plan. These options were to become exercisable under the plan so long as the executive remained employed by us or with one of our subsidiaries. These options were granted at an exercise price equal to the market price on the date of grant. The options were to be exercisable in installments. The options were to become exercisable as to 20% one year after the date of grant and as to an additional 20% each year thereafter, with the final installment exercisable on or after November 28, 2002. Upon consummation of the merger, all outstanding options whether vested or unvested were canceled and the holders received in cash $22.00 less the exercise price per share of the option multiplied by the number of options held.

(2)
These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon our future performance and the executive's continued employment with us. The amounts are not intended to forecast possible future appreciation, if any, in the price of our common stock.

    All outstanding options whether vested or unvested were canceled upon consummation of the merger. The holders of each option received in cash a per share amount equal to $22.00 less the exercise price per share of the option. The following table shows the number of options held by each of the executive officers named in the summary compensation table above and the amounts paid to these individuals at the effective time of the merger in exchange for cancellation of these options.

Name	Outstanding Options	Payment at Effective Time
John W. Castro	76,400	$410,000
Rick R. Atterbury	205,000	1,805,125
Kay A. Barber	54,040	555,250
Steven J. Machov	43,860	367,925
Kathleen A. Larkin	48,540	491,313

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($) (1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
John W. Castro	13,800	104,000	$45,713	$228,563
Rick R. Atterbury	67,800	205,000	169,463	698,250
Kay A. Barber	23,760	83,800	163,080	491,963
Steven J. Machov	11,520	65,600	44,910	235,925
Kathleen A. Larkin	14,260	65,800	98,986	373,838

(1)
Value calculated as the market value on January 31, 1999 ($15.9375), the average of the bid and asked prices as reported on the Nasdaq National Market, less the option exercise price. Options are in-the-money if the market price of the shares exceeds the option exercise price.

Employment Arrangements

  Employment agreements with Messrs. Castro and Atterbury

    Effective upon completion of the merger, John Castro and Rick Atterbury have new employment agreements with us. Under these employment agreements, if either Mr. Castro or Mr. Atterbury is terminated without cause, he will receive:

  •
  a lump sum payment equal to 2.99 times his annual base salary;

  •
  a lump sum payment equal to 2.99 times his average bonus over the three consecutive years immediately before his termination; and

  •
  continuation of all insurance and other benefits for a period of three years.

    In addition, his entire account balance and all accrued benefits under our supplemental executive retirement plan and those under our other plans or arrangements providing similar benefits will vest and become nonforfeitable as of the termination date.

    The following table illustrates the amount of the lump sum payments that Messrs. Castro and Atterbury would be entitled to receive if they are terminated prior to May 23, 2000:

Executive	Amount of Payment
John W. Castro	$3,273,200
Rick R. Atterbury	2,113,300

    The above amounts exclude:

  •
  costs associated with medical, dental and vision benefits;

  •
  cash payments for tax obligations arising from excise taxes, if any; and

  •
  the amount of the executive's vested benefits under the supplemental executive retirement plan.

    Should either Mr. Castro or Mr. Atterbury receive any payments under his employment agreement in connection with a change of control he would be entitled to a gross-up payment intended to offset the effect of any excise tax owed under Section 4999 of the Internal Revenue Code.

    Each of Messrs. Castro and Atterbury receive an annual base salary equal to $375,000 and $275,000 per year for Mr. Castro and Mr. Atterbury, respectively. Their salaries will be reviewed no less frequently than annually by our board and may be increased by our board in its sole discretion. In addition, each of Messrs. Castro and Atterbury are entitled to participate in an annual bonus program. Mr. Castro and Mr. Atterbury are also entitled to a target bonus for fiscal 2000.

  Other employment arrangements

    The merger agreement between our company and Viking Merger Sub, Inc. provides that, Merrill, as the surviving company, will until November 23, 2000 provide benefits to our employees that will, in the aggregate, be comparable to those provided by us to our employees prior to the merger (other than any stock option or other equity-based incentive plan previously provided).

  Severance agreements

    The merger constituted a "change in control" under change in control agreements we entered into in May 1998 with John Castro, Rick Atterbury, Steven Machov, Kay A. Barber and Kathleen A. Larkin. Under these agreements, all of these executive officers, except Messrs. Castro and Atterbury, who have separate employment agreements as described above, would be entitled to receive certain benefits if they are terminated prior to November 23, 2001.

    The executives are not considered "terminated" for purposes of these agreements if they die or are terminated for "cause" (defined as the executive's (1) gross misconduct, (2) willful and continued failure to substantially perform his or her duties after demand is given by the chairman of the board, or (3) conviction of a felony or gross misdemeanor which is materially and demonstrably injurious to us or which impairs the executive's ability to substantially perform his or her duties). The executive is, however, considered "terminated" if the executive voluntarily leaves our employ for "good reason." "Good reason" means

  •
  an adverse and material change in title, status, position, authority, duties or responsibilities as an executive;

  •
  reduction in base salary or an adverse change in the form or timing of the pay;

  •
  failure to cover the executive under similar benefit plans at a substantially similar total cost to the executive (including equity based plans);

  •
  relocation to more than 30 miles from the executive's existing office;

  •
  failure to obtain a successor's consent to the change in control agreement;

  •
  any termination of employment not properly noticed; or

  •
  our refusal to allow the executive to continue to attend to matters or engage in activities not directly related to our business.

    The executive is entitled to receive the following payments and benefits upon the triggering of these agreements:

  •
  cash payment equal to two times the sum of the executive's (1) base salary plus (2) target cash bonus for the year during which the change in control occurs or the average of the cash bonus for the three fiscal years ending immediately prior to the change in control, whichever is greater;

  •
  medical, dental and vision benefits to the executive, his or her family members and dependents for two years after the "date of termination" of employment, at a substantially similar total cost to the executive;

  •
  the account balance under our supplemental executive retirement plan will become fully vested and non-forfeitable. In addition, we will cause all distributions under this plan to be made regardless of the provisions of the plan that permit such distributions to be deferred; and

  •
  cash payment, if any, sufficient to cover all tax obligations arising from excise taxes.

    These change in control agreements have a term ending November 23, 2001, although they will automatically renew for additional 12-month periods unless we give the executive 90 days' advance notice of our intent to terminate the agreements.

    The following table illustrates the amount of the lump sum payments that the executives would be entitled to receive if they are terminated prior to November 23, 2001:

Name	Amount of Payment
Kay A. Barber	$606,000
Steven J. Machov	516,800
Kathleen A. Larkin	416,800

    The above amounts exclude:

  •
  costs associated with medical, dental and vision benefits;

  •
  cash payments for tax obligations arising from excise taxes, if any; and

  •
  the amount of the executive's vested benefits under the supplemental executive retirement plan.

    We intend to renegotiate the above change in control agreements in the next few months. The terms and conditions have not yet been determined.

  Indemnification and insurance

    Pursuant to the merger agreement, for six years after the closing date of the merger, we must indemnify and hold harmless our present and former officers and directors for acts or omissions occurring before the close of the merger to the extent provided under our articles of incorporation and by-laws in effect on the date of the merger agreement. In addition, for six years after the close of the merger, we must provide officers' and directors' liability insurance for acts or omissions occurring before the close of the merger covering each such person currently covered by our officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on July 14, 1999; provided that the cost of such insurance will not exceed 200% of the amount per annum we paid in our last fiscal year.

  Board indemnification agreements

    In May 1999, we entered into compensation and indemnification agreements with each of the members of the special committee, Paul G. Miller, Ronald N. Hoge and Michael S. Scott Morton, to compensate them for their additional duties, responsibilities and burdens in connection with their service on the special committee. In return for their services as members of the special committee, each of Messrs. Miller, Hoge and Scott Morton received $25,000. We will also reimbursed them for any reasonable out-of-pocket travel and other expenses incurred in connection with their service on the special committee. In addition to their general right to indemnification under our articles of incorporation, we agreed to indemnify and advance expenses to each of them to the full extent provided by applicable law and our articles of incorporation in connection with any threatened, pending or completed proceeding, including a proceeding by or in the right of the company.

    We also entered into indemnification agreements with each of our disinterested members of the board of directors to compensate them for their additional duties, responsibilities and burdens in connection with their service on the board in considering the merger. In addition to their general right to indemnification under our articles of incorporation, we also agreed to indemnify and advance expenses to each of them to the full extent provided by applicable law and our articles of incorporation in connection with any threatened, pending or completed proceeding, including a proceeding by or in the right of the company.

  Stock option plan

    On December 20, 1999, our board of directors and shareholders adopted the 1999 Stock Option Plan pursuant to which we may grant incentive and non-statutory stock options to purchase shares of our class B common stock to employees, non-employee directors, consultants and independent contractors. Our board has created a compensation committee to, among other things, administer the option plan, including determining the persons who are to receive options, as well as the type, terms and number of shares subject to each option. The option plan will terminate on December 19, 2009, unless our board of directors decides to terminate it earlier.

    Shares available for issuance.  We have reserved 825,000 shares of our class B common stock for issuance under the option plan. We are currently offering options to purchase shares of our class B common stock at an exercise price of $22.00 per share to some of our employees and independent contractors of our company. We are uncertain at this time how many options will be granted. Any options granted will generally become exercisable over a six-year period, or in the case of some options, in the event certain performance milestones are met. We expect to complete the employee offering during the next month. Shares subject to options granted under the option plan that lapse or are terminated may again be subject to grants under the plan.

    Effect of termination of employment or other service.  Options granted under the option plan generally terminate when an optionee's employment or other service with our company terminates. The reason for the optionee's termination dictates what happens to his or her options. Unless otherwise provided in the optionee's stock option agreement, if an optionee is terminated for "cause," his or her options will immediately terminate and no longer be exercisable. In addition, we will have the right to repurchase from the optionee all shares of class B common stock the optionee previously acquired upon the exercise of any options at a price equal to the exercise price paid by the optionee to acquire these shares of class B common stock.

    Unless otherwise provided in an optionee's stock option agreement, if an optionee's employment or other service with us terminates for any other reason whatsoever, whether due to voluntary resignation, death, disability, retirement or termination by us without cause, the options that were exercisable as of the optionee's termination date will remain exercisable for one year. There are other situations, however, when an optionee's options may terminate earlier. For example, if an optionee engages in an "adverse action" (as defined below) before or within 12 months after the termination of his or her employment or other service with us, the Compensation Committee may immediately terminate all of the optionee's rights under the option plan and his or her options. We refer you to the information under the heading "—Effect of an adverse action" below. In no circumstance will an optionee's options remain exercisable after their expiration date.

    For purposes of the option plan, "cause" means:

  •
  dishonesty, fraud, misrepresentation, embezzlement or other act of dishonesty with respect to Merrill or any subsidiary of Merrill;

  •
  any serious unlawful or criminal activity;

  •
  any intentional and deliberate breach of a duty or duties that are material in relation to an optionee's overall duties;

  •
  any material breach of any employment, service, confidentiality or non-compete agreement the optionee has entered into with us; or

  •
  any action the compensation committee determines to be adverse to Merrill or any of our subsidiaries (an "adverse action"); such as:

  - the disclosure of any of our confidential information to any person not authorized to receive it;

  - the engagement in any commercial activity that in the judgment of the compensation committee competes with our business; or

  - the interference with our relationships with employees or customers.

    In the event an optionee's employment or other service with us changes such that the number of hours the optionee works is significantly reduced for what will likely be an extended period of time, the compensation committee will have the right to modify the terms of any unvested options the optionee then holds, including without limitation the right to immediately terminate without notice of any kind all of the optionee's rights he or she has in the optionee's unvested options.

    Limitations on our right to repurchase.  In connection with any repurchase of optionee's shares, we will only be required to pay the optionee for these shares as rapidly as permissible without violating any of our loan covenants or other contractual restrictions applicable to and binding upon us. Any amounts not paid to an optionee on the repurchase date will bear interest at a fixed annual rate equal to 8%. In addition, we will only be required to repurchase any shares to the extent that the repurchase does not violate any applicable laws.

    Effect of an adverse action.  Our compensation committee may immediately terminate all of an optionee's rights under the option plan and his or her options if the optionee engages in any "adverse action" (as defined above) before or within 12 months after the termination of the optionee's employment or other service with us. In addition, if an optionee take an adverse action during the 12 months before or within 12 months after his or her termination, the compensation committee may rescind any option exercises that occurred during such period and require the optionee to pay us within 10 days of receipt of notice of such rescission, the amount of any gain the optionee realized as a result of the rescinded exercise.

    Effect of a DLJMB liquidation event.  If a "DLJMB liquidation event" (as defined below) occurs, an optionee's options may become immediately exercisable in full and remain exercisable for the remainder of their terms. An exhibit to the optionee's option agreement states whether or not the vesting of his or her option will accelerate upon a DLJMB liquidation event. To the extent the acceleration of the vesting of an option, together with any other payment the optionee has the right to receive from us would constitute a "parachute payment" under the Internal Revenue Code, then the payments will be reduced so they will not be subject to any excise tax imposed by the Internal Revenue Code. The payments will not be reduced, however, if the optionee is subject to a separate agreement with us that provides otherwise.

    A "DLJMB liquidation event" means any of the following, except for transfers to "permitted "transferees," as defined in the Investors' Agreement dated November 23, 1999 among us and our shareholders:

  •
  a sale or other transfer by DLJMB of 90% or more of its shares of common equity in Merrill (including all common equity originally purchased by DLJMB and any additional common equity purchased by DLJMB thereafter, whether voting, class B or any other class of common equity created by Merrill) to one or more persons or entities (in one transaction or in a series of related transactions) other than in connection with a public offering of our common equity;

  •
  the sale, lease, exchange or other transfer of substantially all of our assets to a person or entity that is not controlled by us; or

  •
  a merger or consolidation to which we are a party if our shareholders immediately prior to the effective date of such merger or consolidation do not have beneficial ownership immediately following the effective date of such merger or consolidation of more than 50% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors.

    Transfer restrictions.  An optionee may not assign or transfer any of his or her options prior to their exercise to any person, including trusts for estate planning purposes. Furthermore, the optionee may not subject any of his or her options to any lien during the optionee's lifetime. Once an optionee exercises his or her options, all shares of our class B common stock issued upon exercise of these options will be subject to the transfer restrictions and other provisions set forth in the Investors' Agreement dated November 23, 1999 among Merrill and our shareholders. Upon the exercise of an option, an optionee will automatically become a party to and be bound by all the terms and conditions of the Investors' Agreement. If the optionee:

  •
  acquires more than a certain percentage of the total shares of class B common stock available for issuance under the option plan as determined by the compensation committee from time to time; or

  •
  is an employee of Merrill or any of our subsidiaries and reports directly to our Chief Executive Officer or Chief Operating Officer,

the optionee will be deemed a "Co-invest Management Stockholder" for all purposes of the Investors' Agreement. If the optionee does not meet the above criteria, he or she will be deemed an "Other Stockholder" for purposes of the Investors' Agreement.

  Direct investment plan

    On December 20, 1999, our board of directors and shareholders adopted the Direct Investment Plan pursuant to which we may offer certain of our employees, non-employee directors, consultants and independent contractors the opportunity to purchase reinvestment and coinvestment shares of our class B common stock. Our board has created a compensation committee to, among other things, administer the direct investment plan. The direct investment plan will terminate on December 19, 2009, unless our board of directors decides to terminate it earlier.

    Number of shares reserved for issuance.  We have reserved 1,459,091 shares of our class B common stock for issuance under the direct investment plan. Of the 1,459,091 shares, 227,272 shares are designated for reinvestment shares and 1,231,819 shares are designated for coinvestment shares. We are currently offering shares of our class B common stock to some of our employees and independent contractors of our company. We are uncertain at this time how many coinvestment and reinvestment shares will be purchased. We expect to complete the employee offering during the next month.

    Reinvestment shares.  The reinvestment shares are the shares of class B common stock participants may be permitted to purchase out of their own funds. Not all participants in the direct investment plan are given the opportunity to purchase reinvestment shares. Participants are solely responsible for paying the entire amount of the purchase price of reinvestment shares, and unlike the coinvestment shares, we do not lend participants any funds to purchase their reinvestment shares.

    Coinvestment shares.  The coinvestment shares are the shares of class B common stock participants may be permitted to purchase with our financial assistance. We will loan participants an amount up to 65% of the total purchase price of the coinvestment shares a participant elects to purchase. The participant will be solely responsible for paying the remaining 35% or more balance of the purchase price. The proceeds of the loan must be used solely to assist the participant with the purchase of his or her coinvestment shares. As a condition to us making the loan, all of a participant's coinvestment shares must be pledged as collateral for the loan.

    Assuming we loaned the participant 65% of the total purchase price of the coinvestment shares, upon the purchase of coinvestment shares, a participant will become immediately vested with respect to 35% of the coinvestment shares since this portion will have been fully paid by the participant. With respect to the coinvestment shares, they will vest as follows:

Vesting Date	% of Coinvestment Shares Vested as of the Vesting Date*
One year from purchase date	35% of the coinvestment shares
Two years from purchase date	35% of the coinvestment shares
Three years from purchase date	57% of the coinvestment shares
Four years from purchase date	79% of the coinvestment shares
Five years from purchase date	100% of the coinvestment shares

*
In the event that the vesting of any coinvestment shares results in a fractional share, this fractional share will be rounded up to the nearest whole share.

    A participant may not sell or transfer his or her unvested coinvestment shares while they are pledged to us, except to us in certain circumstances. Once coinvestment shares vest, the participant will be able to transfer these shares to the extent permitted by the direct investment plan and the Investors' Agreement, and the participant will receive more favorable pricing in the event we later repurchase his or her shares.

    Non-recourse promissory notes.  Any loan we make to assist participants in purchasing coinvestment shares will be evidenced by a nonrecourse promissory note. The loan will accrue interest at a fixed annual rate of 8%. While interest on the loan will accrue, the participant will not be required to pay any interest during the term of the note. All accrued but unpaid interest and the principal balance must be paid on the earlier of:

  •
  the date the participant's employment or other service with us terminates;

  •
  a "DLJMB liquidation event" (as defined above);

  •
  the date the participant sells his or her pledged shares to someone as permitted by the Investors' Agreement, other than a "permitted transferee" (as defined under the Investors' Agreement) and other than to us in connection with a hardship repurchase;

  •
  within 120 days following an initial public offering of any of our equity securities; or

  •
  eight years from the date of the note.

    In the event the repayment of a participant's note is triggered by an initial public offering of our equity securities, the participant may repay his or her note with cash, or with the compensation committee's approval, reinvestment shares or coinvestment shares. We will pay the participant the fair market value for each reinvestment share and vested coinvestment share we repurchase, and the compensation committee in its sole discretion will determine the purchase price for any unvested coinvestment shares repurchased. A participant may not be required to repay his or her note at that time if the total proceeds from the purchase of the participant's shares does not exceed the outstanding principal balance on his or her note plus accrued but unpaid interest and any resulting tax liability.

    The compensation committee may decide, however, to extend the maturity of a note. In addition, a participant may prepay his or her note at anytime.

    A participant may not at any time sell his or her unvested coinvestment shares. Although a participant may sell his or her vested coinvestment shares under certain circumstances set forth in the direct investment plan and the Investors' Agreement, depending upon the type of sale, the participant may be required to repay his or her note with the proceeds of the sale.

    If a participant transfers all or a portion of his or her vested coinvestment shares to a "permitted transferee" (as defined in the Investors' Agreement), such permitted transferee, as a condition to the transfer of the coinvestment shares, must agree to be bound by the terms and conditions of the direct investment plan and any agreement evidencing the sale of these shares to the participant, and must also agree to take these shares subject to the terms and conditions of the note and pledge agreement. The participant, however, must remain the primary obligor of all obligations outstanding under the note and the pledge agreement regardless of his or her transfer to a permitted transferee.

    If a participant sells all or a portion of his or her vested coinvestment shares to someone other than a permitted transferee in accordance with the terms of the Investors' Agreement, the participant's note will become immediately due and payable to the extent of the lesser of:

  •
  the total unpaid principal balance and interest on the loan; or

  •
  the net after tax proceeds realized upon such sale.

    We will have the right to set-off against any amounts we owe the participant, including without limitation, any dividends paid on the shares, amounts the participant owes under the note. Amounts will be applied first to accrued interest on the note and then to the outstanding principal balance on the note.

    Pledge of shares.  As collateral for the note, a participant must grant to us a security interest in all of the participant's coinvestment shares by executing a pledge agreement. Any stock certificates issued for coinvestment shares will be held by us as collateral for the loan until such time as the loan and all accrued interest on the loan are paid in full. If the collateral for a participant's note exceeds the outstanding balance of the loan and all accrued interest, we may, upon the participant's request and in our discretion, release some of the participant's shares.

    If we repurchase a participant's pledged coinvestment shares, the proceeds will be applied against the outstanding balance of the participant's loan and all accrued interest. So long as a participant's coinvestment shares are pledged to us, they may not be subject in any manner to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, except as permitted under the Investors' Agreement.

    If the participant is unable to pay his or her note when it becomes due, we will have the right under the pledge agreement to reacquire the participant's shares. If, at any time pursuant to the terms of the direct investment plan, we repurchase a participant's pledged coinvestment shares, the proceeds of the repurchase will be applied against the outstanding balance of his or her loan and all accrued interest before the participant receive any proceeds.

    The note is a non-recourse note, which means that if the proceeds of the repurchase do not exceed the outstanding balance of the participant's loan and all accrued interest, we will not have the right under the terms of the note to hold the participant personally responsible for the remaining amount he or she owes under the note.

    Right of repurchase.  If a participant's employment or other service with us terminates for any reason whatsoever, whether due to voluntary resignation, death, disability, retirement, or termination by us with or without cause (as defined above) prior to a DLJMB liquidation event (as defined above), we will have the right to repurchase all or any portion of the participant's shares. The price we will pay for these shares depends on the reason for the participant's termination.

    If the participant's employment or other service with us is terminated by us for cause, we will pay for each share owned by the participant (whether it is a reinvestment share or a coinvestment share or is vested or unvested) the lesser of:

  •
  an amount equal to:

  - the fair market value of each share as determined on the valuation date in the fiscal year in which the participant's employment or other service is terminated; and

  - plus any increase, or minus any decrease, in the fair market value of the participant's shares from the beginning of the fiscal year in which the participant's employment or other service is terminated until the date of the participant's termination (the "Pro Rata Adjustment"); or

  •
  the purchase price the participant paid for each share, without any accrued and unpaid interest on the loan relating to the coinvestment shares being paid.

    Unless otherwise determined by the compensation committee, if a participant's employment or other service with us terminates for any other reason whatsoever other than for cause, we will pay the participant:

  •
  for each coinvestment share that has vested at the time of termination and all of the participant's reinvestment shares, an amount equal to:

  - the fair market value of each share as determined on the valuation date in the fiscal year in which the participant's employment or other service is terminated; and

  - plus or minus any Pro Rata Adjustment.

  •
  for each coinvestment share that has not vested at the time of termination, an amount equal to the lesser of:

  - the fair market value of each coinvestment share as determined on the valuation date in the fiscal year in which the participant's employment or other service is terminated, and plus or minus any Pro Rata Adjustment; or

  - the purchase price the participant paid for each unvested coinvestment share plus all accrued and unpaid interest on the loan relating to the unvested coinvestment share.

    In the event we repurchase any of the participant's coinvestment shares, the compensation committee, in its sole discretion, will on the repurchase date make an appropriate adjustment to the purchase price paid on this date to repay any interest that has accrued on the participant's loan from the date of the termination of the participant's employment or other services with us until the date we repurchase the participant's coinvestment shares.

    Determination of fair value.  Since our class B common stock is not currently listed on an exchange or quoted on Nasdaq, the over-the-counter bulletin board or other comparable service, "fair market value" for purposes of the direct investment plan is determined by the compensation committee. This determination will be performed on an annual basis on a date that is no more than 120 days after our fiscal year end. The compensation committee will base its determination on a specified formula or such other value as the compensation committee determines is appropriate. The formula that the compensation committee may use in determining fair market value is as follows:

  •
  multiply six times our EBITDA (as defined in the plan) as shown on our consolidated statement of operations for our most recent fiscal year end and as adjusted to reflect any material acquisitions or dispositions or other material changes in our business;
  •
  subtract our total debt and the total amount of the liquidation preference on our preferred stock;
  •
  add our total cash to this difference; and
  •
  divide the sum by the number of shares of our capital stock outstanding on the valuation date, including all options and warrants.

    Put right.  So long as a participant's employment or other service with us terminates by reason of voluntary resignation, death, disability, retirement or terminated by us without cause, the participant will have the right to "put" all or any portion of his or her reinvestment shares and vested coinvestment shares to us and require us to repurchase these shares in the event neither we nor anyone to whom we may assign our right of repurchase decides to repurchase the participant's shares.

    The per share price at which we must purchase these shares will be equal to:

  •
  the fair market value for each share as determined on the valuation date in the fiscal year in which the participant's employment or other service is terminated; and
  •
  plus or minus any Pro Rata Adjustment.

    Hardship repurchases.  In the event a participant feels he or she has an immediate and heavy financial need, the participant may request that the compensation committee repurchase his or her shares. A repurchase under these circumstances will be permitted only if the compensation committee determines in its sole discretion that the repurchase is made on account of the participant's immediate and heavy financial need and is necessary to satisfy this financial need. A repurchase will be deemed to be made on account of an immediate and heavy financial need only if the compensation committee determines in its sole discretion that the repurchase will be made to pay:

  •
  expenses for medical care (as described in Section 213(d) of the Internal Revenue Code), incurred or to be incurred by the participant, his or her spouse or dependent (as described in Section 152 of the Internal Revenue Code);
  •
  payments necessary to prevent the participant from being evicted from his or her principal residence or foreclosure on the mortgage on his or her principal residence; or
  •
  any other situation in which the compensation committee in its sole discretion determines the participant is in immediate and heavy financial need.

    A hardship repurchase will be deemed to be necessary to satisfy the participant's immediate and heavy financial need only if the compensation committee determines in its sole discretion that the aggregate purchase price we must pay is not more than the sum of the amount of the participant's immediate and heavy financial need plus the amount necessary to pay any estimated federal, state or local taxes or penalties that the participant will incur in connection with the repurchase. The compensation committee will only be entitled to pay the participant the fair market value for each share as determined on the most recent valuation date prior to the hardship repurchase.

    Limitations on our right to repurchase.  In connection with any repurchase of a participant's shares, we will only be required to pay the participant for these shares as rapidly as permissible without violating any of our loan covenants or other contractual restrictions applicable to and binding upon us. Any amounts not paid to a participant on the repurchase date will bear interest at a fixed annual rate equal to 8%. In addition, we will only be required to repurchase any shares to the extent that the repurchase does not violate any applicable laws.

    Effect of adverse action.  If a participant engages in any adverse action (as defined above under the heading "—Employment Arrangements—Stock option plan—Effect of termination of employment or other service") before or within 12 months after the participant's employment or other service with us terminates by reason of voluntary resignation, death, disability, retirement or is terminated by us without cause, we will have the right to repurchase all of the participant's shares for the lesser of:

  •
  the fair market value for each share as of the most recent valuation date prior to the participant's termination of employment or other service; or
  •
  the purchase price the participant paid for his or her shares.

    In addition, if the participant received an amount in excess of this purchase price in connection with a prior repurchase by us or the sale or other transfer of these shares during the 12 months before or 12 months after the date the participant's employment or other service with us terminates, the participant will be required to pay us in cash any such excess within 10 days of receipt of notice from us.

    Effect of DLJMB liquidation event.  If a DLJMB liquidation event (as defined above under the heading "—Employment Arrangements—Stock option plan—Effect of DLJMB liquidation event) occurs, all of a participant's unvested coinvestment shares will become immediately vested in full. To the extent the acceleration of the vesting of these coinvestment shares, together with any other payment the participant has the right to receive from us would constitute a "parachute payment" under the Internal Revenue Code, then the payments will be reduced so they will not be subject to any excise tax imposed by the Internal Revenue Code. The payments will not be reduced, however, if the participant is subject to a separate agreement with us that provides otherwise.

    Transfer restrictions.  All shares purchased under the direct investment plan will be subject to the transfer restrictions and other provisions of the direct investment plan and the Investors' Agreement. Under the direct investment plan, any shares pledged as collateral to secure a note may not be transferred to anyone other than a permitted transferee. In addition, a participant is prohibited from selling or transferring any of his or her shares during the first six months after the purchase date.

    In addition to the restrictions on transferability imposed by the direct investment plan, a participant that purchases reinvestment or coinvestment shares will automatically become a party to and be bound by all the terms and conditions of the Investors' Agreement. If a participant:

  •
  acquires more than a certain percentage of the total shares of class B common stock available for sale under the direct investment plan, as determined by the compensation committee from time to time; or
  •
  is an employee of Merrill or any of our subsidiaries and reports directly to our Chief Executive Officer or Chief Operating Officer,

the participant will be deemed a "Co-invest Management Stockholder" for all purposes of the Investors' Agreement. If a participant does not meet the above criteria, he or she will be deemed an "Other Stockholder" for purposes of the Investors' Agreement.

  Sale of shares to Atterbury

    In connection with the employee offering, we expect to sell shares of our class B common stock to Rick Atterbury for $22.00 per share. We may finance more than 65% of the purchase price for these shares; and therefore, these shares may be sold outside the scope, terms and conditions of our direct investment plan. We expect that after giving effect to this transaction and Atterbury's retained equity interest in connection with the merger, the percentage of the total amount loaned by us to Atterbury to the total purchase price paid by Atterbury for all these shares will not exceed 65%. We expect to complete this transaction and the employee offering during the next month.

SECURITY OWNERSHIP OF MANAGEMENT
AND BENEFICIAL OWNERS OF FIVE PERCENT OR MORE

    The following table sets forth information with respect to the beneficial ownership of our class B common stock and preferred stock as of January 31, 2000 by (1) any person or group who beneficially owns more than 5% of our class B common stock, (2) each of our executive officers named in our "Summary Compensation" table on page 70 and (3) all of our directors and officers as a group. Unless otherwise noted, each person possesses sole voting and investment power with respect to the shares indicated. Shares not outstanding but deemed beneficially owned because of the right to acquire them within 60 days are considered outstanding only when determining the amount and percent owned by each person.

Name of Beneficial Owner	Number of Shares of Preferred Stock (1)	Percentage of Outstanding Preferred Stock	Number of Shares of Class B Common Stock (1)	Percentage of Outstanding Class B Common Stock
DLJ Merchant Banking funds (2)	337,500	67.5%	3,445,229	77.9%
John W. Castro	0	0	909,091	21.7%
Rick R. Atterbury	0	0	70,000	1.7%
BNY Capital Corporation (3)	62,500	12.5%	43,033	1.0%
Connecticut General Life Insurance Company (4)	48,750	9.8%	33,566	*
Carlyle High Yield Partners, L.P. (5).	37,500	7.5%	25,820	*
Steven J. Machov	0	0	0	0
Kathleen A. Larkin	0	0	0	0
Kay A. Barber	0	0	0	0
Lawrence M. Schloss (3)	0	0	0	0
William F. Dawson, Jr. (3)	0	0	0	0
Keith R. Palumbo (3)	0	0	0	0
All directors and executive officers as a group (12 persons) (3)	0	0	979,091	23.4%

*
less than one percent

(1)
Under the SEC's rules, each person or entity is deemed to be a beneficial owner with the power to vote and direct the disposition of these shares.

(2)
Consists of shares held directly by DLJ Merchant Banking Partners II, L.P. and the following affiliated investors: DLJ Merchant Banking Partners II-A, L.P.; DLJ Offshore Partners II, C.V.; DLJ Diversified Partners, L.P.; DLJ Diversified Partners-A, L.P.; DLJ Millennium Partners, L.P.; DLJ Millennium Partners-A, L.P.; DLJMB Funding II, Inc.; DLJ First ESC L.P.; DLJ EAB Partners, L.P.; and DLJ ESC II, L.P. See "Related Party Relationships and Transactions." Includes 232,377 shares of class B common stock issuable upon the exercise of outstanding warrants. The address of each of these investors is 277 Park Avenue, New York, New York 10172, except that the address of Offshore Partners is John B. Gorsiraweg 14, Willemstad, Curaçao, Netherlands Antilles.

(3)
Messrs. Schloss, Dawson and Palumbo are officers of DLJ Merchant Banking, Inc., an affiliate of the DLJ Merchant Banking funds. Shares shown for Messrs. Schloss, Dawson and Palumbo exclude shares shown as held by the DLJ Merchant Banking funds, as to which they disclaim beneficial ownership. The address for Messrs. Schloss, Dawson and Palumbo is c/o DLJ Merchant Banking Inc., 277 Park Avenue, New York, New York 10172.

(4)
Includes 43,033 shares of class B common stock issuable upon the exercise of outstanding warrants. BNY Capital Corporation's address is 48 Wall Street, New York, New York 10005.

(5)
Includes 33,566 shares of class B common stock issuable upon the exercise of outstanding warrants. Carlyle High Yield Partners, L.P.'s address is 1001 Pennsylvania Avenue N.W., Suite 220 South, Washington, D.C. 20004.

(6)
Includes 25,820 shares of class B common stock issuable upon the exercise of outstanding warrants. Connecticut General Life Insurance Company's address is 900 Cottage Grove Road, Bloomfield, Illinois 06002.

RELATED PARTY RELATIONSHIPS AND TRANSACTIONS

Investors' Agreement

    Viking Merger Sub, DLJ Merchant Banking funds, Messrs. Castro and Atterbury and certain other investors entered into an Investors' Agreement which became effective at the effective time of the merger and as a result of the merger became binding on our company. The Investors' Agreement provides that any person acquiring shares of our class B common stock who is required by the Investors' Agreement or by any other agreement or plan of ours to become a party to the Investors' Agreement will execute an agreement to be bound by all the terms and conditions of the Investors' Agreement, including those described below.

    The terms of the Investors' Agreement restrict certain transfers of the shares of our capital stock by DLJ Merchant Banking funds, Messrs. Castro and Atterbury and any future shareholders party to the agreement, including the participants in our 1999 Stock Option Plan and our Direct Investment Plan. The agreement permits:

  •
  such shareholders (other than DLJ Merchant Banking funds) to participate in certain sales of shares of capital stock by the DLJ Merchant Banking funds;

  •
  DLJ Merchant Banking funds to require such other shareholders to sell shares of capital stock in certain circumstances, including if DLJ Merchant Banking funds choose to sell 75% or more of the shares owned by them at a price in excess of $22.00 per share; and

  •
  such shareholders to purchase certain equity securities proposed to be issued by us on a preemptive basis.

    The Investors' Agreement includes a registration rights provision under which the shareholders which are a party to it have the right to request us to register certain securities under the Securities Act in specified circumstances.

    The Investors' Agreement also provides that our company will indemnify the parties against specified liabilities, including certain liabilities under the Securities Act.

    The Investors' Agreement also provides that DLJ Merchant Banking funds have the right to nominate four of the eight members of our board of directors, that three of the eight members of our board will be nominated by Messrs. Castro and Atterbury and that one member of the board be nominated by a DLJ mezzanine fund that owns our preferred shares and warrants. The current parties to the Investors' Agreement have agreed to vote their common shares so that the composition of our board is as set out above. The participants in our 1999 Stock Option Plan and Direct Investment Plan are not subject to the voting agreement provisions.

Financial Advisory Fees and Agreements

    DLJ Securities Corporation, an affiliate of DLJ Merchant Banking funds, acted as financial advisor to us and as the initial purchaser of the units we sold in connection with the merger. We paid customary fees to DLJ Securities Corporation as compensation for its services as financial advisor and initial purchaser. DLJ Capital Funding, Inc., an affiliate of DLJ Merchant Banking funds, received customary fees and reimbursement of expenses in connection with the arrangement and syndication of the new credit facility and as a lender under the new credit facility. The aggregate amount of all fees paid to the DLJ entities in connection with the merger and the related financings was approximately $15.8 million, plus out-of-pocket expenses.

    We have agreed to pay DLJ Securities Corporation an annual advisory fee of $300,000. We and our subsidiaries may from time to time enter into other investment banking relationships with DLJ Securities Corporation or one of its affiliates pursuant to which DLJ Securities Corporation or its affiliates will receive customary fees and will be entitled to reimbursement for all related reasonable disbursements and out-of-pocket expenses. We expect that any arrangement will include provisions for the indemnification of DLJ Securities Corporation against a variety of liabilities, including liabilities under the federal securities laws.

Interest Cap Transaction

    On December 22, 1999, we entered into an interest cap transaction with DLJ International Capital for $462,000. The effective date of the interest cap transaction is March 24, 2000 and terminates December 24, 2001. The cap rate is 7.5% for up to $110.0 million of borrowings under our credit facility.

Purchase of Shares from DLJMB

    In connection with the employee offering, we anticipate to purchase from DLJMB, 258,307 shares of class B common stock for $22.00 per share, or an aggregate purchase price of approximately $5.7 million, in order to adjust the ownership percentage of DLJMB compared to our other shareholders.

Executive Compensation Arrangements

    For a discussion of all material executive compensation arrangements between us and our executive officers, including the participation of our executive officers in our stock option plan and direct investment plan, we refer you to the information under the heading "Executive Compensation."

DESCRIPTION OF MERRILL COMMUNICATIONS LLC'S CREDIT FACILITY

    Merrill Communications LLC's credit facility includes:

  •
  a $50.0 million revolving credit facility, and

  •
  a $220.0 million term loan facility, consisting of a $65.0 million term loan A and a $155.0 million term loan B.

    The term loan A and the revolving credit facility matures on November 23, 2005, and the term loan B matures on November 23, 2007. This credit facility is subject to a potential, although uncommitted, increase of up to $30.0 million at our request at any time prior to November 23, 2005. The increase is only available if one or more financial institutions agree to finance this increase.

    We pledged all of our limited liability company interests in Merrill Communications LLC as collateral for the credit facility.

    Loans under the credit facility bear interest, at our option, at:

  •
  the reserve adjusted LIBOR rate plus 3.00% or at the alternate base rate plus 1.75% for borrowings under the revolving credit facility and for term loan A, and

  •
  the reserve adjusted LIBOR rate plus 3.75% or at the alternate base rate plus 2.50% for term loan B.

    Merrill Communications LLC pays commitment fees in an amount equal to 0.50% per year on the daily average unused portion of the revolving credit facility. These fees are payable quarterly in arrears and upon the maturity or termination of the revolving credit facility. Beginning November 23, 2006, the applicable margins for revolving credit loans and term loan A and commitment fees will be subject to possible reductions based on our leverage ratio, which measures the ratio of our consolidated total debt to our consolidated EBITDA (as defined in the credit facility).

    Merrill Communications LLC pays a letter of credit fee on the outstanding undrawn amounts of letters of credit issued under the credit facility at a rate per year equal to, with respect to each letter of credit, the then existing applicable LIBOR rate margin for revolving credit loans, multiplied by the stated amount of each letter of credit, which shall be shared by all lenders participating in that letter of credit on a pro rata basis, and an additional fronting fee to the issuer of each letter of credit, payable quarterly in arrears. Merrill Communications LLC also pays customary transaction charges in connection with any letters of credit.

    The term facility is subject to the following amortization schedule:

Year	Term Loan A Amortization	Term Loan B Amortization
1	0%	1%
2	5	1
3	10	1
4	20	1
5	25	1
6	40	1
7	—	1
8	—	93

	100%	100%

    The credit facility is subject to mandatory prepayment:

  •
  with 100% of the net after-tax cash proceeds of the sale or other disposition of any of our property or assets, or receipt of casualty proceeds by us, subject to specified exceptions, including our right to reinvest such proceeds during the 365 day period after our receipt of them;

  •
  with 50% of the net cash proceeds received from the issuance of our equity securities unless our leverage ratio is less than 3.5:1 on a pro forma basis, subject to specified exceptions;

  •
  with 100% of the net cash proceeds received from issuances of our debt securities, subject to specified exceptions; and

  •
  with 50% of excess cash flow, as defined in the new credit facility, for each fiscal year unless the leverage ratio is less than 3.5:1 on a pro forma basis, subject to specified exceptions.

    All mandatory prepayment amounts will be applied first pro rata to the prepayment of the term facilities to reduce the remaining amortization payments in direct order of maturity. Merrill Communications LLC is permitted to elect, in its sole discretion, to permit lenders holding a portion of term loan B to decline to have their loan prepaid. Any lender holding a portion of term loan B may then, in its sole discretion, waive the application of its pro rata share of any mandatory prepayment, with 50% of the waived proceeds applied to the prepayment of the term A loan, until paid in full, and the balance retained by Merrill Communications LLC.

    We and all our direct and indirect domestic restricted subsidiaries are guarantors of Merrill Communications LLC's credit facility. Merrill Communications LLC's obligations under the credit facility are secured by a first priority perfected lien on substantially all existing and after-acquired property of Merrill Communications LLC and the subsidiary guarantors, including substantially all accounts receivable, inventory, equipment, intellectual property and other personal property and certain real property interests, and a pledge of all of our limited liability company interests in Merrill Communications LLC and of all of the stock of all Merrill Communications LLC's existing or future domestic restricted subsidiaries and no more than 65% of the voting stock of any foreign restricted subsidiary unless there is a change in tax laws such that no adverse income tax consequences to us or Merrill Communications LLC would result from a pledge in excess of 65%.

    The credit facility contains customary covenants and restrictions on our and Merrill Communications LLC's ability to engage in specified activities, including, but not limited to:

  •
  limitations on other indebtedness, liens and investments;

  •
  restrictions on dividends and redemptions and prepayments of subordinated debt;

  •
  limitations on capital expenditures;

  •
  restrictions on certain mergers and acquisitions, sales of assets and sale leaseback transactions;

  •
  restrictions or changes in our business; and

  •
  restrictions on transactions with our affiliates and our entering into negative pledges or certain other restrictive agreements.

    The credit facility also contains financial covenants requiring us to maintain:

  •
  minimum EBITDA (as defined in the credit facility);

  •
  minimum coverage of interest expense;

  •
  minimum coverage of fixed charges; and

  •
  a maximum leverage ratio.

    Borrowings under the credit facility are subject to significant conditions, including compliance with the financial ratios and the other covenants included in the credit facility and the absence of any material adverse change.

DESCRIPTION OF EXCHANGE NOTES

General

    The definitions of some of the terms used in the following summary are set forth below under "—Definitions." For purposes of this summary, the term "Merrill" refers only to Merrill Corporation and not to any of its subsidiaries.

    The old notes were issued and the exchange notes will be issued pursuant to an indenture among Merrill Corporation, the Guarantors party thereto and Norwest Bank Minnesota, N.A., as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

    The following description is a summary of the material provisions of the indenture. It is not complete and is qualified in its entirety by reference to the indenture, including the definitions therein of some of the terms used below. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the exchange notes. Copies of the indenture are available as set forth below under "Where You Can Find More Information."

Brief Description of the Exchange Notes and the Subsidiary Guarantees

  The Exchange Notes

    The exchange notes will:

  •
  be general unsecured obligations of Merrill;

  •
  rank behind in right of payment to all secured indebtedness to the extent of the assets securing that indebtedness;

  •
  rank behind in right of payment to all existing and future Senior Indebtedness of Merrill, including guarantees under Merrill Communications LLC's Credit Facility;

  •
  rank equally in right of payment with any future senior subordinated Indebtedness of Merrill;

  •
  rank ahead in right of payment to all future subordinated Indebtedness of Merrill; and

  •
  be effectively behind to all liabilities of Merrill's non-guarantor subsidiaries.

  The Subsidiary Guarantees

    The exchange notes will be unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by our existing Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries. The Guarantees will:

  •
  be general unsecured obligations of the Guarantors;

  •
  rank behind in right of payment to all existing and future Senior Indebtedness of the Guarantors, including borrowings and guarantees under the Credit Facility;

  •
  rank equally in right of payment with any future senior subordinated Indebtedness of the Guarantors; and

  •
  rank ahead of in right of payment to any future subordinated Indebtedness of the Guarantors.

    On a pro forma basis, as of October 31, 1999, Merrill and the Guarantors had outstanding approximately $224.1 million of Senior Indebtedness and our non-guarantor subsidiaries had $0.6 million of outstanding liabilities, including trade payables but excluding intercompany obligations. The indenture will permit Merrill and its Subsidiaries to incur additional Indebtedness, including Senior Indebtedness, in the future. See "Risk Factors" The exchange notes and the Guarantees will be subordinated to our secured and senior indebtedness and "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

    As of the date of the indenture, all of our Subsidiaries except Document.com, Inc. and Cetara Corporation will be Restricted Subsidiaries. For the nine months ended October 31, 1999, these two subsidiaries accounted for less than 1.0% of our revenue and assets. So long as we satisfy the conditions described in the definition of "Unrestricted Subsidiary," we will be permitted to designate current or future Subsidiaries as "Unrestricted" Subsidiaries. Unrestricted Subsidiaries are not subject to the restrictive covenants included in the indenture and do not guarantee the exchange notes.

Principal, Maturity and Interest

  •
  The exchange notes will initially be limited in aggregate principal amount to $140.0 million and will mature on May 1, 2009.

  •
  The exchange notes will be issued in denominations of $1,000 and integral multiples thereof.

  •
  Interest on the exchange notes will accrue at the rate of 12.0% per year.

  •
  We will pay interest in arrears every May 1 and November 1, commencing on May 1, 2000, to holders of record on the immediately preceding April 15 and October 15.

  •
  Interest on the exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

  •
  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    We will pay principal of, premium, if any, and interest and liquidated damages, if any, on the exchange notes:

  •
  at the office or agency we maintain for that purpose within the City and State of New York;

  •
  or, at our option, by check mailed to the holders of the exchange notes at their respective addresses set forth in the register of holders of exchange notes;

  •
  however, all payments with respect to exchange notes represented by one or more permanent Global Notes will be paid by wire transfer of immediately available funds to the account of The Depository Trust Company or any successor thereto.

    Until we designate another office or agency, our office or agency in New York will be the office of the trustee maintained for that purpose.

    Subject to the covenants described below, we may issue additional exchange notes under the indenture having the same terms in all respects as the exchange notes, or similar in all respects except for the payment of interest on the exchange notes (1) scheduled and paid prior to the date of issuance of those additional exchange notes or (2) payable on the first Interest Payment Date following that date of issuance. The exchange notes offered hereby and any additional exchange notes would be treated as a single class for all purposes under the indenture.

Subordination

    The payment of Subordinated Note Obligations will be subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of the indenture or thereafter incurred.

    Upon any distribution to creditors of Merrill in a liquidation or dissolution of Merrill or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Merrill or its property, an assignment for the benefit of creditors or any marshaling of Merrill's assets and liabilities,

  (1)
  the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness, including interest after the commencement of any such proceeding whether or not allowable as a claim in any such proceeding at the rate specified in the applicable Senior Indebtedness, before the holders of exchange notes will be entitled to receive any payment with respect to the Subordinated Note Obligations, and

  (2)
  until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the holders of exchange notes would be entitled shall be made to the holders of Senior Indebtedness.

    However, holders of exchange notes may receive and retain Permitted Junior Securities and payments made from the trust described under "—Legal Defeasance and Covenant Defeasance."

    Merrill also may not make any payment upon or in respect of the Subordinated Note Obligations, except in Permitted Junior Securities or from the trust described under "—Legal Defeasance and Covenant Defeasance," until all Obligations with respect to Senior Indebtedness have been paid in full in cash or Cash Equivalents if:

  (1)
  a default in the payment of the principal (including reimbursement obligations in respect of letters of credit) of, premium, if any, or interest on or commitment, letter of credit or administrative fees relating to, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

  (2)
  any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which that default relates to accelerate its maturity and the trustee receives a notice of that default (a "Payment Blockage Notice") from Merrill or the holders of any Designated Senior Indebtedness.

    Payments on the exchange notes may and shall be resumed:

  (1)
  in the case of a payment default, upon the date on which that default is cured or waived; and

  (2)
  in case of a nonpayment default, the earlier of the date on which that nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless a payment default on Designated Senior Indebtedness then exists.

    No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been waived or cured for a period of not less than 90 days.

    "Designated Senior Indebtedness" means:

  (1)
  any Indebtedness outstanding under the Credit Facility; and

  (2)
  any other Senior Indebtedness permitted under the indenture the principal amount of which is $25 million or more and that has been designated by Merrill in writing to the trustee as "Designated Senior Indebtedness."

    "Permitted Junior Securities" means Equity Interests in Merrill or unsecured debt securities of Merrill that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the exchange notes are subordinated to Senior Indebtedness that have a final maturity date and a Weighted Average Life to Maturity which is at least six months greater than the final maturity of the Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness).

    "Senior Indebtedness" means, with respect to any Person:

  (1)
  all Obligations of that Person outstanding under the Credit Facility and all Hedging Obligations payable to a lender or an Affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the contract was entered into under the Credit Facility or any of its Affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not that interest is an allowable claim in that bankruptcy proceeding;

  (2)
  any other Indebtedness, unless the instrument under which that Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Indebtedness of that Person; and

  (3)
  all Obligations with respect to the foregoing.

    Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

    (a)
    any liability for federal, state, local or other taxes;

    (b)
    any Indebtedness of that Person, other than pursuant to the Credit Facility, to any of its Subsidiaries or other Affiliates;

    (c)
    any trade payables; or

    (d)
    any Indebtedness that is incurred in violation of the indenture.

    "Subordinated Note Obligations" means all Obligations with respect to the exchange notes, including, without limitation, principal, premium, if any, interest and liquidated damages, if any, payable pursuant to the terms of the exchange notes (including upon the acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of rescission or other rights of action, including claims for damages, or otherwise.

    We will promptly notify holders of Senior Indebtedness if payment of the exchange notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of exchange notes may recover less ratably than creditors of Merrill who are holders of Senior Indebtedness. See "Risk Factors—Because the exchange notes and subsidiary guarantees will rank behind our secured and senior indebtedness, holders of exchange notes may receive proportionately less than holders of our secured and senior debt in a bankruptcy, liquidation, reorganization or similar proceeding."

Guarantees

    Our payment obligations under the exchange notes will be jointly and severally guaranteed by the Guarantors. The Guarantee of each Guarantor will be subordinated to the prior payment in full in cash or cash equivalents of all Senior Indebtedness of that Guarantor, including that Guarantor's borrowings under, or guarantee of, the Credit Facility, to the same extent that the exchange notes are subordinated to Senior Indebtedness of Merrill. We have not included separate financial statements concerning each separate Guarantor because we do not believe that this information is material to our investors. The obligations of each Guarantor under its Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors—Fraudulent transfer statutes may limit your rights as a noteholder."

    No Guarantor may consolidate with or merge with or into another Person or entity, whether or not the Guarantor is the surviving Person, unless:

  (1)
  subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger, if other than Merrill or the Guarantor, unconditionally assumes all the obligations of the Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee under the indenture, the Guarantee and the registration rights agreement; and

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default exists.

    In the event of:

  •
  a sale or other disposition of all or substantially all of the assets of a Guarantor, by way of merger, consolidation or otherwise, if the Guarantor applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the indenture;

  •
  a sale or other disposition of all of the capital stock of a Guarantor, if the Net Proceeds of that sale are applied in accordance with the "Asset Sale" provisions of the indenture; or

  •
  the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of the indenture,

    that Guarantor will be released and relieved of any obligations under its Guarantee.

Optional Redemption

    Except as provided below, the exchange notes will not be redeemable at Merrill's option prior to November 1, 2004. Thereafter, the exchange notes will be subject to redemption at any time at the option of Merrill, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2004	106.0%
2005	104.0%
2006	102.0%
2007 and thereafter	100.0%

    Notwithstanding the foregoing, on or prior to November 1, 2002, Merrill may redeem up to 35% of the aggregate principal amount of exchange notes and old notes taken together from time to time originally issued under the indenture in cash at a redemption price of 112.0% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of exchange notes and old notes taken together from time to time originally issued under the indenture remains outstanding immediately after the occurrence of the redemption; and

  (2)
  the redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

Selection and Notice

    If less than all of the exchange notes are to be redeemed at any time, the trustee will select the exchange notes for redemption as follows:

  (1)
  in compliance with the requirements of the principal national securities exchange, if any, on which the exchange notes are listed; or

  (2)
  if the exchange notes are not so listed, on a pro rata basis, by lot or by another method the trustee considers fair and appropriate.

No exchange notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of exchange notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any exchange note is to be redeemed in part only, the notice of redemption that relates to that exchange note shall state the portion of the principal amount thereof to be redeemed. A new exchange note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original exchange note. Exchange notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on exchange notes or portions of them called for redemption.

Mandatory Redemption

    Except as set forth below under the heading "Repurchase at the Option of Holders," Merrill is not required to make mandatory redemption of, or sinking fund payments with respect to, the exchange notes.

Repurchase at the Option of Holders

  Change of Control

    Upon the occurrence of a Change of Control, each holder of exchange notes will have the right to require Merrill to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's exchange notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 90 days following any Change of Control, Merrill will, or will cause the trustee to, mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase exchange notes on the date specified in that notice, which date shall be no earlier than 30 days and no later than 60 days from the date that notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in that notice. Merrill will comply with the requirements of Rule 14e-1 under the Securities and Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to a Change of Control Offer, Merrill will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

    On the Change of Control Payment Date, Merrill will, to the extent lawful:

  (1)
  accept for payment all exchange notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all exchange notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the trustee the exchange notes so accepted together with an Officers' Certificate stating the aggregate principal amount of exchange notes or portions thereof being purchased by Merrill.

    The Paying Agent will promptly mail to each holder of exchange notes so tendered the Change of Control Payment for that holder's exchange notes, and the trustee will promptly authenticate and mail or cause to be transferred by book-entry to each holder a new exchange note equal in principal amount to any unpurchased portion of the exchange notes surrendered, if any; provided that each new exchange note will be in a principal amount of $1,000 or an integral multiple thereof.

    The indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, Merrill will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of exchange notes required by this covenant. The indenture requires Merrill to publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the exchange notes to require that Merrill repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.

    The Credit Facility prohibits Merrill from purchasing any exchange notes and also provides that certain change of control events, which may include events not otherwise constituting a Change of Control under the indenture, with respect to Merrill would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which Merrill becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Merrill is prohibited from purchasing exchange notes, Merrill could seek the consent of its lenders to the purchase of exchange notes or could attempt to refinance the borrowings that contain that prohibition. If Merrill does not obtain such a consent or repay those borrowings, Merrill will remain prohibited from purchasing notes. In that case, Merrill's failure to purchase tendered exchange notes would constitute an Event of Default under the indenture, which would, in turn, constitute a default under the Credit Facility. In those circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of exchange notes.

    Merrill will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Merrill and purchases all exchange notes validly tendered and not withdrawn under that Change of Control Offer.

    "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Merrill and its Subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties;

  (2)
  the adoption of a plan for the liquidation or dissolution of Merrill;

  (3)
  the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting stock of Merrill; or

  (4)
  the first day on which a majority of the members of the board of directors of Merrill are not Continuing Members.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Merrill and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of exchange notes to require Merrill to repurchase exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Merrill and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    "Continuing Members" means, as of any date of determination, any member of the board of directors of Merrill who:

  (1)
  was a member of Merrill's board of directors immediately after consummation of the Merger and the Merger Financing; or

  (2)
  was nominated for election or elected to Merrill's board of directors with the approval of, or whose election to the board of directors was ratified by, at least a majority of the Continuing Members who were members of Merrill's board of directors at the time of that nomination or election or was proposed by DLJ Merchant Banking Funds.

  Asset Sales

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Merrill or the Restricted Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors set forth in an Officers' Certificate delivered to the trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration therefor received by Merrill or the Restricted Subsidiary is in the form of:

  (a)
  cash or Cash Equivalents; or

  (b)
  property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by Merrill or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary.

    For the purposes of this provision, each of the following shall be deemed to be cash:

      (i)
      any liabilities, as shown on Merrill's or the Restricted Subsidiary's most recent balance sheet, of Merrill or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the exchange notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Merrill or the Restricted Subsidiary from further liability;

      (ii)
      any securities, notes or other obligations received by Merrill or the Restricted Subsidiary from the transferee that are converted by Merrill or the Restricted Subsidiary into cash or Cash Equivalents within 180 days of their receipt by Merrill of the Restricted Subsidiary, but only to the extent of the cash or Cash Equivalents received; and

      (iii)
      any Designated Noncash Consideration received by Merrill or any of its Restricted Subsidiaries in that Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of that Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

    The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (i), (ii) and (iii) above, is equal to or greater than what the total after-tax proceeds of such Asset Sale would have been had that Asset Sale complied with the aforementioned 75% limitation.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Merrill or the Restricted Subsidiary, as the case may be, shall apply the Net Proceeds, at its option (or to the extent Merrill or Merrill Communications LLC is required to apply the Net Proceeds pursuant to the terms of the Credit Facility), to:

  (1)
  repay or purchase Senior Indebtedness or Pari Passu Indebtedness of Merrill or any Indebtedness of any Restricted Subsidiary, as the case may be,

    provided that if Merrill shall so repay or purchase Pari Passu Indebtedness of Merrill;

    (a)
    it will equally and ratably reduce Indebtedness under the exchange notes if the exchange notes are then redeemable; or

    (b)
    if the exchange notes may not then be redeemed, Merrill shall make an offer, in accordance with the procedures set forth below for an Asset Sale Offer, to all holders of exchange notes to purchase at a purchase price equal to 100% of the principal amount of the exchange notes, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, the exchange notes that would otherwise be redeemed; or

  (2)
  (a)  an investment in property, the making of a capital expenditure or the acquisition of assets that are used or useful in a Permitted Business; or

  (b)
  the acquisition of Capital Stock of any Person primarily engaged in a Permitted Business if:

  (x)
  as a result of the acquisition by Merrill or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary; or

  (y)
  the Investment in that Capital Stock is permitted by clause (6) of the definition of Permitted Investments.

    Pending the final application of any Net Proceeds, Merrill may temporarily reduce Indebtedness or otherwise invest those Net Proceeds in any manner that is not prohibited by the indenture.

    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of the second preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, Merrill will be required to make an offer to all holders of exchange notes (an "Asset Sale Offer") to purchase the maximum principal amount of exchange notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the indenture.

    To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Merrill may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of exchange notes surrendered by holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the exchange notes to be purchased as set forth under "—Selection and Notice." Upon completion of an offer to purchase, the amount of Excess Proceeds shall be reset at zero.

    Merrill will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the exchange notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to an Asset Sale Offer, Merrill will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

Covenants

  Restricted Payments

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Merrill's or any of its Restricted Subsidiaries' Equity Interests other than:

  •
  dividends or distributions payable in Equity Interests other than Disqualified Stock of Merrill;

  •
  or dividends or distributions payable to Merrill or any Wholly Owned Restricted Subsidiary of Merrill;

  (2)
  purchase, redeem or otherwise acquire or retire for value any Equity Interests of Merrill, other than any of those Equity Interests owned by Merrill or any Restricted Subsidiary of Merrill;

  (3)
  make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Merrill that is subordinated in right of payment to the exchange notes, except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing that Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or

  (4)
  make any Restricted Investment

  (all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to that Restricted Payment:

  (1)
  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (2)
  Merrill would, immediately after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  that Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Merrill and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (1) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (3)), (2) through (7), (9), (10), (12), (13), (14) and (16) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of Merrill for the period (taken as one accounting period) commencing August 1, 1999 to the end of Merrill's most recently ended fiscal quarter for which internal financial statements are available at the time of that Restricted Payment (or, if Consolidated Net Income for that period is a deficit, less 100% of the deficit); plus

  (b)
  100% of the Qualified Proceeds received by Merrill after the date of the indenture from contributions to Merrill's capital or from the issue or sale after the date of the indenture of Equity Interests of Merrill or of Disqualified Stock or convertible debt securities of Merrill to the extent that they have been converted into those Equity Interests, other than:

  •
  Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Merrill and

  •
  Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock; plus

  (c)
  the amount equal to the net reduction in Investments in Persons after the date of the indenture who are not Restricted Subsidiaries (other than Permitted Investments) resulting from:

  (i)
  Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to Merrill or any Restricted Subsidiary from those Persons;

  (ii)
  Qualified Proceeds received upon the sale or liquidation of those Investments; and

  (iii)
  the redesignation of Unrestricted Subsidiaries (excluding any increase in the amount available for Restricted Payments pursuant to clause (8) or (12) below arising from the redesignation of that Unrestricted Subsidiary) whose assets are used or useful in, or which is engaged in, one or more Permitted Business as Restricted Subsidiaries (valued, proportionate to Merrill's equity interest in that Subsidiary, at the fair market value of the net assets of that Subsidiary at the time of that redesignation).

    The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, the payment would have complied with the provisions of the indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Merrill in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Merrill) of other Equity Interests of Merrill (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of Merrill with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Merrill held by any employee or independent contractor of Merrill (or any of its Restricted Subsidiaries) pursuant to any equity subscription agreement or stock option agreement; provided that:

  (a)
  the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed:

  (i)
  $7.5 million in any calendar year, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following clause (ii)) of $15.0 million in any calendar year; plus

  (ii)
  the aggregate net cash proceeds received by Merrill during that calendar year from any reissuance of Equity Interests by Merrill to members of management of Merrill and its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit an acquisition or retirement for value pursuant to this clause (4) shall be excluded from clause (3)(b) of the preceding paragraph; and

  (b)
  no Default or Event of Default shall have occurred and be continuing immediately after that transaction;

  (5)
  payments and transactions in connection with:

  (a)
  the Merger, including, without limitation, any payments made pursuant to the Merger Agreement or the financial advisory agreements with DLJ Securities Corporation described under "Related Relationships and Party Transactions";

  (b)
  the Merger Financing;

  (c)
  the Offering;

  (d)
  the Credit Facility (including commitment, syndication and arrangement fees payable thereunder); and

  (e)
  the application of the proceeds thereof, and the payment of fees and expenses with respect thereto;

  (6)
  the payment of dividends by a Restricted Subsidiary on any class of common stock of that Restricted Subsidiary if:

  (a)
  that dividend is paid pro rata to all holders of that class of common stock; and

  (b)
  at least a majority of that class of common stock is held by Merrill or one or more of its Restricted Subsidiaries;

  (7)
  the repurchase of any class of common stock of a Restricted Subsidiary if:

  (a)
  that repurchase is made pro rata with respect to that class of common stock; and

  (b)
  at least a majority of that class of common stock is held by Merrill or one or more of its Restricted Subsidiaries;

  (8)
  any other Restricted Investment made in a Permitted Business which, together with all other Restricted Investments made pursuant to this clause (8) since the date of the indenture, does not exceed $25.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (8), either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Merrill's equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clause (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (8)); provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Investment;

  (9)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Merrill or any Restricted Subsidiary issued on or after the date of the indenture in accordance with the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

  (10)
  repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options;

  (11)
  the payment of dividends or distributions on Merrill's common stock, following the first public offering of Merrill's common stock after the date of the indenture, of up to 6.0% per year of the net proceeds received by Merrill from that public offering of its common stock other than with respect to public offerings with respect to Merrill's common stock registered on Form S-8; provided that no Default or Event of Default shall have occurred and be continuing immediately after any such payment of dividends or distributions;

  (12)
  any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (12) since the date of the indenture, does not exceed $25.0 million, in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (12) either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Merrill's equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clause (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (12); provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

  (13)
  the pledge by Merrill of the Capital Stock of an Unrestricted Subsidiary of Merrill to secure Non-Recourse Debt of that Unrestricted Subsidiary;

  (14)
  the purchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary issued after the date of the indenture, provided that the aggregate price paid for any such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of:

  (a)
  the amount of cash and Cash Equivalents received by that Restricted Subsidiary from the issue or sale thereof; and

  (b)
  any accrued dividends thereon the payment of which would be permitted pursuant to clause (9) above;

  (15)
  any Investment in an Unrestricted Subsidiary that is funded by Qualified Proceeds received by Merrill after the date of the indenture from contributions to Merrill's capital or from the issue and sale after the date of the indenture of Equity Interests of Merrill or of Disqualified Stock or convertible debt securities to the extent they have been converted into that Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Merrill and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) in an amount (measured at the time that Investment is made and without giving effect to subsequent changes in value) that does not exceed the amount of those Qualified Proceeds (excluding any such Qualified Proceeds to the extent utilized to permit a prior "Restricted Payment" pursuant to clause (3)(b) of the preceding paragraph); and

  (16)
  distributions or payments of Receivables Fees.

    The board of directors of Merrill may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. For purposes of making that designation, all outstanding Investments by Merrill and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of that designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of:

  (1)
  the net book value of that Investments at the time of that designation; and

  (2)
  the fair market value of that Investments at the time of that designation.

    That designation will only be permitted if that Restricted Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    The amount of:

  (1)
  all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Merrill or that Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment; and

  (2)
  Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by Merrill of those Qualified Proceeds.

    The fair market value of any non-cash Restricted Payment shall be determined by the board of directors of Merrill whose resolution with respect thereto shall be delivered to the trustee.

    Not later than the date of making any Restricted Payment, Merrill shall deliver to the trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

  Incurrence of Indebtedness and Issuance of Preferred Stock

    The indenture provides that:

  (1)
  Merrill will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness);

  (2)
  Merrill will not, and will not permit any of its Restricted Subsidiaries to, issue any shares of Disqualified Stock; and

  (3)
  Merrill will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock;

provided that Merrill or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness, or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for Merrill's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which that additional Indebtedness is incurred or that Disqualified Stock is issued would have been at least 2.0 to 1, determined on a consolidated pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

    The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

  (1)
  the incurrence by Merrill and its Restricted Subsidiaries of Indebtedness under the Credit Facility and the Foreign Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Merrill and those Restricted Subsidiaries thereunder) outstanding under the Credit Facility and the Foreign Credit Facilities does not exceed an amount equal to $325.0 million;

  (2)
  the incurrence by Merrill and its Restricted Subsidiaries of Existing Indebtedness;

  (3)
  the incurrence by Merrill of Indebtedness represented by the old notes issued in Offering (and exchange notes offered hereby) and the indenture and guarantees thereof by its Restricted Subsidiaries;

  (4)
  the incurrence by Merrill or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock represented by Capital Expenditure Indebtedness, Capital Lease Obligations or other obligations, in each case, the proceeds of which are used solely for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the property, plant or equipment so acquired) used in the business of Merrill or that Restricted Subsidiary, in an aggregate principal amount (or accreted value, as applicable) or, in the case of Disqualified Stock, liquidation preference after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (4), not to exceed $30.0 million outstanding after giving effect to that incurrence;

  (5)
  Indebtedness arising from agreements of Merrill or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing that acquisition; provided that:

  (a)
  that Indebtedness is not reflected on the balance sheet of Merrill or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

  (b)
  the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Merrill and/or that Restricted Subsidiary in connection with that disposition;

  (6)
  the incurrence by Merrill or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred;

  (7)
  the incurrence by Merrill or any of its Restricted Subsidiaries of intercompany Indebtedness or Disqualified Stock between or among Merrill and/or any of its Restricted Subsidiaries; provided that:

  (a)
  if Merrill is the obligor on that Indebtedness or Disqualified Stock, that Indebtedness or Disqualified Stock is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the exchange notes; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Disqualified Stock being held by a Person other than Merrill or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness or Disqualified Stock to a Person that is not either Merrill or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of that Indebtedness or Disqualified Stock by Merrill or that Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

  (8)
  the incurrence by Merrill or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging:

  (a)
  interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding;

  (b)
  exchange rate risk with respect to agreements or Indebtedness of that Person payable denominated in a currency other than U.S. dollars; and

  (c)
  risk with respect to fluctuations in the cost of raw materials, including paper,

provided that those agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, interest rates or the cost of raw materials or by reason of fees, indemnities and compensation payable thereunder;

  (9)
  the guarantee by Merrill or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock of Merrill or a Restricted Subsidiary of Merrill that was permitted to be incurred by another provision of this covenant;

  (10)
  the incurrence by Merrill or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock in connection with an acquisition in an aggregrate principal amount (or accreted value, as applicable) or, in the case of Disqualified Stock, liquidation preference after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (10), not to exceed $30.0 million outstanding after giving effect to that incurrence;

  (11)
  obligations in respect of performance and surety bonds and completion guarantees (including related letters of credit) provided by Merrill or any Restricted Subsidiary in the ordinary course of business; and

  (12)
  the incurrence by Merrill or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) outstanding or, in the case of Disqualified Stock, liquidation preference after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (12), not to exceed $30.0 million.

    For purposes of determining compliance with this covenant:

  •
  in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Merrill shall, in its sole discretion, classify that item of Indebtedness or Disqualified Stock in any manner that complies with this covenant and that item of Indebtedness or Disqualified Stock will be treated as having been incurred pursuant to only one of those clauses or pursuant to the first paragraph hereof; and

  •
  accrual of interest or dividends, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness or Disqualified Stock for purposes of this covenant.

  Liens

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, that secures obligations under any Pari Passu Indebtedness or subordinated Indebtedness of Merrill on any asset or property now owned or hereafter acquired by Merrill or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the exchange notes are equally and ratably secured with the obligations so secured until such time as those obligations are no longer secured by a Lien; provided that, in any case involving a Lien securing subordinated Indebtedness of Merrill, that Lien is subordinated to the Lien securing the exchange notes to the same extent that subordinated Indebtedness is subordinated to the exchange notes.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  (a) pay dividends or make any other distributions to Merrill or any of its Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; or

  (b)
  pay any Indebtedness owed to Merrill or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to Merrill or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to Merrill or any of its Restricted Subsidiaries.

    However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  Existing Indebtedness as in effect on the date of the indenture;

  (2)
  the Credit Facility as in effect as of the date of the indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

  (3)
  the indenture and the notes;

  (4)
  applicable law and any applicable rule, regulation or order;

  (5)
  any agreement or instrument of a Person acquired by Merrill or any of its Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent created in contemplation of that acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, that Indebtedness was permitted by the terms of the indenture to be incurred;

  (6)
  customary non-assignment or subletting provisions in leases or licenses entered into in the ordinary course of business and consistent with past practices;

  (7)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (5) above on the property so acquired;

  (8)
  contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of that Subsidiary;

  (9)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are, in the good faith judgment of Merrill's board of directors, not materially less favorable, taken as a whole, to the holders of the exchange notes than those contained in the agreements governing the Indebtedness being refinanced;

  (10)
  secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing that Indebtedness;

  (11)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (12)
  other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issuance Date pursuant to the provisions of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (13)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

  (14)
  restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of Merrill, are necessary or advisable to effect that Receivables Facility.

  Merger, Consolidation, or Sale of Assets

    The indenture provides that Merrill may not consolidate or merge with or into (whether or not Merrill is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

  (1)
  Merrill is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Merrill) or to which that sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than Merrill) or the Person to which that sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Merrill under the registration rights agreement, the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

  (3)
  immediately after that transaction no Default or Event of Default exists; and

  (4)
  Merrill or the Person formed by or surviving any such consolidation or merger (if other than Merrill), or to which that sale, assignment, transfer, conveyance or other disposition shall have been made:

  (a)
  will, at the time of such transaction and after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

  (b)
  would, together with its Restricted Subsidiaries, have a higher Fixed Charge Coverage Ratio immediately after that transaction (after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of Merrill and its Restricted Subsidiaries immediately prior to that transaction.

    The foregoing clause (4) will not prohibit the Merger or:

  (a)
  a merger between Merrill and a Wholly Owned Subsidiary of Merrill created for the purpose of holding the Capital Stock of Merrill;

  (b)
  a merger between Merrill and a Wholly Owned Restricted Subsidiary; or

  (c)
  a merger between Merrill and an Affiliate incorporated solely for the purpose of reincorporating Merrill in another State of the United States,

so long as, in the case of clauses (a), (b) and (c), the amount of Indebtedness of Merrill and its Restricted Subsidiaries is not increased thereby.

    The indenture provides that Merrill will not lease all or substantially all of its assets to any Person.

  Transactions with Affiliates

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Merrill (each of the foregoing, an "Affiliate Transaction"), unless:

  (1)
  that Affiliate Transaction is on terms that are no less favorable to Merrill or that Restricted Subsidiary than those that would have been obtained in a comparable transaction by Merrill or that Restricted Subsidiary with an unrelated Person; and

  (2)
  Merrill delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, either:

  (a)
  a resolution of the board of directors set forth in an Officers' Certificate certifying that the relevant Affiliate Transaction complies with clause (1) above and that the Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors; or

  (b)
  an opinion as to the fairness to the holders of that Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

  (1)
  customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by Merrill or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (a) $7.5 million outstanding in the aggregate at any time and (b) $2.0 million to any one employee) and consistent with the past practice of Merrill or that Restricted Subsidiary;

  (2)
  transactions between or among Merrill and/or its Restricted Subsidiaries;

  (3)
  payments of customary fees by Merrill or any of its Restricted Subsidiaries to the DLJ Merchant Banking funds and their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the board of directors in good faith;

  (4)
  any agreement as in effect on the date of the indenture or any amendment thereto (so long as that amendment is not disadvantageous to the holders of the exchange notes in any material respect) or any transaction contemplated thereby;

  (5)
  payments and transactions in connection with:

  •
  the Merger and the Merger Financing, including, without limitation, any payments made pursuant to the Merger Agreement or the financial advisory agreements with DLJ Securities Corporation described under "Related Relationships and Party Transactions,"

  •
  the Credit Facility and the payment of the fees and expenses with respect thereto, including commitment, syndication and arrangement fees payable thereunder, and

  •
  the Offering, including underwriting discounts and commissions in connection therewith, and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto;

  (6)
  Restricted Payments that are permitted by the provisions of the indenture described under the caption "—Restricted Payments" and any Permitted Investments; and

  (7)
  sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

  Sale and Leaseback Transactions

    The indenture provides that Merrill will not, and will not permit any of its Restricted Subsidiaries, to enter into any sale and leaseback transaction; provided that Merrill or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

  (1)
  Merrill or that Restricted Subsidiary, as the case may be, could have:

  (a)
  incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to that sale and leaseback transaction pursuant to the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (b)
  incurred a Lien to secure that Indebtedness pursuant to the covenant described under the caption "—Liens";

  (2)
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the board of directors and set forth in an Officers' Certificate delivered to the trustee) of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and Merrill applies the proceeds of that transaction in compliance with, the covenant described under the caption "Repurchase at the Option of Holders—Asset Sales."

  No Senior Subordinated Indebtedness

    The indenture provides that:

  •
  Merrill will not incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness and senior in right of payment to the exchange notes.

  •
  no Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to that Guarantor's Guarantee.

  Additional Note Guarantees

    The Indenture provides that, if any Wholly Owned Restricted Subsidiary of the Company that is a Domestic Subsidiary guarantees any Indebtedness under the Credit Facility, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel, in accordance with the terms of the Indenture.

  Reports

    The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any exchange notes are outstanding, Merrill will furnish to the holders of exchange notes:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Merrill were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Merrill's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Merrill were required to file those reports, in each case, within the time periods specified in the SEC's rules and regulations.

    In addition, following the consummation of this exchange offer, whether or not required by the rules and regulations of the SEC, Merrill will file a copy of all that information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make that information available to securities analysts and prospective investors upon request.

    In addition, Merrill and the Guarantors have agreed that, for so long as any exchange notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

    The indenture provides that each of the following constitutes an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or liquidated damages with respect to, the exchange notes or the old notes (whether or not prohibited by the subordination provisions of the indenture);

  (2)
  default in payment when due of the principal of or premium, if any, on the exchange notes or the old notes (whether or not prohibited by the subordination provisions of the indenture);

  (3)
  failure by Merrill or any of its Restricted Subsidiaries for 30 days after receipt of notice from the trustee or holders of at least 25% in principal amount of the exchange notes and the old notes taken together and then outstanding to comply with the provisions described under the captions "Repurchase at the Option of Holders—Change of Control," "—Asset Sales," "Covenants—Restricted Payments," "—Incurrence of Indebtedness and Issuance of Preferred Stock" or "—Merger, Consolidation or Sale of Assets";

  (4)
  failure by Merrill for 60 days after notice from the trustee or the holders of at least 25% in principal amount of the exchange notes and old notes taken together and then outstanding to comply with any of its other agreements in the indenture or the exchange notes;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Merrill or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Merrill or any of its Restricted Subsidiaries), whether that Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

  (a)
  is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in that Indebtedness) (a "Payment Default"); or

  (b)
  results in the acceleration of that Indebtedness prior to its stated final maturity and,

    in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

  (6)
  failure by Merrill or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed within a period of 60 days; and

  (7)
  except as permitted by the indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

  (8)
  certain events of bankruptcy or insolvency with respect to Merrill or any of its Restricted Subsidiaries that is a Significant Subsidiary.

    If any Event of Default (other than an Event of Default specified in clause (8) above with respect to events of bankruptcy or insolvency with respect to Merrill or any Restricted Subsidiary that is a Significant Subsidiary) occurs and is continuing, the holders of at least 25% in principal amount of the exchange notes and old notes taken together and then outstanding may direct the trustee to declare all the exchange notes to be due and payable immediately. Upon any such declaration, the exchange notes shall become due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the Credit Facility shall be outstanding, that acceleration shall not be effective until the earlier of:

  (1)
  an acceleration of any such Indebtedness under the Credit Facility; or

  (2)
  five business days after receipt by Merrill and the administrative agent under the Credit Facility of written notice of that acceleration.

    Notwithstanding the foregoing, in the case of an Event of Default specified in clause (8) above with respect to events of bankruptcy or insolvency with respect to Merrill or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding exchange notes will become due and payable without further action or notice. Holders of the exchange notes may not enforce the indenture or the exchange notes except as provided in the indenture.

    The holders of a majority in aggregate principal amount of the exchange notes and old notes taken together and then outstanding by written notice to the trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or liquidated damages, if any, that has become due solely because of the acceleration) have been cured or waived, provided that, in the event of a declaration of acceleration of the exchange notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) above, the declaration of acceleration of the exchange notes shall be automatically annulled if the holders of any Indebtedness described in that clause (5) have rescinded the declaration of acceleration in respect of that Indebtedness within 30 days of the date of that declaration and if:

  (1)
  the annulment of the acceleration of the exchange notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

  (2)
  all existing Events of Default, except non-payment of principal or interest on the exchange notes that became due solely because of the acceleration of the exchange notes, have been cured or waived.

    Subject to certain limitations, holders of a majority in principal amount of the exchange notes and old notes taken together and then outstanding may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the exchange notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The holders of a majority in aggregate principal amount of the exchange notes and old notes taken together and then outstanding by notice to the trustee may on behalf of the holders of all of the exchange notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the exchange notes.

    Merrill is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Merrill is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying that Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Shareholders

    No director, officer, employee, incorporator or shareholder of Merrill or any Guarantor, as such, shall have any liability for any obligations of Merrill or the Guarantors under the exchange notes, the Guarantees or the indenture or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of exchange notes by accepting an exchange note waives and releases all that liability. The waiver and release are part of the consideration for issuance of the exchange notes. That waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

    Merrill may, at its option and at any time, elect to have all of its obligations, and all obligations of the Guarantors, discharged with respect to the outstanding exchange notes, Guarantees and the indenture ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding exchange notes to receive payments in respect of the principal of, premium, if any, and interest and liquidated damages, if any, on those exchange notes when those payments are due from the trust referred to below;

  (2)
  Merrill's obligations with respect to the exchange notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and Merrill's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

    In addition, Merrill may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those obligations shall not constitute a Default or Event of Default with respect to the exchange notes. In the event Covenant Defeasance occurs, certain events (not including non-payment with respect to the notes, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the exchange notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance,

  (1)
  Merrill must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the exchange notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in those amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and liquidated damages, if any, on the outstanding exchange notes on the stated maturity or on the applicable redemption date, as the case may be, and Merrill must specify whether the exchange notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, Merrill shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

  (a)
  Merrill has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since the date of the indenture, there has been a change in the applicable federal income tax law,

  in either case to the effect that, and based thereon that opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of that Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, Merrill shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of that Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of that deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to that deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

  (5)
  that Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Merrill or any of its Subsidiaries is a party or by which Merrill or any of its Subsidiaries is bound;

  (6)
  Merrill must have delivered to the trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision or any other applicable federal or New York bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  Merrill must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Merrill with the intent of preferring the holders of exchange notes over the other creditors of Merrill with the intent of defeating, hindering, delaying or defrauding creditors of Merrill or others; and

  (8)
  Merrill must deliver to the trustee an Officers' Certificate and an opinion of counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Paying Agent and Registrar to the Exchange Notes

    The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the exchange notes. We or any of our subsidiaries may act as paying agent or registrar.

Transfer and Exchange

    A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Merrill may require a holder to pay any taxes and fees required by law or permitted by the indenture. Merrill is not required to transfer or exchange any exchange note selected for redemption. Also, Merrill is not required to transfer or exchange any exchange note for a period of 15 days before a selection of exchange notes to be redeemed. The registered holder of an exchange note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

    Except as provided below, the indenture, the Guarantee and the exchange notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the exchange notes and old notes taken together and then outstanding, and any existing default or compliance with any provision of the indenture, the Guarantee or the exchange notes may be waived with the consent of the holders of a majority in principal amount of the exchange notes and old notes taken together. Consents obtained in connection with a purchase of, or tender offer or exchange offer for, exchange notes shall be included for those purposes.

    Without the consent of each holder affected, an amendment or waiver may not, with respect to any exchange notes held by a non-consenting holder:

  (1)
  reduce the principal amount of exchange notes whose holders must consent to an amendment, supplement or waiver;
  (2)
  reduce the principal of or change the fixed maturity of any exchange note or alter the provisions with respect to the redemption of the exchange notes (other than the provisions described under the caption "—Repurchase at the Option of Holders");
  (3)
  reduce the rate of or extend the time for payment of interest on any exchange note;
  (4)
  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or liquidated damages, if any, on the exchange notes (except a rescission of acceleration of the exchange notes by the holders of at least a majority in aggregate principal amount of the exchange notes and a waiver of the payment default that resulted from that acceleration);
  (5)
  make any exchange note payable in money other than that stated in the exchange notes;
  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults;
  (7)
  waive a redemption payment with respect to any exchange note (other than the provisions described under the caption "—Repurchase at the Option of Holders");
  (8)
  release any Guarantor from its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture; or
  (9)
  make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, any:

  (1)
  amendment to or waiver of the covenant described under the caption "—Repurchase at the Option of Holders—Change of Control"; and
  (2)
  amendment to Article 10 of the indenture (which relates to subordination)

will require the consent of the holders of at least two-thirds in aggregate principal amount of the exchange notes and old notes taken together and then outstanding if that amendment would materially adversely affect the rights of holders of exchange notes.

    Notwithstanding the foregoing, without the consent of any holder of exchange notes, Merrill and the trustee may amend or supplement the indenture, the Guarantees or the exchange notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated exchange notes in addition to or in place of certificated exchange notes;

  (3)
  to provide for the assumption of Merrill's obligations to holders of exchange notes in the case of a merger or consolidation or sale of all or substantially all of the assets of Merrill or to provide for the assumption of any Guarantor's obligations under its Guarantee in the case of a merger or consolidation of that Guarantor;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of exchange notes or that does not materially adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (6)
  to provide for guarantees of the exchange notes; or

  (7)
  to evidence and provide acceptance of the appointment of a successor Trustee under the indenture.

Concerning the Trustee

    The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Merrill, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 90 days, apply to the SEC for permission to continue or resign.

    The holders of a majority in principal amount of the outstanding exchange notes and old notes taken together and then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of exchange notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

    The certificates representing the exchange notes will be issued in fully registered form, without coupons. Except as described below, the exchange notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and registered in the name of Cede & Co. as DTC's nominee, in the form of a global note (the "global registered note").

  The Global Registered Note

    Merrill expects that under procedures established by DTC (1) upon deposit of the global registered note, DTC or its custodian will credit on its internal system interests in the global registered note to the accounts of persons who have accounts with DTC ("Participants") and (2) ownership of the global registered note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of Participants, and the records of Participants with respect to interests of persons other than Participants. Ownership of beneficial interests in the global registered note will be limited to Participants or persons who hold interests through Participants.

    So long as DTC or its nominee is the registered owner or holder of the exchange notes, DTC or such nominee will be considered the sole owner or holder of the exchange notes represented by the global registered note for all purposes under the indenture. No beneficial owner of an interest in the global registered note will be able to transfer such interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the exchange notes.

    Payments of the principal of, or premium and interest on, the global registered note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of Merrill, the trustee or any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global registered note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    We expect that DTC or its nominee, upon receipt of any payment of the principal of, or premium and interest on, the global registered note, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global registered note as shown on the records of DTC or its nominee. We also expect that payments by Participants to owners of beneficial interests in the global registered note held through such Participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

    Transfers between Participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of a certificated note for any reason, including to sell exchange notes to persons in states which require physical delivery of the exchange notes or to pledge such securities, such holder must transfer its interest in the global registered note in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

    DTC has advised us that DTC will take any action permitted to be taken by a holder of exchange notes, including the presentation of exchange notes for exchange as described below, only at the direction of one or more Participants to whose account at DTC interests in the global registered note are credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC will exchange the global registered note for certificated exchange notes, which it will distribute to its Participants.

    DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the global registered notes among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither Merrill nor the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Notes

    Interests in the global registered note will be exchangeable or transferable, as the case may be, for certificated notes if:

(1)
DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global registered note and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)
We, at our option, notify the trustee in writing that we elect to cause the issuance of the exchange notes in certificated form; or

(3)
there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the exchange notes.

    In addition, beneficial interests in the global registered note may be exchanged for certificated notes upon request but only upon at least 20 days' prior written notice given to the trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated notes delivered in exchange for the global registered note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

Same Day Settlement And Payment

    The indenture will require that payments in respect of the exchange notes represented by the global registered note, including principal, premium, if any, interest and Liquidated Damages, if any, be made by wire transfer of immediately available next day funds to the accounts specified by the holder. With respect to certificated notes, Merrill will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. Merrill expects that secondary trading in certificated notes will also be settled in immediately available funds.

Registration Rights; Liquidated Damages

    Merrill, the Guarantor, and the initial purchaser entered into an A/B exchange registration rights agreement on November 23, 1999. Pursuant to this registration rights agreement, Merrill and the Guarantors agreed to file with the SEC an exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of this exchange offer registration statement, Merrill will offer to the holders of Transfer Restricted Securities pursuant to the exchange offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes. If:

  (1)
  Merrill and the Guarantors are not required to file the exchange offer registration statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

  (2)
  any holder of Transfer Restricted Securities notifies Merrill in writing prior to the 20th business day following consummation of the exchange offer that:

  (a)
  based on an opinion of counsel, it is prohibited by law or SEC policy from participating in the exchange offer; or

  (b)
  it is a broker-dealer and owns notes acquired directly from Merrill,

Merrill and the Guarantors will file with the SEC a shelf registration statement to cover resales of the old notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

    Merrill and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

    For purposes of the preceding, "Transfer Restricted Securities" means each:

  (1)
  old note, until the earliest to occur of:

  (a)
  the date on which that old note is exchanged in the exchange offer for an exchange note which is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act;

  (b)
  the date on which that old note has been disposed of in accordance with a shelf registration statement (and purchasers thereof have been issued exchange notes); or

  (c)
  the date on which that old note is distributed to the public pursuant to Rule 144 under the Securities Act; and

  (2)
  exchange note issued to a broker-dealer until the date on which that exchange note is disposed of by that broker-dealer pursuant to the "Plan of Distribution" contemplated by the exchange offer registration statement (including the delivery of the prospectus contained therein).

    The registration rights agreement provides that:

  (1)
  Merrill and the Guarantors will file an exchange offer registration statement with the SEC on or before February 20, 2000;

  (2)
  Merrill and the Guarantors will use their reasonable best efforts to have the exchange offer registration statement declared effective by the SEC on or before May 20, 2000;

  (3)
  unless the exchange offer would not be permitted by applicable law or SEC policy, Merrill and the Guarantors will commence the exchange offer, keep the exchange offer open for a period of not less than 20 business days and use their reasonable best efforts to issue, on or prior to 30 business days after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all old notes tendered prior thereto in the exchange offer; and

  (4)
  if obligated to file the shelf registration statement, Merrill and the Guarantors will file the shelf registration statement with the SEC on or prior to 90 days after that filing obligation arises and use its reasonable best efforts to cause the shelf registration statement to be declared effective by the SEC on or prior to 180 days after that obligation arises.

    Merrill will pay liquidated damages to each holder of notes upon the occurrence of any of the following:

  (1)
  Merrill or the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for that filing;

  (2)
  any of such registration statements is not declared effective by the SEC on or prior to the date specified for that effectiveness (the "Effectiveness Target Date");

  (3)
  Merrill fails to consummate the exchange offer within 40 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

  (4)
  the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement

(each such event referred to in clauses (1) through (4) above a "Registration Default"). The exchange offer being made hereby, if commenced and consummated within the time periods described in this prospectus, will satisfy those requirements under the registration rights agreement.

    Such liquidated damages shall be:

  (1)
  with respect to the first 90-day period immediately following the occurrence of the first Registration Default, an amount equal to $0.05 per week per $1,000 principal amount of notes held by that holder; and

  (2)
  an additional $0.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $0.25 per week per $1,000 principal amount of notes.

    All accrued liquidated damages will be paid on each Damages Payment Date to the Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

    Holders of old notes will be required to make certain representations to Merrill and the Guarantors (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above with respect to the shelf registration statement.

Definitions

    Set forth below are some of the defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all those terms, as well as any other capitalized terms used herein for which no definition is provided.

    "Accounts Receivable Subsidiary" means an Unrestricted Subsidiary of Merrill to which Merrill or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

    "Acquired Indebtedness" means, with respect to any specified Person,

  (1)
  Indebtedness of any other Person existing at the time that other Person is merged with or into or became a Subsidiary of that specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, that other Person merging with or into or becoming a Subsidiary of that specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering an asset acquired by that specified Person at the time that asset is acquired by that specified Person.

    "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, that specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Asset Sale" means:

  (1)
  the sale, lease, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Merrill and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described under the caption "—Change of Control" and/or the provisions described under the caption "—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance, sale or transfer by Merrill or any of its Restricted Subsidiaries of Equity Interests of any of Merrill's Restricted Subsidiaries,

  in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions,

    (a)
    that have a fair market value in excess of $5.0 million; or

    (b)
    for net proceeds in excess of $5.0 million.

  Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

  (1)
  dispositions in the ordinary course of business;

  (2)
  a disposition of assets by Merrill to a Restricted Subsidiary or by a Restricted Subsidiary to Merrill or to another Restricted Subsidiary;

  (3)
  a disposition of Equity Interests by a Restricted Subsidiary to Merrill or to another Restricted Subsidiary;

  (4)
  the sale and leaseback of any assets within 90 days of the acquisition thereof;

  (5)
  foreclosures on assets;

  (6)
  any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

  (7)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

  (8)
  a Permitted Investment or a Restricted Payment that is permitted by the covenant described under the caption "—Restricted Payments";

  (9)
  sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

  (10)
  the licensing or sale of intellectual property.

    "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in that transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in that sale and leaseback transaction, including any period for which that lease has been extended or may, at the option of the lessor, be extended.

    "Capital Expenditure Indebtedness" means Indebtedness or Disqualified Stock incurred by any Person to finance the purchase or construction of any property or assets acquired or constructed by that Person which have a useful life or more than one year so long as:

  (1)
  the purchase or construction price for that property or assets is included in "addition to property, plant or equipment" in accordance with GAAP;

  (2)
  the acquisition or construction of that property or assets is not part of any acquisition of a Person or line of business; and

  (3)
  that Indebtedness or Disqualified Stock is incurred within 90 days of the acquisition or completion of construction of that property or assets.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "Cash Equivalents" means:

  (1)
  Government Securities;

  (2)
  any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any lender under the Credit Facility;

  (3)
  commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of Merrill) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

  (4)
  any bankers acceptances or money market deposit accounts issued by an Eligible Institution;

  (5)
  any fund investing exclusively in investments of the types described in clauses (1) through (4) above; and

  (6)
  in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (5) above, including without limitation any deposit with a bank that is a lender to any Restricted Subsidiary.

    "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of that Person and its Restricted Subsidiaries for that period plus, to the extent deducted in computing Consolidated Net Income,

  (1)
  provision for taxes based on income or profits of that Person and its Restricted Subsidiaries for that period;

  (2)
  Fixed Charges of that Person for that period;

  (3)
  depreciation, amortization (including amortization of goodwill and other intangibles) and all other non-cash charges, but excluding any other non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, of that Person and its Restricted Subsidiaries for that period;

  (4)
  net periodic post-retirement benefits;

  (5)
  other income or expense net as set forth on the face of that Person's statement of operations;

  (6)
  expenses and charges related to the Merger and Merger Financing, including, without limitation, any payment made pursuant to the Merger Agreement or the financial advisory agreements with DLJ Securities Corporation described under "Related Relationships and Party Transactions," the Credit Facility, the Offering and the application of the proceeds thereof; and

  (7)
  any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the Merger and Merger Financing, in each case, on a consolidated basis and determined in accordance with GAAP.

    Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same proportion that Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person.

    "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication,

  (1)
  the interest expense of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP, including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall (a) any amortization of deferred financing costs, (b) interest expense attributable to any defeased (covenant or legal) Indebtedness and (c) any non-cash interest expense on preferred stock or warrants (other than non-cash interest expense on Disqualified Stock) be included in Consolidated Interest Expense; and

  (2)
  the consolidated capitalized interest of that Person and its Restricted Subsidiaries for that period, whether paid or accrued; provided, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense.

    Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent and in the same proportion that the net income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

    "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; provided that

  (1)
  the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

  (2)
  the Net Income (or loss) of any Restricted Subsidiary other than a Subsidiary organized or having its principal place of business outside the United States shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or loss) is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, except for any such restriction existing under or by reason of the Credit Facility;

  (3)
  the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of that acquisition shall be excluded; and

  (4)
  the cumulative effect of a change in accounting principles shall be excluded.

    "Credit Facility" means that Credit Agreement, dated as of November 23, 1999 among Merrill Communications LLC, as borrower, Merrill, as guarantor, various financial institutions party thereto, and DLJ Capital Funding, Inc., as syndication agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement:

  (1)
  extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;

  (2)
  adding or deleting lenders, borrowers or guarantors thereunder;

  (3)
  increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date that Indebtedness is incurred it would not be prohibited by the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

  (4)
  otherwise altering the terms and conditions thereof.

    "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "Designated Noncash Consideration" means the fair market value of non-cash consideration received by Merrill or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of that valuation, executed by the principal executive officer and the principal financial officer of Merrill, less the amount of cash or Cash Equivalents received in connection with a sale of that Designated Noncash Consideration.

    "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of that Person subject to the terms of any debt instrument to which that Person is a party) or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature;provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase that Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of that Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to those provisions unless that repurchase or redemption complies with the covenant described under the caption "—Covenants—Restricted Payments," and provided further that, if that Capital Stock is issued to any plan for the benefit of employees of Merrill or its Subsidiaries or by any such plan to those employees, that Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Merrill in order to satisfy applicable statutory or regulatory obligations.

    "DLJ Merchant Banking funds" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

    "Domestic Subsidiary" means a Subsidiary that is organized under the laws of the United States or any State, district or territory thereof.

    "Eligible Institution" means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to Standard & Poor's Ratings Group ("S&P") or "P-2" or higher according to Moody's Investor Services, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "Existing Indebtedness" means Indebtedness or Disqualified Stock of Merrill and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the date of the indenture, until those amounts are repaid.

    "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of,

  (1)
  the Consolidated Interest Expense of that Person for that period; and

  (2)
  all dividend payments on any series of preferred stock of that Person (other than dividends payable solely in Equity Interests that are not Disqualified Stock and any non-cash dividends on preferred stock that is not Disqualified Stock), in each case, on a consolidated basis and in accordance with GAAP.

    "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined)) to the Fixed Charges of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date).

    In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, guarantee or redemption of Indebtedness, or that issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of making the computation referred to above, the Merger and acquisitions that have been made by Merrill or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Merrill (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

    "Foreign Credit Facilities" means any Indebtedness of a Restricted Subsidiary organized or having its principal place of business outside the United States.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

    "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "Guarantors" means (i) each Wholly Owned Restricted Subsidiary of Merrill on the date of the Indenture that is a Domestic Subsidiary and (ii) any other Subsidiary that executes a Guarantee of the notes in accordance with the provisions of the indenture.

    "Hedging Obligations" means, with respect to any Person, the obligations of that Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements (b) forward foreign exchange contracts or currency swap agreements, (c) other agreements or arrangements designed to protect that Person against fluctuations in interest rates or currency values and (d) agreements designed to protect that Person against fluctuations in raw material prices, including paper.

    "Indebtedness" means, with respect to any Person, any indebtedness of that Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense, trade payable or customer contract advances, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of that Person (whether or not that Indebtedness is assumed by that Person) and, to the extent not otherwise included, the guarantee by that Person of any Indebtedness of any other Person, provided that Indebtedness shall not include the pledge by Merrill of the Capital Stock of an Unrestricted Subsidiary of Merrill to secure Non-Recourse Debt of that Unrestricted Subsidiary.

    The amount of any Indebtedness outstanding as of any date shall be:

  (1)
  the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

  (2)
  the principal amount thereof (together with any interest thereon that is more than 30 days past due), in the case of any other Indebtedness provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that Indebtedness was incurred or, if that indebtedness was incurred prior to the date of the indenture, the Spot Rate in effect on the date of the indenture.

    "Investments" means, with respect to any Person, all investments by that Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, provided that an investment by Merrill for consideration consisting of common equity securities of Merrill shall not be deemed to be an Investment other than for purposes of clause (3) of the definition of "Qualified Proceeds."

    If Merrill or any Restricted Subsidiary of Merrill sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Merrill such that, after giving effect to any such sale or disposition, that Person is no longer a Subsidiary of Merrill, Merrill shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of that Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final three paragraphs of the covenant described under the caption "—Restricted Payments."

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

    "Management Loans" means one or more loans by Merrill to employees, independent contractors and/or directors of Merrill and any of its Restricted Subsidiaries to finance the purchase by such employees, independent contractors and directors of common stock of Merrill.

    "Merger" means the merger of Merrill with Viking Merger Sub, Inc., pursuant to the terms of the Merger Agreement.

    "Merger Agreement" means that Merger Agreement dated as of July 14, 1999 between Merrill and Viking Merger Sub, Inc., a company controlled by DLJ Merchant Banking Partners II, L.P. and its affiliates, as amended.

    "Merger Financing" means;

  (1)
  the issuance and sale by Viking Merger Sub, Inc. of its common stock, warrants to purchase common stock and preferred stock for consideration;

  (2)
  the issuance and sale by Merrill of the units; and

  (3)
  the execution and delivery by Merrill and certain of its subsidiaries of the Credit Facility and the borrowing of loans, if any, and issuance of letters of credit thereunder in each case, to fund the Merger and related transactions, including without limitation, the payment of fees and expenses and the refinancing of outstanding indebtedness of Merrill and its subsidiaries.

    "Net Income" means, with respect to any Person, the net income (loss) of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (or loss), together with any related provision for taxes on that gain (or loss), realized in connection with:

  (a)
  any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; or

  (b)
  the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on that extraordinary or nonrecurring gain (or loss).

    "Net Proceeds" means the aggregate cash proceeds received by Merrill or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication,

  (1)
  the direct costs relating to that Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale, and any relocation expenses incurred as a result thereof;

  (2)
  taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

  (3)
  amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the Credit Facility) secured by a Lien on the asset or assets that were the subject of that Asset Sale; and

  (4)
  any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as that reserve is reversed or that escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Merrill or its Restricted Subsidiaries from that escrow arrangement, as the case may be.

    "Non-Recourse Debt" means Indebtedness,

  (1)
  no default with respect to, which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Merrill or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (2)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by Merrill to secure debt of that Unrestricted Subsidiary) or assets of Merrill or any of its Restricted Subsidiaries;

provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by Merrill or any of its Restricted Subsidiaries if Merrill or that Restricted Subsidiary was otherwise permitted to incur that guarantee pursuant to the indenture.

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "Offering" means the offering of the units by Merrill in November 1999.

    "Pari Passu Indebtedness" means Indebtedness of Merrill that ranks pari passu in right of payment to the notes.

    "Permitted Business" means any Person engaged directly or indirectly in the communications and document services business or any business reasonably related, incidental or ancillary thereto.

    "Permitted Investments" means:

  (1)
  any Investment in Merrill or in a Restricted Subsidiary of Merrill;

  (2)
  any Investment in cash or Cash Equivalents;

  (3)
  any Investment by Merrill or any Restricted Subsidiary of Merrill in a Person, if as a result of that Investment,

  (a)
  that Person becomes a Restricted Subsidiary of Merrill; or

  (b)
  that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Merrill or a Wholly Owned Restricted Subsidiary of Merrill;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of Merrill;

  (6)
  any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed 15% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (7)
  Investments relating to any special purpose Wholly Owned Subsidiary of Merrill organized in connection with a Receivables Facility that, in the good faith determination of the board of directors of Merrill, are necessary or advisable to effect that Receivables Facility;

  (8)
  the Management Loans;

  (9)
  Hedging Obligations permitted to be incurred under "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (10)
  any Investment acquired in exchange for the license or sale of intellectual property.

    "Permitted Liens" means:

  (1)
  Liens on property of a Person existing at the time that Person is merged into or consolidated with Merrill or any Restricted Subsidiary, provided that those Liens were not incurred in contemplation of that merger or consolidation and do not secure any property or assets of Merrill or any Restricted Subsidiary other than the property or assets subject to the Liens prior to that merger or consolidation;

  (2)
  Liens existing on the date of the indenture;

  (3)
  Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Merrill or its Restricted Subsidiaries, or repairs, additions or improvements to those assets, provided that:

  (a)
  those Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of that Indebtedness);

  (b)
  those Liens do not extend to any other assets of Merrill or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, that Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved);

  (c)
  the Incurrence of that Indebtedness is permitted by "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (d)
  those Liens attach within 365 days of that purchase, construction, installation, repair, addition or improvement;

  (4)
  Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as that Lien does not extend to any other property (other than improvements thereto);

  (5)
  Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice;

  (6)
  Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of that Unrestricted Subsidiary;

  (7)
  Liens securing (a) Indebtedness (including all Obligations) under the Credit Facility or any Foreign Credit Facility and (b) Hedging Obligations payable to a lender under the Credit Facility or an Affiliate thereof or to a Person that was a lender or Affiliate thereof at the time the contract was entered into to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including all Obligations) under the Credit Facility;

  (8)
  Liens created by the defeasance (covenant or legal) of any Indebtedness; and

  (9)
  other Liens securing Indebtedness that is permitted by the terms of the indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million.

    "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of Merrill or any of its Restricted Subsidiaries issued within 60 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of Merrill or any of its Restricted Subsidiaries; provided that:

  (1)
  the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference of that Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, plus premium, if any, and accrued interest on the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

  (2)
  that Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and

  (3)
  in the case of Disqualified Stock or, in the case of Indebtedness, if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, that Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Disqualified Stock or Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "Principals" means the DLJ Merchant Banking funds, John Castro and Rick Atterbury.

    "Public Equity Offering" means

  (1)
  any issuance of common stock by Merrill, other than Disqualified Stock, and

  (2)
  any issuance of preferred stock by Merrill, other than Disqualified Stock,

that is registered pursuant to the Securities Act, other than issuances registered on Form S-8 and issuances registered on Form S-4, excluding issuances of common stock pursuant to employee benefit plans of Merrill or otherwise as compensation to employees of Merrill.

    "Qualified Proceeds" means any of the following or any combination of the following:

  (1)
  cash;

  (2)
  Cash Equivalents;

  (3)
  assets (other than Investments) that are used or useful in a Permitted Business; and

  (4)
  the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by Merrill or any Restricted Subsidiary of Merrill of that Capital Stock,

  (a)
  that Person becomes a Restricted Subsidiary of Merrill or any Restricted Subsidiary of Merrill; or

  (b)
  that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Merrill or any Restricted Subsidiary of Merrill.

    "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which Merrill or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

    "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

    "Related Party" means, with respect to any Principal,

  (1)
  any controlling shareholder or partner of that Principal on the date of the indenture; or

  (2)
  any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a majority of the controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clause (1) or this clause (2).

    "Restricted Investment" means an Investment other than a Permitted Investment.

    "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as that Regulation is in effect on the date hereof.

    "Spot Rate" means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on that date of determination for the immediately preceding business day or, if that rate is not available, as determined in any publicly available source of similar market data.

    "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which that payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any that interest or principal prior to the date originally scheduled for the payment thereof.

    "Subsidiary" means, with respect to any Person,

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership or limited liability company,

  (a)
  the sole general partner or the managing general partner or managing member of which is that Person or a Subsidiary of that Person; or

  (b)
  the only general partners or managing members of which are that Person or of one or more Subsidiaries of that Person (or any combination thereof).

    "Total Assets" means the total consolidated assets of Merrill and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of Merrill.

    "Unrestricted Subsidiary" means any Subsidiary that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with Merrill or any Restricted Subsidiary of Merrill unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Merrill or that Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Merrill;

  (3)
  is a Person with respect to which neither Merrill nor any of its Restricted Subsidiaries has any direct or indirect obligation,

  (a)
  to subscribe for additional Equity Interests (other than Investments described in clause (7) of the definition of Permitted Investments); or

  (b)
  to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels, of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Merrill or any of its Restricted Subsidiaries other than guarantees that are being released upon designation.

    Any such designation by the board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an Officers' Certificate certifying that designation complied with the foregoing conditions and was permitted by the covenant described under the caption entitled "—Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as a Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Merrill as of that date (and, if that Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption entitled "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," Merrill shall be in default of that covenant).

    The board of directors of Merrill may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Merrill of any outstanding Indebtedness of that Unrestricted Subsidiary and that designation shall only be permitted if:

  (1)
  that Indebtedness is permitted under the covenant described under the caption entitled "—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (2)
  no Default or Event of Default would be in existence following that designation.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying

  (a)
  the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or, in the case of Disqualified Stock, liquidation preference, including payment at final maturity, in respect thereof; by

  (b)
  the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of that payment; by

  (2)
  the then outstanding principal amount of that Indebtedness or Disqualified Stock.

    "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of that Person all the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or by that Person and one or more Wholly Owned Restricted Subsidiaries of that Person.

    "Wholly Owned Subsidiary" of any Person means a Subsidiary of that Person all of the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Subsidiaries of that Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the material United States federal income tax consequences associated with the exchange of the old notes for the exchange notes pursuant to the exchange offer by any holder. This summary is based upon existing United States federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of United States federal income taxation which may be important to particular holders in light of their individual investment circumstances, such as exchange notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers and tax-exempt organizations) or to persons that will hold the exchange notes as a part of a straddle, hedge or synthetic security transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below.

    In addition, this summary does not discuss any foreign, state or local income tax considerations or any taxes other than income taxes. This summary assumes that investors (1) purchased their old notes for cash in the original offering thereof, (2) exchanged their old notes for exchange notes in the exchange offer, and (3) hold their exchange notes as "capital assets" (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended.

    You should consult with your tax advisor regarding the United States federal, state, local and foreign income and other tax considerations of the exchange of the old notes for the exchange notes pursuant to the exchange offer and the ownership and disposition of the exchange notes.

    The exchange of the old notes for the exchange notes pursuant to the exchange offer will not constitute a "significant modification" of the old notes for federal income tax purposes because the terms of the exchange notes are not materially different from the terms of the old notes. Accordingly, the exchange will be disregarded for federal income tax purposes and the exchange notes received will be treated as a continuation of the old notes in the hands of each holder of a new note. As a result:

  •
  you should not recognize taxable gain or loss as a result of exchanging old notes for exchange notes pursuant to the exchange offer;

  •
  the holding period of the exchange notes should include the holding period of the old notes exchanged therefor; and

  •
  the adjusted tax basis of the exchange notes should be the same as the adjusted tax basis of the old notes exchanged therefor.

PLAN OF DISTRIBUTION

    We are not using any underwriters for this exchange offer. We are bearing the expenses of the exchange.

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these exchange notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for old notes where the old notes were acquired as a result of market-making or other trading activities (not directly from us). We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of these exchange notes.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell from time to time exchange notes they receive for their own account pursuant to the exchange offer through:

  •
  one or more transactions in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the exchange notes; or

  •
  a combination of these methods of resale.

    Such broker-dealers may sell at:

  •
  market prices prevailing at the time of resale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

    Any broker-dealer may resell directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that it received for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any underwriter's resale of exchange notes and any commission or concessions received by any underwriters may be deemed to be underwriting compensation under the Securities Act.

    The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed, for a period of 90 days after the expiration date to promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have also agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the initial purchasers of the old notes directly from us) and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act to the extent they arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectus or (2) an omission or alleged omission to state in the registration statement or the prospectus a material fact that is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This indemnification obligation does not extend to statements or omissions in the registration statement or prospectus made in reliance upon and in conformity with written information pertaining to the holder that is furnished to us by or on behalf of the holder.

WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, and the rules and regulations promulgated under the Securities Act, with respect to the exchange notes offered for exchange under this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the attached exhibits and schedules. For additional information regarding our company, our subsidiary guarantors and the exchange offer, we refer you to the registration statement on Form S-4. The statements contained in this prospectus as to the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete. Accordingly, each such statement is qualified in all respects by reference to the full text of such contract, agreement or document filed as an exhibit to the registration statement or otherwise filed with the SEC.

    You may read and copy any of the information we file with the SEC, including the registration statement and exhibits thereto, at the following SEC public reference rooms:

Judiciary Plaza 450 Fifth Street, N.W. Washington, D.C. 20549	Citicorp Center 500 West Madison Street Chicago, Illinois 60621	7 World Trade Center Suite 1300 New York, New York 10048

    You may obtain information regarding the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330. In addition, our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website at http://www.sec.gov. The Securities Act file number for our SEC filings is 333-        .

    Upon the effectiveness of the registration statement of which this prospectus is a part, we will be required to file annual, quarterly and special reports and other documents with the SEC under the Securities Act. Our obligation to file periodic reports with the SEC will be suspended if the exchange notes issued in this exchange offer are held of record by fewer than 300 holders as of the beginning of our fiscal year other than the fiscal year in which the registration statement is declared effective. However, to the extent permitted, the indenture governing the exchange notes requires us to file with the SEC financial and other information for public availability. In addition, the indenture governing the exchange notes requires us to deliver to you upon your request copies of all reports that we file with the SEC without any cost to you. We will also furnish such other reports as we may determine or as the law requires.

    Whether or not required by the SEC, so long as any exchange notes are outstanding, we will file with the SEC for public availability (unless the SEC will not accept such a filing), within the time periods specified in the SEC's rules and regulations:

  •
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

  •
  all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file these reports.

    In addition, we will make this information available to security analysts and prospective investors upon request. For so long as any exchange notes are outstanding, we will also furnish to the holders of the exchange notes and to security analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we or our subsidiary guarantors are not subject to Section 13 or 15(d) of the Exchange Act.

    Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Merrill Corporation, One Merrill Circle, St. Paul, Minnesota 55108; Attention: General Counsel.

LEGAL MATTERS

    The validity of the exchange notes offered hereby was passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota. A copy of the legal opinion rendered by Oppenheimer Wolff & Donnelly LLP was filed as an exhibit to the registration statement containing this prospectus.

EXPERTS

    The consolidated financial statements as of January 31, 1998 and 1999 and for each of the three years in the period ended January 31, 1999, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial data of our company are based on our historical consolidated financial statements adjusted to give effect to the transactions described below.

    The unaudited pro forma consolidated balance sheet gives effect to the merger with Viking Merger Sub and related merger financing and the application of the proceeds thereof, as if it had occurred on October 31, 1999. The unaudited pro forma consolidated statement of operations for the year ended January 31, 1999 and the nine month period ended October 31, 1999 give effect to the following as if each had occurred at the beginning of the period presented:

  (1)
  the merger, the merger financing and the application of the proceeds thereof;

  (2)
  the acquisition of Daniels Printing, Limited Partnership ("Daniels"), which was completed on April 14, 1999;

  (3)
  the acquisition of Alternatives Communications, Inc. ("Alternatives"), which was completed on June 14, 1999;

  (4)
  the elimination of Superstar Computing, Inc.'s historical operating results, as management has effectively shut down Superstar Computing, Inc.'s operations as of the date of this Registration Statement; and

  (5)
  in the case of the year ended January 31, 1999, the acquisition of Executech, Inc. and an affiliated company, World Wide Scan Services, LLC ("Executech"), which was completed on June 11, 1998.

    The pro forma adjustments are described in the accompanying notes to the financial statements and were applied to the respective historical consolidated financial statements of our company to reflect and account for the merger as a recapitalization consisting of an equity investment by investors, debt financing and the redemption of shares in the merger. As a recapitalization, the historical basis of our assets and liabilities will be carried forward to the surviving company with the aggregate cost of repurchasing our shares accounted for as a reduction of shareholders' equity. Accordingly, the historical basis of our assets and liabilities has not been impacted by the merger.

    The unaudited pro forma consolidated financial data are based upon estimates, available information and certain assumptions that management believes are reasonable under the circumstances and may be revised as additional information becomes available. The unaudited pro forma consolidated financial data should be read in conjunction with our historical financial statements, including the notes thereto, our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information appearing elsewhere in this Information Statement. The unaudited pro forma consolidated financial data do not purport to represent what our actual results or financial position would have been if the merger and the other transactions described above had actually occurred on the dates indicated and are not necessarily representative of our results for any future period.

    MERRILL CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

     (in thousands)

	as of October 31, 1999
	Historical	Merger Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$4,962	$(4,962	)(1)	$—
Trade receivables, net	136,749	—		136,749
Work-in-process inventories	19,090	—		19,090
Other inventories	11,117	—		11,117
Other current assets	15,884	11,485	(2)	27,369

Total current assets	187,802	6,523		194,325
Property, plant and equipment, net	56,729	—		56,729
Goodwill, net	76,838	—		76,838
Other assets	13,315	10,160	(3)	32,397
		9,306	(1)
		(384	)(4)

Total assets	$334,684	$25,605		$360,289

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Notes payable to banks	$44,900	$(44,900	)(1)	$—
Current maturities of long-term debt	970	(220	)(1)	750
Current maturities of capital lease obligations	183	—		183
Accounts payable	33,784	—		33,784
Accrued expenses	45,089	(288	)(1)	44,801

Total current liabilities	124,926	(45,408)		79,518
Credit Facility:
Revolving credit facility	—	1,871	(1)	1,871
Term loans	—	220,000	(1)	220,000
High yield notes	—	134,471	(1)	134,471
Long term debt, net of current maturities	37,890	(37,890	)(1)	—
Capital lease obligations, net of current maturities	1,262	—		1,262
Other liabilities	10,525	—		10,525

Total liabilities	174,603	273,044		447,647

Redeemable preferred stock	—	34,534	(1)	34,534
Shareholders' equity (deficit):
Common Stock	161	(161)		—
Class B common stock	—	42		42
Additional-paid-in-capital	14,272	85,060		99,332
Retained earnings (deficit)	145,648	(366,914)		(221,266)

Total shareholders' equity (deficit)	160,081	(281,973	)(5)	(121,892)

Total liabilities and shareholders' equity (deficit)	$334,684	$25,605		$360,289

MERRILL CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1)
Sets forth the estimated sources and uses of funds for the merger and the related financings:

Sources:	(dollars in thousands)
Existing cash	$4,962
Revolving credit facility	1,871
Term loans	220,000
Units (a)	136,156
Preferred stock (b)	40,000
Management rollover (c)	21,540
Common stock purchased by DLJMB funds	70,683

Total Sources:	$495,212

Uses:
Cash purchase of outstanding shares and options	$359,236
Management rollover	21,540
Repayment of existing debt	83,010
Fees and expenses	23,888
Funding of other obligations (d)	7,538

Total Uses:	$495,212

  (a)
  Represents $140.0 million of units including $1.7 million attributable to the value of the warrants and net of $3.8 million of unamortized discount.

  (b)
  In connection with the merger, certain affiliates of DLJMB and institutional investors purchased preferred stock and warrants for total consideration of $40.0 million. For accounting purposes, a $5.5 million value has been ascribed to the warrants and has been classified as a component of shareholders' equity.

  (c)
  Messrs. Castro and Atterbury invested, through the retention of existing shares, $21.5 million of common equity for an approximately 23.4% equity interest in our company (excluding warrants).

  (d)
  Reflects the funding of deferred compensation plans and accrued interest net of repayments of $2.1 million from employee loans.

(2)
Reflects tax benefit of expense adjustments at the statutory tax rate of 38.9% as shown below:

		(dollars in thousands)
Option cash proceeds		$25,740
Non-capitalized transaction fees and expenses	13,728
Less: estimated non-deductible portion	(10,328)

Deductible non-capitalized transaction fees and expenses		3,400
Write-off of existing deferred debt issuance costs		384

Total deductible expenses		29,524
Statutory tax rate		38.9%

Tax benefit		$11,485

(3)
Represents the portion of estimated transaction fees and expenses attributable to the new credit facility and the units.

(4)
Reflects the write-off of existing deferred debt issuance costs.

(5)
Represents the change in shareholders' equity (deficit) as a result of the merger, including the merger financing and the application of the proceeds:

(dollars in thousands)
Cash to purchase shares (a)	$(333,496)
Option cash proceeds (b)	(25,740)
Non-capitalized transaction fees and expenses (c)	(13,728)
Write-off of existing deferred debt issuance costs	(384)
Common stock purchased by DLJMB funds	70,683
Value ascribed to warrants issued with notes	1,685
Value ascribed to warrants issued with preferred stock	5,466
Receivable related to management loans	2,056
Tax benefit of expense adjustments	11,485

Total change in stockholders' equity (deficit)	$(281,973)

  (a)
  Based on the purchase of 15,158,929 shares at $22.00 per share.

  (b)
  Based on the purchase of 3,021,118 options at an average purchase price of $8.52 (the difference between $22.00 and $13.48, the average exercise price of the options).

  (c)
  Represents all non-capitalized transaction fees and expenses, including estimated legal, accounting, advisory and consulting fees of $10.3 million, $1.9 million of bridge finance commitment fees and estimated debt prepayment fees of $1.5 million. The tax benefit of these expenses is included seperately in the table above.

MERRILL CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
for the year ended January 31, 1999
(dollars in thousands, except ratio)

			Acquisitions
	Company Historical					Net Acquisition Adjustments		Superstar Computing	Merger Adjustments		Pro Forma(9)
			Daniels	Executech	Alternatives
Revenue	$509,543		$66,159	$2,367	$20,879	$—		$(1,524)	$—		$597,424
Cost of revenue	330,632		49,081	1,122	15,802	569	(1)	(1,227)	—		394,854
						(1,125	)(2)

Gross profit	178,911		17,078	1,245	5,077	556		(297)	—		202,570
Selling, general and administrative expenses	127,705		13,670	713	4,671	1,453	(3)	(2,839)	(667)		142,961
						(1,981	)(2)		236	(5)

Operating income	51,206		3,408	532	406	1,084		2,542	431		59,609
Interest expense	3,961		1,281	—	270	—		—	34,765	(6)	40,277
Other (income) expense, net	(426)		75	(1)	—	—		—	—		(352)

Income (loss) before provision for income taxes	47,671		2,052	533	136	1,084		2,542	(34,334)		19,684
Provision for (benefit from) income taxes	21,214		—	—	—	—		—	(11,049	)(7)	10,165

Income (loss) from continuing operations	26,457		2,052	533	136	1,084		2,542	(23,285)		9,519
Preferred stock dividends	—		—	—	—	—		—	6,293	(8)	6,293

Income (loss) from continuing operations available to common	$26,457		$2,052	$533	$136	$1,084		$2,542	$(29,578)		$3,226

Other data:
EBITDA	$71,069		$5,734	$550	$443	$3,106		$677	$367		$81,946
Adjusted EBITDA	71,069		5,734	550	443	3,106		677	367		81,946
Depreciation and amortization of intangibles	19,863		2,326	18	37	2,022		(1,865)	(64)		22,337
Capital expenditures	16,479		985	267	342	—		—	—		18,073
Cash interest expense	3,961										38,655
Ratio of earnings to fixed charges	7.8	x									1.5	x

MERRILL CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
for the nine month period ended October 31, 1999
(dollars in thousands, except ratio)

			Acquisitions
	Company Historical				Net Acquisition Adjustment		Superstar Computing	Merger Adjustments		Pro Forma(9)
			Daniels	Alternatives
Revenue	$442,401		$15,725	$6,837	$—		$(294)	$—		$464,669
Cost of revenue	289,896		10,622	4,954	116	(1)	(178)	—		304,797
					(613	)(2)

Gross profit	152,505		5,103	1,883	497		(116)	—		159,872
Selling, general and administrative expenses	109,031		2,814	2,295	326	(3)	(337)	(429	)(4)	113,036
					(852	)(2)		188	(5)
Merger costs	2,300		—	—	—		—	(2,300)		—

Operating income	41,174		2,289	(412)	1,023		221	2,541		46,836
Interest expense	5,009		231	63	—		—	25,613	(6)	30,916
Other expense, (income) net	616		37	—	—		—	—		653

Income (loss) before provision for income taxes	35,549		2,021	(475)	1,023		221	(23,072)		15,267
Provision for (benefit from) income taxes	17,240		—	—	—		—	(8,880	)(7)	8,360

Income (loss) from continuing operations	18,309		2,021	(475)	1,023		221	(14,192)		6,907
Preferred stock dividends	—		—	—	—		—	4,638	(8)	4,638

Income (loss) from continuing operations available to common	$18,309		$2,021	$(475)	$1,023		$221	$(18,830)		$2,269

Other Data:
EBITDA	$58,298		$2,694	$(382)	$1,465		$209	$204		$62,488
Adjusted EBITDA	60,598		2,694	(382)	1,465		209	204		64,788
Depreciation and amortization of intangibles	17,124		405	30	442		(12)	(37)		17,952
Capital expenditures	7,937		37	93	—		—	—		8,067
Cash interest expense	5,009									29,701
Ratio of earnings to fixed charges	5.6	x								1.5	x

    MERRILL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1)
Reflects additional depreciation and amortization expense resulting from fair value adjustments to property, plant and equipment attributable to the Daniels and Executech acquisitions.

(2)
Reflects the elimination of historical costs in conjunction with the Daniels and Alternatives acquisitions:

	Year Ended January 31, 1999			Nine Months Ended October 31, 1999
	Daniels	Alternatives	Total	Daniels	Alternatives	Total
	(dollars in thousands)
Contractual executive compensation	$867	$626	$1,493	$442	$202	$644
Services and facilities(a)	713	—	713	371	—	371
Reduced employee compensation and benefits	900	—	900	450	—	450

	$2,480	$626	$3,106	$1,263	$202	$1,465

(a)
Includes contractual reduction in purchasing costs and the elimination of redundant facilities and services.

(3)
Reflects the amortization of goodwill on a straight line basis as follows:

	Year Ended January 31, 1999
	Daniels	Executech	Alternatives	Total
	(dollars in thousands)
Goodwill	$23,300	$2,682	$3,313
Amortization period in years	20	15	15
Annual goodwill amortization	$1,165	$179	$221
Months to include in pro forma	12	4.5	12
Incremental pro forma amortization	$1,165	$67	$221	$1,453
	Nine Months Ended October 31, 1999
	Daniels	Alternatives	Total
	(dollars in thousands)
Goodwill	$23,300	$3,313
Amortization period in years	20	15
Annual goodwill amortizaiton	$1,165	$221
Months to include in pro forma	2.5	4.5
Incremental pro forma amortization	$243	$83	$326
(4)
Reflects the elimination of public company expenses associated with conducting an annual meeting, producing and distributing annual reports and quarterly shareholder letters and board expenses.

(5)
Reflects retainer fees for investment banking services provided by DLJ Securities Corporation of $300,000 annually and the elimation of historical deferred financing costs of $64,000 for the year ended January 31, 1999 and $37,000 for the nine month period ended October 31, 1999.

(6)
Reflects the additional interest expense attributable to the merger financing:

	Year Ended January 31, 1999	Nine Months Ended October 31, 1999
	(dollars in thousands)
Increase in interest expense
Revolving credit facility (a)	$170	$128
Term loan A (a)	5,915	4,436
Term loan B (b)	15,268	11,451
Notes (c)	16,800	12,600
Commitment fees on undrawn revolving credit facility	241	180
Amortization of discount	226	168
Accretion of unit warrant value (d)	99	74
Amortization of deferred financing costs	1,297	973

Total	40,016	30,010
Elimination of historical interest expense associated with repaid indebtedness	(5,251)	(4,397)

Net increase in interest expense	$34,765	$25,613

  (a)
  Interest expense was calculated at an assumed interest rate of 9.10%.

  (b)
  Interest expense was calculated at an assumed interest rate of 9.85%.

  (c)
  Interest expense was calculated at an interest rate of 12.00%.

  (d)
  For accounting purposes, a $1.7 million value has been ascribed to the warrants and has been classified as a component of shareholders' equity. The warrant value shall be accreted over 9.5 years.

    A one-eighth of one percent change in interest rates would impact interest expense for borrowings under the revolving credit facility and the term loans A and B, collectively, in the amount of approximately $277,000 for the year ended January 31, 1999 and approximately $208,000 for the nine months ended October 31, 1999.

(7)
Reflects the income tax effect of all pro forma entries at statutory tax rates.

(8)
Reflects dividends on preferred stock issued in the merger ($40.0 million liquidation preference multiplied by a 14.5% compounded quarterly dividend rate). For accounting purposes, a $5.5 million value has been ascribed to the warrants and has been classified as a component of shareholders' equity. The warrant value shall be amortized over 12 years. The amortization for the year ended January 31, 1999 would have been $170,000 and for the nine months ended October 31, 1999 would have been $128,000.

(9)
The direct investment plan is considered a variable plan for accounting purposes. Accordingly, non-cash compensation expense will be recorded when the fair market value of the class B common stock increases. The unaudited pro forma consolidated statement of operations for the year ended January 31, 1999 and the nine month period ended October 31, 1999 does not include any related compensation expenses associated with the direct investment plan.

REPORT OF INDEPENDENT ACCOUNTANTS

     To the Shareholders and Board of Directors of Merrill Corporation:

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholders' equity and cash flows present fairly, in all material respects, the financial position of Merrill Corporation and Subsidiaries as of January 31, 1999 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended January 31, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Merrill Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
March 29, 1999
Saint Paul, Minnesota

    MERRILL CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	As of January 31,
	1998	1999
ASSETS
Current assets
Cash and cash equivalents	$2,531	$23,477
Trade receivables, less allowance for doubtful accounts of $6,992 and $8,126, respectively	116,721	102,365
Work-in-process inventories	13,686	12,639
Other inventories	7,112	7,559
Other current assets	10,290	12,253

Total current assets	150,340	158,293
Property, plant and equipment, net	41,045	44,935
Goodwill, net	44,437	49,744
Other assets	10,657	12,973

Total assets	$246,479	$265,945

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$655	$2,210
Current maturities of capital lease obligations	249	236
Accounts payable	29,142	29,640
Accrued expenses	41,033	44,642

Total current liabilities	71,079	76,728
Long-term debt, net of current maturities	40,225	38,110
Capital lease obligations, net of current maturities	1,616	1,375
Other liabilities	7,884	8,581

Total liabilities	120,804	124,794

Commitments and contingencies (Notes 3 and 5)
Shareholders' equity
Common stock, $.01 par value: 25,000,000 shares authorized; 16,315,136 and 15,823,155 shares, respectively, issued and outstanding	163	158
Undesignated stock: 500,000 shares authorized; no shares issued	—	—
Additional paid-in capital	22,401	12,722
Retained earnings	103,111	128,271

Total shareholders' equity	125,675	141,151

Total liabilities and shareholders' equity	$246,479	$265,945

The accompanying notes are an integral part of the consolidated financial statements.

    MERRILL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	For the Years Ended January 31,
	1997	1998	1999
Revenue	$353,769	$459,516	$509,543
Cost of revenue	227,478	295,390	330,632

Gross profit	126,291	164,126	178,911
Selling, general and administrative expenses	89,946	114,174	127,705

Operating income	36,345	49,952	51,206
Interest expense	(4,124)	(4,321)	(3,961)
Other income, net	263	835	426

Income before provision for income taxes	32,484	46,466	47,671
Provision for income taxes	14,645	20,445	21,214

Net income	$17,839	$26,021	$26,457

The accompanying notes are an integral part of the consolidated financial statements.

    MERRILL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	For the Years Ended January 31,
	1997	1998	1999
Operating activities
Net income	$17,839	$26,021	$26,457
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,825	11,147	13,066
Amortization of intangible assets	2,581	6,500	5,617
Writedown of goodwill	—	—	1,180
Provision for losses on trade receivables	2,861	2,064	3,273
Provision for unbillable inventories	2,678	(1,063)	67
Deferred income taxes	(6,555)	(2,592)	(3,518)
Change in deferred compensation	401	1,285	1,807
Changes in operating assets and liabilities, net of effects from business acquisitions
Trade receivables	(18,499)	(36,706)	11,796
Work-in-process inventories	(11,667)	12,082	865
Other inventories	583	(1,667)	(333)
Other current assets	(1,718)	(4,012)	257
Accounts payable	(3,720)	7,336	(348)
Accrued expenses	11,365	11,537	(3,267)
Income taxes	1,530	(1,059)	(1,109)

Net cash provided by operating activities	8,504	30,873	55,810

Investing activities
Purchase of property, plant and equipment	(9,216)	(17,069)	(16,479)
Business acquisitions, net of cash acquired	(26,010)	(13,179)	(4,039)
Other investing activities, net	(564)	137	(2,551)

Net cash used in investing activities	(35,790)	(30,111)	(23,069)

Financing activities
Borrowings on notes payable to banks	139,050	104,275	86,600
Repayments on notes payable to banks	(139,100)	(110,225)	(86,600)
Proceeds from issuance of long-term debt	35,000	—	—
Principal payments on long-term debt and capital lease obligations	(15,164)	(936)	(814)
Repurchase of common stock	—	(3,065)	(12,813)
Dividends paid	(948)	(1,133)	(1,297)
Exercise of stock options	1,045	5,417	2,149
Tax benefit realized upon exercise of stock options	328	2,192	884
Other equity transactions, net	162	83	96

Net cash provided by (used in) financing activities	20,373	(3,392)	(11,795)

(Decrease) increase in cash and cash equivalents	(6,913)	(2,630)	20,946
Cash and cash equivalents, beginning of year	12,074	5,161	2,531

Cash and cash equivalents, end of year	$5,161	$2,531	$23,477

Supplemental cash flow disclosures
Income taxes paid	$19,253	$22,000	$24,724
Interest paid	2,866	3,757	3,599

The accompanying notes are an integral part of the consolidated financial statements.

    MERRILL CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

(dollars in thousands, except per share data)

	For the Years Ended January 31, 1997, 1998 and 1999
	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance, January 31, 1996	$157	$16,245	$61,332	$77,734
Exercise of stock options	2	1,043		1,045
Tax benefit realized upon exercise of stock options		328		328
Other		162		162
Cash dividends			(948)	(948)
Net income			17,839	17,839

Balance, January 31, 1997	$159	$17,778	$78,223	$96,160

Exercise of stock options	7	5,410		5,417
Tax benefit realized upon exercise of stock options		2,192		2,192
Repurchase of common stock	(3)	(3,062)		(3,065)
Other		83		83
Cash dividends			(1,133)	(1,133)
Net income			26,021	26,021

Balance, January 31, 1998	$163	$22,401	$103,111	$125,675

Exercise of stock options	2	2,147		2,149
Tax benefit realized upon exercise of stock options		884		884
Repurchase of common stock	(7)	(12,806)		(12,813)
Other		96		96
Cash dividends			(1,297)	(1,297)
Net income			26,457	26,457

Balance, January 31, 1999	$158	$12,722	$128,271	$141,151

The accompanying notes are an integral part of the consolidated financial statements.

    MERRILL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     One—Nature of Business and Significant Accounting Policies

    Nature of Business  The Company provides paper and electronic document services consisting of creative design, typesetting, printing, reproduction, distribution, data and information services to financial, legal, investment company, real estate and corporate clients worldwide.

    Use of Estimates  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. The most significant areas which require the use of management's estimates relate to the determination of the allowances for doubtful accounts and unbillable inventories.

    Principles of Consolidation  The consolidated financial statements include all majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

    Cash Equivalents  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    Inventories  Work-in-process, which includes purchased services, materials, direct labor and overhead, is valued at the lower of cost or net realizable value, with cost determined on a specific job-cost basis. Other inventories consist primarily of paper and printed materials and are valued at the lower of cost or market, with cost determined on a specific job-cost basis.

    Property, Plant and Equipment  Property, plant and equipment are stated at cost. Significant additions or improvements extending asset lives are capitalized; normal maintenance and repair costs are expensed as incurred. Depreciation is determined using the straight-line method over the estimated useful lives of the assets which range from three to 30 years. Amortization of leasehold improvements is recorded on a straight-line basis over the estimated useful lives of the assets or the lease term, whichever is shorter. When assets are sold or retired, related gains or losses are included in the results of operations.

    Goodwill  Goodwill recognized in business acquisitions accounted for as purchases is amortized on the straight-line method, principally over 15 years. The Company periodically evaluates the recoverability of unamortized goodwill through measurement of future estimated undiscounted operating unit cash flows.

    Income Taxes  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

    Revenue Recognition  The Company recognizes revenue when service projects are completed or products are shipped.

    Stock-Based Compensation  The Company accounts for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation costs for stock options granted to employees are measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Such compensation costs, if any, are amortized on a straight-line basis over the underlying option vesting terms. The Company accounts for stock-based compensation to non-employees using the fair value method prescribed by SFAS No. 123, "Accounting for Stock Based Compensation." Compensation costs for stock options granted to non-employees are based on fair value of the option at the date of grant.

    Business Segments  Effective January 31, 1999, the Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which requires the Company to report information about its operating segments according to the management approach for determining reportable segments. This approach is based on the way management organizes segments within a company for making operating decisions and assessing performance. Segment results have been reported for all periods presented and are described in Note Nine.

Two—Selected Financial Statement Data

	As of January 31,
	1998	1999
	(dollars in thousands)
Property, Plant and Equipment, net
Land	$1,951	$1,951
Buildings	11,965	12,111
Equipment	54,929	63,068
Furniture and fixtures	11,057	14,157
Leasehold improvements	10,479	18,664
Construction in progress	5,609	1,090

	95,990	111,041
Less accumulated depreciation and amortization	(54,945)	(66,106)

	$41,045	$44,935

Goodwill, net
Goodwill	$52,913	$63,462
Less accumulated amortization	(8,476)	(13,718)

	$44,437	$49,744

Accrued Expenses
Commissions and compensation	$25,003	$22,089
Retirement plan	4,965	3,970
Purchase price consideration	800	7,734
Other	10,265	10,849

	$41,033	$44,642

Three—Business Acquisitions

    On April 15, 1996, the Company purchased substantially all of the operating assets and assumed certain liabilities of The Corporate Printing Company, Inc. and Affiliated Group (CPC) for approximately $22.6 million in cash. The Company did not purchase any assets relating to CPC's pressroom and shipping businesses. The purchase price was subsequently reduced by approximately $1.7 million in accordance with terms of the purchase agreement. In accordance with the agreement, additional contingent purchase consideration of $8 million was paid in August 1997. The Company also entered into a five-year non-compete agreement with CPC's principal shareholder that requires payments totaling $3.4 million through April 15, 2001. The principal shareholder is also entitled to an additional $500,000 annually through March 31, 2001, as the Company maintained certain business of a specified customer. The acquisition has been accounted for as a purchase.

    On March 28, 1996, the Company purchased all of the outstanding common stock of FMC Resource Management Corporation for $5.4 million in cash and promissory notes for $2.0 million. The agreement calls for additional contingent consideration, not to exceed $4 million, based on annual gross profits of the acquired business through January 31, 2001, as defined in the agreement. Contingent consideration recorded through January 31, 1999, was $2.4 million. The acquisition has been accounted for as a purchase.

    Results of the acquired companies' operations have been included in the Consolidated Statements of Operations from their respective dates of acquisitions. Pro forma (unaudited) results of the Company for the year ended January 31, 1997, as if the acquisitions had been effective at February 1, 1995, are as follows:

(In thousands, except per share data)	For the Year Ended January 31, 1997
Revenue	$376,647
Net income	17,047

    During fiscal year 1999, the Company completed the acquisition of substantially all of the operating assets and liabilities of Executech, Inc. and an affiliated company, World Wide Scan Services, LLC for $3.2 million in cash. The agreement calls for additional consideration totalling approximately $10.0 million through fiscal year 2003. The acquisition has been accounted for as a purchase and is not significant to the financial position or results of operations of the Company.

Four—Financing Arrangements

    Bank Financing  The Company has a revolving credit agreement with a group of banks that provides for an unsecured bank line of credit which expires on November 29, 1999. Subsequent to January 31, 1999, the agreement was amended to increase the amount available for borrowing from $40 million to $70 million. There were no borrowings outstanding under this agreement at January 31, 1999 and 1998. Under the agreement, the Company has the option to borrow at the Agent's reference rate, at 1.0% above the London Interbank Offered Rate (LIBOR) or at 1.0% above a certificate of deposit-based rate, and is required to pay quarterly commitment fees of 0.25% on the unused portion of the line of credit. The weighted average interest rates on borrowings on the line of credit were 7.39%, 8.26% and 8.44% for the years ended 1997, 1998 and 1999, respectively. The revolving credit agreement includes various covenants, including the maintenance of minimum tangible net worth and limitations on the amounts of certain transactions, including payment of dividends.

    Long-Term Debt  Long-term debt consisted of the following:

	As of January 31,
	1998	1999
	(dollars in thousands)
Unsecured senior notes, bearing interest at 7.463%, with semi-annual interest only payments through October 2000, at which time annual principal and semi-annual interest payments are due through October 2006. The notes have various covenants, including the maintenance of certain financial ratios and limitations on the amount of certain transactions including the payment of dividends	$35,000	$35,000
Industrial development bonds, due in annual installments, including interest ranging from 4.2% to 5.5%, over the life of the bonds with the remaining unpaid balance due on August 1, 2010; collateralized by land, building and equipment with a carrying value of $4,712 at January 31, 1999	3,380	3,320
Unsecured promissory notes payable due in March 1999. The notes bear interest at LIBOR plus 1.0%, adjustable and payable annually. The interest rate at January 31, 1998 and 1999 was 7.281% and 6.8125%, respectively	2,000	2,000
Unsecured promissory note payable in equal annual installments of $500 on December 31 through 1998	500	—

	40,880	40,320
Less current maturities of long-term debt	(655)	(2,210)

	$40,225	$38,110

    The aggregate maturities of long-term debt are as follows:

(dollars in thousands)
2000	$2,210
2001	5,220
2002	5,230
2003	5,240
2004	5,250
Thereafter	17,170

$40,320

    Based on quoted market prices for similar issues, the fair value of long-term debt approximated its carrying value at January 31, 1998 and 1999.

Five—Leases

    The Company leases an office and production facility and the associated land and equipment under capital leases that terminate at various dates through November 30, 2005. Certain leases contain bargain purchase options. A summary of the Company's property under capital leases, which is classified as property, plant and equipment, is as follows:

	As of January 31,
	1998	1999
	(dollars in thousands)
Land	$333	$333
Building	2,439	2,439
Equipment	594	389
Less accumulated amortization	(1,366)	(1,334)

	$2,000	$1,827

     The Company also leases office space and equipment under noncancelable operating leases which expire at various dates through October 31, 2014. Rental expense charged to operations was $6.0 million, $8.0 million and $9.0 million for the years ended January 31, 1997, 1998 and 1999, respectively.

    Future minimum rental commitments under noncancelable leases at January 31, 1999, are as follows:

	Capital Leases	Operating Leases
	(dollars in thousands)
2000	$392	$6,697
2001	330	5,737
2002	330	4,645
2003	330	4,349
2004	330	3,751
Thereafter	605	16,317

	2,317	$41,496

Imputed interest	(706)

Present value of minimum lease payments	1,611
Less current maturities of capital lease obligations	(236)

Capital lease obligations, net of current maturities	$1,375

Six—Income Taxes

    Components of the provision for income taxes are as follows:

	For the Years Ended January 31,
	1997	1998	1999
	(dollars in thousands)
Current
Federal	$17,758	$19,974	$21,204
State	3,442	3,063	3,528

	21,200	23,037	24,732
Deferred	(6,555)	(2,592)	(3,518)

Provision for income taxes	$14,645	$20,445	$21,214

    Temporary differences comprising the net deferred tax asset recognized in the accompanying Consolidated Balance Sheets are as follows:

	As of January 31,
	1998	1999
	(dollars in thousands)
Deferred compensation	$1,980	$3,997
Property, plant and equipment	2,126	2,359
Insurance reserves	1,130	1,406
Vacation accrual	1,085	1,228
Allowance for doubtful accounts	1,349	1,188
Goodwill amortization	433	1,131
Inventories	958	1,038
Other, net	972	1,204

Net deferred tax asset	$10,033	$13,551

     Management expects that the Company will fully realize the benefits attributable to the net deferred tax asset at January 31, 1999. Accordingly, no valuation allowance has been recorded at January 31, 1999.

    Significant differences between income taxes on income for financial reporting purposes and income taxes calculated using the federal statutory tax rate are as follows:

	As of January 31,
	1997	1998	1999
	(dollars in thousands)
Provision for federal income taxes at statutory rate	$11,369	$16,263	$16,684
State income taxes, net of federal benefit	1,444	1,646	1,967
Non-deductible business meeting and entertainment expenses	1,210	1,832	2,003
Other	622	704	560

	$14,645	$20,445	$21,214

    Consolidated federal income tax returns filed by the Company have been examined by the Internal Revenue Service through fiscal 1994. The Company's fiscal 1995, 1996 and 1997 federal and certain state income tax returns are presently under audit. Management believes any additional taxes which may ultimately result from these audits or any other state or local agencies' audits would not have a material adverse effect on the Company's consolidated financial position or results of operations.

Seven—Retirement Plan

    On February 1, 1998, the Company combined its defined contribution retirement plan and its 401(k) incentive savings plan. Under the new plan, Company contributions are based on 4% of eligible employee compensation and 100% matching contributions up to a maximum of the first 3% of a participant's 401(k) contribution. Substantially all employees of the Company are covered by the new plan. Related costs of all retirement plans charged to operations were $4.0 million, $5.1 million and $6.1 million for the years ended January 31, 1997, 1998 and 1999, respectively.

Eight—Shareholders' Equity

    Common Stock  In August 1997, the Company's Board of Directors declared a 2-for-1 stock split of the Company's common stock in the form of a 100% stock dividend which was paid on October 15, 1997, to shareholders of record on September 30, 1997. The Consolidated Statements of Changes in Shareholders' Equity and all share and per share amounts have been retroactively restated to reflect the stock split. Also, all information regarding shares outstanding, stock purchase agreements, stock options and stock grants has been retroactively restated to reflect the stock split.

    The classes, series, rights and preferences of the undesignated stock may be established by the Company's Board of Directors. No action with respect to such shares has been taken. During fiscal year 1997, the Company's Board of Directors approved the repurchase of up to 1,500,000 shares of the Company's common stock. In fiscal year 1999, the Company repurchased 734,000 shares of common stock for approximately $12.8 million. Through January 31, 1999, 998,000 shares of common stock had been repurchased for approximately $15.9 million.

    Stock Plans  Under Company-sponsored incentive and stock option plans, 6,506,000 shares of common stock were reserved for the granting of incentive awards to employees in the form of incentive stock options, nonstatutory stock options and restricted stock awards at exercise prices not less than 100% of the fair market value of the Company's common stock on the date of grant. As of January 31, 1999, stock options for 5,342,300 shares and 70,800 restricted stock awards had been granted under the plans, leaving 1,092,900 shares available for future grants.

    Under the Company's 1996 Non-employee Director Plan (the Plan), 400,000 shares of common stock were reserved for granting of non-statutory options and awarding of common stock as partial payment to non-employee directors who serve on the Company's Board of Directors. Non-statutory stock options issued under the Plan are granted at an exercise price not less than 100% of the fair market value of the Company's common stock on the date of grant. Compensation expense is recorded when common stock is awarded as partial payment for the director's annual retainer in an amount approximately equal to the fair market value of the Company's common stock on the date of grant. As of January 31, 1999, non-statutory options for 120,000 shares and 10,863 shares of common stock had been granted under the Plan, leaving 269,137 shares available for future grants.

    In addition to options granted under the plans above, the Company has granted non-qualified options to directors and consultants at prices equal to or exceeding market value at date of grant. Options granted under all Company-sponsored stock plans generally vest and expire over five to seven years.

    A summary of selected information regarding all stock options for the three years ended January 31, 1999, is as follows:

	Number of Shares	Exercise Price Per Share	Weighted Average Exercise Price Per Share
Balance, January 31, 1996	1,854,628	$2.00-14.88	$8.46
Granted	1,092,000	8.12-11.96	9.06
Exercised	(152,436)	3.68-10.38	6.85
Canceled	(106,364)	8.12-13.25	9.86

Balance, January 31, 1997	2,687,828	2.00-14.88	8.74
Granted	1,129,200	11.19-22.75	13.95
Exercised	(759,400)	2.00-15.06	7.88
Canceled	(88,200)	8.13-10.00	8.86

Balance, January 31, 1998	2,969,428	2.00-22.75	10.94
Granted	611,000	18.25-21.38	20.95
Exercised	(239,750)	2.00-15.06	8.97
Canceled	(70,600)	8.13-21.38	13.92

Balance, January 31, 1999	3,270,078	$3.68-22.75	$12.89

     At January 31, 1999, the weighted average exercise price and remaining life of the stock options are as follows:

Range of exercise prices	$3.68-8.25	$8.50-13.50	$14.75-22.75	Total
Total options outstanding	821,700	1,485,878	962,500	3,270,078
Weighted average exercise price	$8.06	$10.94	$20.00	$12.89
Weighted average remaining life	3.3 years	3.5 years	4.6 years	3.8 years
Options exercisable	248,400	386,918	128,100	763,418
Weighted average price of exercisable options	$7.92	$11.30	$18.24	$11.37

    Had the Company used the fair value-based method of accounting for its incentive and stock option plans beginning on February 1, 1995, and charged compensation cost against income, over the vesting period based on the fair value of options at the date of grant, net income and net income per share would have been reduced to the following pro forma amounts:

	For the Years Ended January 31,
	1997	1998	1999
	(dollars in thousands, except per share data)
Net Income
As reported	$17,839	$26,021	$26,457
Pro forma	17,223	24,541	24,300

    The pro forma information above includes only stock options granted since fiscal year 1996. Pro forma compensation expense under the fair value-based method of accounting will increase in the future as additional stock option grants will be considered.

    The weighted average grant date fair value of options granted during fiscal years 1997, 1998 and 1999 was $4.72, $6.68 and $10.32, respectively. The weighted average grant date fair value of options was calculated by using the fair value of each option grant, utilizing the Black-Scholes option-pricing model and the following key assumptions:

	For the Years Ended January 31,
	1997	1998	1999
Risk free interest rate	6.87%	6.50%	5.50%
Expected life	6 years	5 years	5 years
Expected volatility	48.85%	43.52%	51.18%
Expected dividend yield	0.68%	0.38%	0.41%

Nine—Segment and Related Information

    SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," changes the way the Company reports information about its operating segments. The information for fiscal years 1997 and 1998 is also presented.

    The Company's business units have been aggregated into two reportable segments comprising of Specialty Communication Services and Document Services.

    Specialty Communication Services  This segment consists of three business units—Financial Document Services, Investment Company Services and Managed Communications Programs—that print documents and deliver services used in the financial marketplace, including mutual fund and insurance companies and banks, and national organizations. The principal markets for this segment include major metropolitan centers in the world including North America, Europe, Latin America and the Far East. Customers include major investment bankers, corporate officers, mutual fund companies, national and regional real estate networks and other business services.

    Document Services  Document Management Services is the sole business unit reported in this segment. They deliver document management solutions to legal and corporate clients through client-based service centers. These Merrill-managed facilities provide clients with a broad range of value-added document services, including litigation copying and support, imaging, electronic document scanning, storage and retrieval, binding and post-production shipping. The principal markets for this segment are major metropolitan areas in North America. Customers include law firms and large corporations.

    The accounting policies of the reportable segments are the same as those described in Note One of Notes to Consolidated Financial Statements. The Company evaluates the performance of its operating segments based on revenue and operating earnings of the respective business units. Intersegment sales and transfers are not significant.

    Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Interest & Other" column includes corporate-related items and, as it relates to income before provision for income taxes, income and expense not allocated to reportable segments.

	Specialty Communication Services	Document Services	Interest & Other	Total
	(dollars in thousands)
1997
Revenue	$314,187	$39,582		$353,769
Income (loss) before provision for income taxes	45,555	(9,210)	$(3,861)	32,484
Total assets	167,043	11,729	23,225	201,997

1998
Revenue	$405,742	$53,774		$459,516
Income (loss) before provision for income taxes	57,276	(7,324)	$(3,486)	46,466
Total assets	205,200	16,530	24,749	246,479

1999
Revenue	$446,579	$62,964		$509,543
Income (loss) before provision for income taxes	52,995	(1,789)	$(3,535)	47,671
Total assets	186,825	25,966	53,154	265,945

Ten—Quarterly Data (Unaudited)

    The following is a summary of unaudited quarterly data for the years ended January 31, 1998 and 1999:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
	(dollars in thousands, except per share data)
1998
Revenue	$109,859	$115,601	$112,091	$121,965	$459,516
Gross profit	43,585	41,066	39,374	40,101	164,126
Net income	7,754	6,312	5,707	6,248	26,021

1999
Revenue	$123,514	$148,458	$119,759	$117,812	$509,543
Gross profit	48,358	53,974	39,100	37,479	178,911
Net income	8,012	8,706	6,488	3,251	26,457

Eleven—Subsequent Event

    On April 14, 1999, the Company purchased substantially all assets and assumed certain liabilities of Daniels Printing, Limited Partnership for $45.0 million in cash plus $10.6 million in payoff of existing term debt and line of credit plus the assumption of $7.7 million of certain ordinary course liabilities. The acquisition will be accounted for as a purchase. The acquisition was financed using the Company's line of credit and available operating cash.

Interim Financial Statements—Unaudited

MERRILL CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

(unaudited)

	January 31, 1999	October 31, 1999
ASSETS
Current assets
Cash and cash equivalents	$23,477	$4,962
Trade receivables, less allowance for doubtful accounts of $8,126 and $8,211, respectively	102,365	136,749
Work-in-process inventories	12,639	19,090
Other inventories	7,559	11,117
Other current assets	12,253	15,884

Total current assets	158,293	187,802
Property, plant and equipment, net	44,935	56,729
Goodwill, net	49,744	76,838
Other assets	12,973	13,315

Total assets	$265,945	$334,684

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Notes payable to banks		$44,900
Current maturities of long-term debt	$2,210	970
Current maturities of capital lease obligations	236	183
Accounts payable	29,640	33,784
Accrued expenses	44,642	45,089

Total current liabilities	76,728	124,926
Long-term debt, net of current maturities	38,110	37,890
Capital lease obligations, net of current maturities	1,375	1,262
Other liabilities	8,581	10,525

Total liabilities	124,794	174,603

Shareholders' equity
Common stock, $.01 par value: 25,000,000 shares authorized; 15,823,155 and 16,137,520 shares, respectively, issued and outstanding	158	161
Undesignated stock: 500,000 shares authorized; no shares issued
Additional paid-in capital, net of note receivables of $2,055 at October 31, 1999	12,722	14,272
Retained earnings	128,271	145,648

Total shareholders' equity	141,151	160,081

Total liabilities and shareholders' equity	$265,945	$334,684

The accompanying notes are an integral part of the consolidated financial statements.

MERRILL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands)
(unaudited)

	Nine Months Ended October 31
Revenue	$391,731	$442,401
Cost of revenue	250,299	289,896

Gross profit	141,432	152,505
Selling, general and administrative expenses	97,095	109,031
Merger costs	—	2,300

Operating income	44,337	41,174
Interest expense	(3,011)	(5,009)
Other (expense) income, net	487	(616)

Income before provision for income taxes	41,813	35,549
Provision for income taxes	18,607	17,240

Net income	$23,206	$18,309

The accompanying notes are an integral part of the consolidated financial statements.

    MERRILL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)
(unaudited)

	Nine Months Ended October 31
	1998	1999
Operating activities
Net income	$23,206	$18,309
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,134	12,163
Amortization of intangible assets	4,113	4,961
Writedown of goodwill	1,000	—
Provision for losses on trade receivables	3,458	1,955
Deferred compensation	1,724	1,138
Changes in operating assets and liabilities, net of effects from business acquisitions
Trade receivables	(2,572)	(19,824)
Work-in-process inventories	(619)	(1,683)
Other inventories	(2,114)	(2,570)
Other current assets	(635)	805
Accounts payable	(1,686)	(3,973)
Accrued expenses	(7,413)	(9,829)
Accrued and deferred income taxes	(1,372)	4,227

Net cash provided by operating activities	26,224	5,679

Investing activities
Business acquisitions, net of cash acquired	(3,230)	(54,559)
Purchase of property, plant and equipment	(11,361)	(7,937)
Other, net	(2,742)	(2,706)

Net cash used in investing activities	(17,333)	(65,202)

Financing activities
Borrowings on notes payable to banks	86,600	146,875
Repayments on notes payable to banks	(86,600)	(104,107)
Principal payments on long-term debt and capital lease obligations	(258)	(2,381)
Repurchase of common stock	(6,585)	—
Dividends paid	(981)	(963)
Exercise of stock options	1,832	1,033
Tax benefit realized upon exercise of stock options	785	551
Other equity transactions, net	(552)	—

Net cash (used in) provided by financing activities	(5,759)	41,008

Increase (decrease) in cash and cash equivalents	3,132	(18,515)
Cash and cash equivalents, beginning of period	2,531	23,477

Cash and cash equivalents, end of period	$5,663	$4,962

The accompanying notes are an integral part of the consolidated financial statements.

    MERRILL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Our consolidated financial statements as of October 31, 1999, and nine month periods ended October 31, 1998 and 1999, have been prepared by us, without audit. The consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of the results for the indicated periods. Certain information and accounting policies and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The year end consolidated balance sheet data was derived from audited consolidated financial statements, but does not include all disclosures required by generally accepted accounting principles. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere herein.

2.  MERGER

    On November 23, 1999, we finalized an agreement and plan of merger with Viking Merger Sub., Inc. (Viking), an affiliate of DLJ Merchant Banking Partners II L.P. and certain of its affiliates whereby Viking merged into us, and we continued as the surviving company. In connection with the merger, our shareholders received $22.00 in cash, per share of common stock. John Castro, our President and Chief Executive Officer, and Rick Atterbury, our Executive Vice President and Chief Technology Officer, continued to hold shares of a new class B common stock that they received shortly before the merger in exchange for some of their shares of our common stock. Messrs. Castro and Atterbury received $22.00 in cash for each of their remaining shares of our common stock. The holders of each share of Viking's common stock received class B common stock in Merrill for each of their shares of Viking's common stock outstanding at the time of the merger; and the holders of each share of Viking's preferred stock and warrants received preferred stock or warrants, as the case may be, in Merrill for each of their shares of Viking's preferred stock or warrants outstanding at the time of the merger. The transaction was accounted for as a recapitalization and did not have any impact on our historical basis of assets and liabilities.

    In connection with the merger, we entered into a new $270.0 million senior secured credit facility on November 23, 1999 with a syndicate of financial institutions. The credit facility consists of a $50.0 million revolving credit facility and a $220.0 million term loan facility consisting of a $65.0 million term loan A and a $155.0 million term loan B. The revolving credit facility and the term loan A will mature on November 23, 2005 and the term loan B will mature on November 23, 2007. The new credit facility allows for a potential, although uncommitted, increase of up to $30.0 million at our request at any time prior to November 23, 2005. This increase is only available if one or more financial institutions agree to finance this increase. The new credit facility is collateralized by substantially all of our consolidated assets. Amounts borrowed under the revolving credit facility and for term loan A will bear interest, at our option, at the reserve adjusted LIBOR rate plus 3.00% or at the alternate base rate plus 1.75%. Borrowings under term loan B will bear interest, at our option, at the reserve adjusted LIBOR rate plus 3.75% or at the alternate base rate plus 2.50%. We will also pay commitment fees in an amount equal to 0.50% per year on the daily average unused portion of the revolving credit facility. Beginning August 1, 2000, the applicable margins for revolving credit loans and term loan A and commitment fees will be subject to possible reductions based on our leverage ratio as defined in the credit agreement. The new credit facility requires quarterly principal and interest payments. In addition, the new credit facility is subject to mandatory principal prepayments if certain events occur as defined in the credit agreement.

    On November 23, 1999 we also issued $140.0 million of 12.0% senior subordinated notes with warrants to purchase 172,182 shares of common stock. The notes mature on May 1, 2009 and require semi-annual interest payments. The notes may be redeemed on or after November 1, 2004. Up to 35.0% of the notes will be redeemable on or prior to November 1, 2002, with the net proceeds of public equity offering. Each warrant entitles the holder to purchase 1.22987 shares of our class B common stock at an exercise price of $22.00 per share. The warrants are exercisable on or after November 1, 2001 and expire on May 1, 2009.

3.  BUSINESS ACQUISITIONS

    On April 14, 1999, we purchased substantially all operating assets and assumed certain liabilities of Daniels Printing, Limited Partnership for approximately $44.0 million in cash, assumption and payment of existing lines of credit obligations totaling approximately $5.6 million and the assumption of certain ordinary course liabilities of $7.7 million. The acquisition has been accounted for as a purchase. The excess of the purchase price over the estimated fair value of the net identifiable assets acquired approximated $23.3 million and is being amortized using the straight-line method over 20 years.

    Pro Forma (unaudited) results for the three month period ended October 31, 1998 and the nine month periods ended October 31, 1998 and 1999, are as follows:

	Nine Months ended October 31, 1998	Nine Months ended October 31, 1999
	(dollars in thousands)
Revenues	$445,540	$458,126
Net Income	24,227	19,431

    On June 14, 1999, we purchased substantially all operating assets and assumed certain liabilities of Alternatives Communications Group, Inc. for approximately $2.6 million in cash, a promissory note for $0.8 million, payment of an existing line of credit obligation of $2.1 million, and the assumption of certain ordinary course liabilities of $1.9 million. The acquisition has been accounted for as a purchase and is not significant to our financial position or operating results. The excess of the purchase price over the estimated fair value of the net identifiable assets acquired approximated $3.3 million and is being amortized using the straight-line method over 15 years.

    These acquisitions were financed with excess operating cash and amounts available under our revolving credit facility.

4.  SEGMENT AND RELATED INFORMATION

    SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," changed the way we report information about our operating segments. Our five business units have been aggregated into two reportable segments, comprised of Specialty Communication Services and Document Services.

    Specialty Communication Services  This segment consists of four business units: Financial Document Services, Investment Company Services, Managed Communications Programs and Merrill Print Group. Our Specialty Communication Services segment provides our financial, investment company and corporate clients with information technology-based solutions for the production and distribution of transactional financial documents, marketing materials, compliance documents and branded promotional materials. We are one of three international financial printers with a nationwide network and recognized brand name.

    Document Services  This segment consists solely of our Document Management Services business which provides law firms, corporate legal departments and investment banks with information-management products and services designed to enhance productivity and reduce costs. We provide a total outsourcing solution to our clients' information management needs, including providing all of the staff, technology and equipment necessary to manage the varying levels of demand associated with this function.

    The accounting policies of the reportable segments are the same as those described in Note One of Notes to Consolidated Financial Statements included in our 1999 Annual Report. We evaluate the performance of our operating segments based on revenue and operating earnings of the respective business units. Intersegment sales and transfers are not significant.

    Summarized financial information concerning our reportable segments is shown in the following table. The "Interest & Other" column includes corporate-related items and, as it relates to income before provision for income taxes, income and expense not allocated to reportable segments.

(dollars in thousands)	Specialty Communication Services	Document Services	Interest & Other	Total
Nine month period ended October 31, 1998
Revenue	$346,136	$45,595		$391,731
Income (loss) before provision for income taxes	$47,190	$(2,853)	$(2,524)	$41,813
Nine month period ended October 31, 1999
Revenue	$388,014	$54,387		$442,401
Income (loss) before provision for income taxes	$40,618	$556	$(5,625)	$35,549
As of January 31, 1999
Total assets	$186,825	$25,966	$53,154	$265,945
As of October 31, 1999
Total assets	$255,682	$37,138	$41,864	$334,684

6.  SUPPLEMENTAL CASH FLOW DISCLOSURES

   Options to purchase 219,160 shares of common stock during the nine month period ended October 31, 1999 were exercised using non-interest bearing notes primarily to our officers. Amounts advanced under the notes, totaling approximately $2.1 million as of October 31, 1999, are recorded as a reduction of additional paid-in capital on the accompanying unaudited consolidated balance sheets. All of these notes were paid off in connection with the merger with Viking Merger Sub, Inc.

    During the nine month period ended October 31, 1998, we recorded an obligation of $8.0 million for additional consideration related to business acquisitions.

SCHEDULE II

MERRILL CORPORATION
VALUATION AND QUALIFYING ACCOUNTS

for the years ended January 31, 1999, 1998 and 1997
and for the nine month periods ended
October 31, 1998 and 1999
(in thousands)

Column A	Column B	Column C			Column D		Column E
		Additions
Description	Balance at Beginning of Year	Charged to Income	Charged to Other Accounts		Deductions from Reserves		Balance at End of Year

Year Ended January 31, 1997
Valuation account deducted from assets to which it applies—
Allowance for doubtful accounts	$3,545	$2,861	$61	(A)	$440	(B)	$6,027

Allowance for unbillable inventories	$562	$2,678					$$3,240

Year Ended January 31, 1998
Valuation account deducted from assets to which it applies—
Allowance for doubtful accounts	$6,027	$2,064	$55	(A)	$1,154	(B)	$6,992

Allowance for unbillable inventories	$3,240				$1,063	(C)	$2,177

Year Ended January 31, 1999
Valuation account deducted from assets to which it applies—
Allowance for doubtful accounts	$6,992	$3,273			$2,139	(B)	$8,126

Allowance for unbillable inventories	$2,177	$67					$2,244

For the nine months ended October 31, 1998
Valuation account deducted from assets to which it applies—
Allowance for doubtful accounts	$6,992	$3,458			$2,001	(B)	$8,449

Allowance for unbillable inventories	$2,177	$897					$3,074

For the nine months ended October 31, 1999
Valuation account deducted from assets to which it applies—
Allowance for doubtful accounts	$8,126	$1,955			$1,870	(B)	$8,211

Allowance for unbillable inventories	$2,244	$48					$2,292

(A)
Recoveries on accounts previously written off.

(B)
Uncollectible accounts written off and adjustments to the allowance.

(C)
Adjustments to the allowance account to reflect estimated net realizable value at year-end.

[LOGO]

Offer to Exchange
$140,000,000 12% Series B Senior Subordinated Notes due 2009
Which Have Been Registered Under the Securities Act of 1933
for $140,000,000 Outstanding Unregistered
12% Series A Senior Subordinated Notes Due 2009

PROSPECTUS

              , 2000

We have not authorized any dealer, salesperson or other person to give you any information other than this prospectus or to make any representation as to matters not stated in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer in any jurisdiction.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 20. Indemnification of Directors and Officers.

    The Minnesota Business Corporation Act requires Merrill and each of its subsidiary guarantors (except for FMC Resource Management Corporation and Merrill Communications LLC) to indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the company. Reference is made to the detailed terms of Section 302A.521 of the Minnesota Business Corporation Act for a complete statement of these indemnification rights.

    The Articles of Incorporation of Merrill and each of its subsidiary guarantors (except FMC Resource Management Corporation and Merrill Communications LLC), provide that each director, officer, employee and agent, past or present of our company, and persons serving as such of another corporation or entity at our request, shall be indemnified to the fullest extent permitted by applicable state law, provided, however, that Merrill Daniels, Inc., Merrill/Executech, Inc., Merrill/Alternatives, Inc. and Merrill Global Inc. only provide indemnification to directors and officers and Merrill/May Inc. provides indemnification to its employees and agents at the discretion of its board of directors.

    The Delaware Limited Liability Company Act requires Merrill Communications LLC to indemnify any member or manager or other person from and against any and all claims and demands. Reference is made to the detailed terms of Section 18-108 of the Delaware Limited Liability Company Act for a complete statement of these indemnification rights.

    The Amended and Restated Limited Liability Company Agreement of Merrill Communications LLC provides that each director, member, officer, employee and agent, past or present of our company, and persons serving as such of another company or entity at our request, will be indemnified to the fullest extent permitted by applicable state law.

    The Washington Business Corporation Act requires FMC Resource Management Corporation to indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the company. Reference is made to the detailed terms of Sections 23B.08.500, 23B.08.510, 23B.08.520, 23B.08.530, 23B.08.550, 23B.08.560 and 23B.08.570 of the Washington Business Corporation Act for a complete statement of these indemnification rights.

    Merrill and each of its subsidiary guarantors maintain directors' and officers' liability insurance, including a reimbursement policy in favor of Merrill and each of its subsidiary guarantors.

Item 21. Exhibits and Financial Statements Schedules.

a.  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 14, 1999 between Merrill and Viking Merger Sub, Inc., as amended.
3.1	Articles of Incorporation of Merrill Corporation, as amended.
3.2	Amendment to Articles of Incorporation of Merrill Corporation as of June 20, 1986 and March 27, 1987.
3.3	Amendment to Articles of Incorporation of Merrill Corporation as of November 22, 1999.
3.4	Certificate of Formation of Merrill Communications LLC.
3.5	Articles of Incorporation of Merrill Real Estate Company.
3.6	Articles of Incorporation of Merrill/Magnus Publishing Corporation, as amended.
3.7	Articles of Incorporation of Merrill/New York Company, as amended.
3.8	Articles of Incorporation of Merrill/May, Inc., as amended.
3.9	Articles of Incorporation of Merrill/Alternatives, Inc., as amended.
3.10	Articles of Incorporation of Merrill International Inc.
3.11	Articles of Incorporation of FMC Resource Management Corporation, as amended.
3.12	Articles of Incorporation of Merrill Training & Technology, Inc., as amended.
3.13	Articles of Incorporation of Merrill/Global Inc.
3.14	Articles of Incorporation of Merrill/Executech, Inc., as amended.
3.15	Articles of Incorporation of Merrill/Daniels, Inc., as amended.
3.16	Restated Bylaws of Merrill Corporation, as amended.
3.17	Amended and Restated Limited Liability Company Agreement of Merrill Communications LLC.
3.18	Bylaws of Merrill Real Estate Company.
3.19	Bylaws of Merrill/Magnus Publishing Corporation.
3.20	Bylaws of Merrill/New York Company.
3.21	Bylaws of Merrill/May, Inc.
3.22	Bylaws of Merrill/Alternatives, Inc.
3.23	Bylaws of Merrill International Inc.
3.24	Amended and Restated Bylaws of FMC Resource Management Corporation.
3.25	Bylaws of Merrill Training & Technology, Inc.
3.26	Bylaws of Merrill/Global Inc.
3.27	Bylaws of Merrill/Executech, Inc.
3.28	Bylaws of Merrill/Daniels, Inc.
4.1	Indenture dated as of November 23, 1999 among Merrill, the Guarantors and Norwest Bank Minnesota, N.A., as Trustee.
4.2	A/B Exchange Registration Rights Agreement dated November 23, 1999 among Merrill, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation.
4.3	Warrant Registration Rights Agreement dated November 23, 1999 among Merrill, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation.
4.4	Warrant Agreement between Merrill and Norwest Bank Minnesota, N.A. dated November 23, 1999 issued in connection with November 1999 unit offering.
4.5	Form of Warrant to purchase shares of class B common stock dated November 23, 1999 issued in connection with November 1999 equity investment.
5.1	Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.
10.1	Purchase Agreement dated as of November 18, 1999 among Merrill, the Guarantors and Donaldson Lufkin & Jenrette Securities Corporation.
10.2	Credit Agreement dated as of November 23, 1999 among Merrill, as a Guarantor, Merrill Communications LLC, as the Borrower, Various Financial Institutions, as the Lenders, DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Wells Fargo Bank, N.A., as the Documentation Agent for the Lenders, and U.S. Bank National Association, as the Administrative Agent for the Lenders.
10.3	Investors' Agreement dated November 23, 1999 among Merrill and the shareholders party thereto.
10.4	Employment Agreement effective as of November 23, 1999 between Merrill and John W. Castro.
10.5	Employment Agreement effective as of November 23, 1999 between Merrill and Rick R. Atterbury.
10.6	1999 Stock Option Plan.
10.7	Direct Investment Plan.
10.8	Form of Participation Agreement in 1999 Stock Option Plan and Direct Investment Plan between Merrill and each of its executive officers.
10.9	Form of Letter Agreement effective May 28, 1998 with Kay A. Barber, Steven J. Machov and Kathleen A. Larkin.
10.10	Stock Purchase Agreement dated March 28, 1996 by and among Merrill Corporation and the Shareholders of FMC Resource Management Corporation.
10.11	Asset Purchase Agreement dated as of June 11, 1998 among Merrill Acquisition Corporation and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.
10.12	First Amendment to Asset Purchase Agreement dated December 18, 1998 among Merrill/Executech, Inc. and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.
10.13	Second Amendment to Asset Purchase Agreement dated effective as of June 11, 1998 among Merrill/Executech, Inc. and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.
10.14	Asset Purchase Agreement dated March 11, 1999 among Merrill Daniels, Inc., Daniels Printing, Limited Partnership and all of the partners of Daniels Printing Limited Partnership.
10.15	Facilities Lease dated October 1, 1985 between the Port Authority of the City of Saint Paul as lessor and Merrill Corporation as lessee.
10.16	Land Lease dated October 1, 1985 between the Port Authority of the City of Saint Paul as lessor and Merrill Corporation as lessee.
10.17	Lease dated as of May 1, 1994 between The Rector, Church-Wardens, and Vestrymen of Trinity Church in the City of New York, as landlord and The Corporate Printing Company, Inc., as lessee, assignor to Merrill/New York Company.
10.18	Office Lease Agreement dated July 30, 1998 between Beametfed Inc. and Merrill Corporation.
10.19	Agreement of Lease dated January 25, 1995 between East 55th Street Limited Partnership (assignee of The Overton-La Cholla Joint Venture) and Merrill Daniels, Inc. (assignee to Daniels Printing, Limited Partnership) .
12.1	Statement of earnings to fix charges.
21.1	Subsidiaries of Merrill.
23.1	Consent of Oppenheimer Wolff & Donnelly LLP.
23.3	Consent of PricewaterhouseCoopers, LLP.
24.1	Powers of Attorney.
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of Norwest Bank Minnesota, N.A. to act as Trustee under the indenture.
27.1	Financial Data Schedule.
99.1	Form of Letter of Transmittal.
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.3	Form of Letter to Clients.
99.4	Form of Notice of Guaranteed Delivery.

b.  Financial Statements Schedules.

    Schedule II - Valuation and Qualifying Accounts

Item 22. Undertakings.

    Each of the undersigned registrants hereby undertakes:

    1.  To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      a.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      b.  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

      Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      c.  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4.  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    5.  To respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    6.  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, each of the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL CORPORATION
By:	/s/ JOHN W. CASTRO John W. Castro President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Executive Vice President, Chief Technology Officer and Director
/s/ KAY A. BARBER Kay A. Barber	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ LAWRENCE M. SCHLOSS Lawrence M. Schloss	Director
/s/ WILLIAM F. DAWSON, JR. William F. Dawson, Jr.	Director
/s/ KEITH R. PALUMBO Keith R. Palumbo	Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL COMMUNICATIONS LLC
By:	/s/ JOHN W. CASTRO John W. Castro President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Vice President and Chief Technology Officer
/s/ KAY A. BARBER Kay A. Barber	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ LAWRENCE M. SCHLOSS Lawrence M. Schloss	Director
/s/ WILLIAM F. DAWSON, JR. William F. Dawson, Jr.	Director
/s/ KEITH R. PALUMBO Keith R. Palumbo	Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL REAL ESTATE COMPANY
By:	/s/ JOHN W. CASTRO John W. Castro President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Executive Vice President and Director
/s/ KAY A. BARBER Kay A. Barber	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL/MAGNUS PUBLISHING CORPORATION
By:	/s/ STEVEN J. MACHOV Steven J. Machov President and Secretary (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title
/s/ STEVEN J. MACHOV Steven J. Machov	President, Secretaty and Director (Principal Executive Officer)
/s/ JOHN W. CASTRO John W. Castro	Chairman of the Board and Director
/s/ RICK R. ATTERBURY Rick R. Atterbury	Vice President and Director
/s/ KAY A. BARBER Kay A. Barber	Treasurer and Director (Principal Financial and Accounting Officer)
/s/ NANCY LAKE-SMITH Nancy Lake-Smith	Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL/NEW YORK COMPANY
By:	/s/ B. MICHAEL JAMES B. Michael James President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ B. MICHAEL JAMES B. Michael James	President and Director (Principal Executive Officer)
/s/ JOHN W. CASTRO John W. Castro	Chairman of the Board and Director
/s/ RICK R. ATTERBURY Rick R. Atterbury	Director
/s/ KAY A. BARBER Kay A. Barber	Treasurer (Principal Financial and Accounting Officer)

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL/MAY INC.
By:	/s/ JOSEPH PETTIROSSI Joseph Pettirossi President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOSEPH PETTIROSSI Joseph Pettirossi	President (Principal Executive Officer)
/s/ KAY A. BARBER Kay A. Barber	Treasurer and Director (Principal Financial and Accounting Officer)
/s/ JOHN W. CASTRO John W. Castro	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL/ALTERNATIVES, INC.
By:	/s/ JOSEPH PETTIROSSI Joseph Pettirossi President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOSEPH PETTIROSSI Joseph Pettirossi	President and Director (Principal Executive Officer)
/s/ KAY A. BARBER Kay A. Barber	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ JOHN W. CASTRO John W. Castro	Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL INTERNATIONAL INC.
By:	/s/ ROBERT M. CHEPAK Robert M. Chepak President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT M. CHEPAK Robert M. Chepak	President (Principal Executive Officer)
/s/ KAY A. BARBER Kay A. Barber	Treasurer (Principal Financial and Accounting Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director
/s/ KATHLEEN A. LARKIN Kathleen A. Larkin	Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

FMC RESOURCE MANAGEMENT CORPORATION
By:	/s/ JOSEPH PETTIROSSI Joseph Pettirossi Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOSEPH PETTIROSSI Joseph Pettirossi	Chief Executive Officer and Director (Principal Executive Officer)
/s/ KAY A. BARBER Kay A. Barber	Treasurer (Principal Financial and Accounting Officer)
/s/ JOHN W. CASTRO John W. Castro	Director
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL TRAINING & TECHNOLOGY, INC.
By:	/s/ JOHN W. CASTRO John W. Castro Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Vice President and Director
/s/ KAY A. BARBER Kay A. Barber	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL/GLOBAL, INC.
By:	/s/ ROBERT M. CHEPAK Robert M. Chepak President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ ROBERT M. CHEPAK Robert M. Chepak	President (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Vice President and Director
/s/ KAY A. BARBER Kay A. Barber	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director
/s/ KATHLEEN A. LARKIN Kathleen A. Larkin	Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL/EXECUTECH, INC.
By:	/s/ JOHN W. CASTRO John W. Castro President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	President (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Vice President and Director
/s/ KAY A. BARBER Kay A. Barber	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 18, 2000.

MERRILL/DANIELS, INC.
By:	/s/ JOHN W. CASTRO John W. Castro President (Principal Executive Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John W. Castro, Rick R. Atterbury and Steven J. Machov, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 18, 2000 by the following persons in the capacities indicated.

Signature	Title

/s/ JOHN W. CASTRO John W. Castro	Chief Executive Officer and Director (Principal Executive Officer)
/s/ RICK R. ATTERBURY Rick R. Atterbury	Vice President and Director
/s/ KAY A. BARBER Kay A. Barber	Treasurer (Principal Financial and Accounting Officer)
/s/ STEVEN J. MACHOV Steven J. Machov	Secretary and Director

INDEX TO EXHIBITS

No.	Item	Method of Filing
2.1	Agreement and Plan of Merger dated as of July 14, 1999 between Merrill and Viking Merger Sub, Inc., as amended.	Incorporated by reference to our Current Report on Form 8-K dated July 20, 1999.
3.1	Articles of Incorporation of Merrill Corporation.	Incorporated herein by reference to our Registration Statement on Form S-1 (File No. 33-4062).
3.2	Amendment to Articles of Incorporation of Merrill Corporation as of June 20, 1986 and March 28, 1987.	Incorporated herein by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1987
3.3	Amendment to Articles of Incorporation of Merrill Corporation as of November 22, 1999.	Filed herewith.
3.4	Certificate of Formation of Merrill Communications LLC.	Filed herewith.
3.5	Articles of Incorporation of Merrill Real Estate Company.	Filed herewith.
3.6	Articles of Incorporation of Merrill/Magnus Publishing Corporation, as amended.	Filed herewith.
3.7	Articles of Incorporation of Merrill/New York Company, as amended.	Filed herewith.
3.8	Articles of Incorporation of Merrill/May, Inc., as amended.	Filed herewith.
3.9	Articles of Incorporation of Merrill/Alternatives, Inc., as amended.	Filed herewith.
3.10	Articles of Incorporation of Merrill International Inc.	Filed herewith.
3.11	Articles of Incorporation of FMC Resource Management Corporation, as amended.	Filed herewith.
3.12	Articles of Incorporation of Merrill Training & Technology, Inc., as amended.	Filed herewith.
3.13	Articles of Incorporation of Merrill/Global Inc.	Filed herewith.
3.14	Articles of Incorporation of Merrill/Executech, Inc., as amended.	Filed herewith.
3.15	Articles of Incorporation of Merrill/Daniels, Inc., as amended.	Filed herewith.
3.16	Restated Bylaws of Merrill Corporation, as amended.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1990.
3.17	Amended and Restated Limited Liability Company Agreement of Merrill Communications LLC.	Filed herewith.
3.18	Bylaws of Merrill Real Estate Company.	Filed herewith.
3.19	Bylaws of Merrill/Magnus Publishing Corporation.	Filed herewith.
3.20	Bylaws of Merrill/New York Company.	Filed herewith.
3.21	Bylaws of Merrill/May, Inc.	Filed herewith.
3.22	Bylaws of Merrill/Alternatives, Inc.	Filed herewith.
3.23	Bylaws of Merrill International Inc.	Filed herewith.
3.24	Amended and Restated Bylaws of FMC Resource Management Corporation.	Filed herewith.
3.25	Bylaws of Merrill Training & Technology, Inc.	Filed herewith.
3.26	Bylaws of Merrill/Global Inc.	Filed herewith.
3.27	Bylaws of Merrill/Executech, Inc.	Filed herewith.
3.28	Bylaws of Merrill/Daniels, Inc.	Filed herewith.
4.1	Indenture dated as of November 23, 1999 among Merrill, the Guarantors and Norwest Bank Minnesota, N.A., as Trustee.	Filed herewith.
4.2	A/B Exchange Registration Rights Agreement dated November 23, 1999 among Merrill, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation.	Filed herewith.
4.3	Warrant Registration Rights Agreement dated November 23, 1999 among Merrill, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation.	Filed herewith.
4.4	Warrant Agreement between Merrill and Norwest Bank Minnesota, N.A. dated November 23, 1999 issued in connection with November 1999 unit offering.	Filed herewith.
4.5	Form of Warrant to purchase shares of class B common stock dated November 23, 1999 issued in connection with November 1999 equity investment.	Filed herewith.
5.1	Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.	Filed herewith.
10.1	Purchase Agreement dated as of November 18, 1999 among Merrill, the Guarantors and Donaldson Lufkin & Jenrette Securities Corporation.	Filed herewith.
10.2	Credit Agreement dated as of November 23, 1999 among Merrill, as a Guarantor, Merrill Communications LLC, as the Borrower, Various Financial Institutions, as the Lenders, DLJ Capital Funding, Inc., as the Syndication Agent for the Lenders, Wells Fargo Bank, N.A., as the Documentation Agent for the Lenders, and U.S. Bank National Association, as the Administrative Agent for the Lenders.	Filed herewith.
10.3	Investors' Agreement dated November 23, 1999 among Merrill and the shareholders party thereto.	Filed herewith.
10.4	Employment Agreement effective as of November 23, 1999 between Merrill and John W. Castro.	Filed herewith.
10.5	Employment Agreement effective as of November 23, 1999 between Merrill and Rick R. Atterbury.	Filed herewith.
10.6	1999 Stock Option Plan.	Filed herewith.
10.7	Direct Investment Plan.	Filed herewith.
10.8	Form of Participation Agreement in 1999 Stock Option Plan and Direct Investment Plan between Merrill and each of its executive officers.	Filed herewith.
10.9	Form of Letter Agreement effective May 28, 1998 with Kay A. Barber, Steven J. Machov and Kathleen A. Larkin.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.
10.10	Stock Purchase Agreement dated March 28, 1996 by and among Merrill Corporation and the Shareholders of FMC Resource Management Corporation.	Incorporated by reference to our Current Report on Form 8-K dated April 15, 1996.
10.11	Asset Purchase Agreement dated as of June 11, 1998 among Merrill Acquisition Corporation and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.
10.12	First Amendment to Asset Purchase Agreement dated December 18, 1998 among Merrill/Executech, Inc. and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.
10.13	Second Amendment to Asset Purchase Agreement dated effective as of June 11, 1998 among Merrill/Executech, Inc. and Executech, Inc., World Wide Scan Services, LLC, the Shareholders of Executech, Inc. and the Members of World Wide Scan Services LLC.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.
10.14	Asset Purchase Agreement dated March 11, 1999 among Merrill Daniels, Inc., Daniels Printing, Limited Partnership and all of the partners of Daniels Printing Limited Partnership.	Incorporated by reference to our Current Report on Form 8-K filed on April 29, 1999.
10.15	Facilities Lease dated October 1, 1985 between the Port Authority of the City of Saint Paul as lessor and Merrill Corporation as lessee.	Incorporated by reference to our Registration Statement on Form S-1 (File No. 33-4062).
10.16	Land Lease dated October 1, 1985 between the Port Authority of the City of Saint Paul as lessor and Merrill Corporation as lessee.	Incorporated by reference to our Registration Statement on Form S-1 (File No. 33-4062).
10.17	Lease dated as of May 1, 1994 between The Rector, Church-Wardens, and Vestrymen of Trinity Church in the City of New York, as landlord and The Corporate Printing Company, Inc., as lessee, assignor to Merrill/New York Company.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1997.
10.18	Office Lease Agreement dated July 30, 1998 between Beametfed Inc. and Merrill Corporation.	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.
10.19	Agreement of Lease dated January 25, 1995 between East 55th Street Limited Partnership (assignee of The Overton-La Cholla Joint Venture) and Merrill Daniels, Inc. (assignee to Daniels Printing, Limited Partnership) .	Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.
12.1	Statement of earnings to fix charges.	Filed herewith.
21.1	Subsidiaries of Merrill.	Filed herewith.
23.1	Consent of Oppenheimer Wolff & Donnelly LLP.	Included in Exhibit 5.1.
23.3	Consent of PricewaterhouseCoopers LLP	Filed herewith.
24.1	Powers of Attorney.	Included in signature pages to this registration statement.
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of Norwest Bank Minnesota, N.A. to act as Trustee under the indenture.	Filed herewith.
27.1	Financial Data Schedule.	Filed herewith.
99.1	Form of Letter of Transmittal.	Filed herewith.
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.	Filed herewith.
99.3	Form of Letter to Clients.	Filed herewith.
99.4	Form of Notice of Guaranteed Delivery.	Filed herewith.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY
SUMMARY OF THE TERMS OF THE EXCHANGE OFFER
SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

OUR COMPANY
OUR COMPETITIVE STRENGTHS
THE MERGER
EMPLOYEE OFFERING

OUR ADDRESS
SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

RISK FACTORS

FORWARD-LOOKING STATEMENTS
THE EXCHANGE OFFER

Delivery To: Norwest Bank Minnesota, N.A., Exchange Agent
USE OF PROCEEDS

CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS

MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values

SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERS OF FIVE PERCENT OR MORE
RELATED PARTY RELATIONSHIPS AND TRANSACTIONS

DESCRIPTION OF MERRILL COMMUNICATIONS LLC'S CREDIT FACILITY
DESCRIPTION OF EXCHANGE NOTES

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

MERRILL CORPORATION NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT ACCOUNTANTS

CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF CASH FLOWS
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

SIGNATURES

INDEX TO EXHIBITS